Exhibit 10.47
INTEGRATED FACILITIES MANAGEMENT SERVICES AGREEMENT
This Integrated Facilities Management Services Agreement (this “Agreement” as such term is defined in Article 33), is made and entered into as of February 4, 2009 (the “Effective Date”), by and between Amgen Inc., a Delaware corporation having a place of business at One Amgen Center Drive, Thousand Oaks, California 91320 (“Company”), and Jones Lang LaSalle Americas, Inc., a Maryland corporation having a place of business at 200 E. Randolph Drive, Chicago, IL 60601 (“Provider”) (each a “Party”, and collectively, the “Parties”).
RECITALS
WHEREAS, Company is engaged in the business of the research, development and commercialization of human therapeutics;
WHEREAS, Provider is in the business of, among other things, performing integrated facilities services with respect to facilities’ operations and maintenance and general services; and
WHEREAS, pursuant to the terms of this Agreement, Company wishes to engage Provider to provide services to Company, and Provider wishes to provide services to Company.
NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1. DEFINED TERMS
1.1 Definitions for Certain Defined Terms. The definitions of certain defined terms used in this Agreement are set forth in Article 33.
1.2 Defined Terms Defined in Agreement. An index of certain defined terms defined in the body of this Agreement or the exhibits to this Agreement also is set forth in Article 33.
2. SERVICES
2.1 General. Commencing on the Effective Date and continuing throughout the Term and Termination Assistance Period, Provider shall provide to Company pursuant to the terms of this Agreement the following services, functions and responsibilities, as they may evolve or be supplemented, amended, enhanced, improved, modified or replaced in accordance with this Agreement (collectively, the “Services”):
(i)	the services, functions and responsibilities described in this Agreement, including (a) the services, functions, responsibilities and Deliverables described in Exhibit A (Description of Services), (b) the services, functions and responsibilities relating to the Transition, including Transition Deliverables, and (c) the Termination Assistance Services;

(ii)	any services, functions, tasks or responsibilities not specifically described in the Agreement but that are necessary or required for the proper function or provision of the foregoing consistent with the purposes hereunder;

(iii)	the services, functions and responsibilities described in any Order approved in writing by Company;

(iv)	the services, functions and responsibilities described in any Changes approved in writing by Company pursuant to the Change Control Process; and
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(v)	the facilities-related services, functions and responsibilities performed in the ordinary course during the twelve (12) month period preceding the Effective Date by Affected Personnel (i) that are suppliers under Assigned Contracts that were transitioned to Provider or displaced, or (ii) whose functions were displaced or replaced, in each case as a result of this Agreement, even if such services, functions and responsibilities are not specifically described in this Agreement.
2.2 Evolution and Improvement of Services. It is anticipated that the Services will evolve and be supplemented, modified, improved, enhanced or replaced by Provider over time to keep pace with advancements and improvements in the means and methods of delivering Services. These changes will modify the Services and will not require an Order except to the extent that a change results in Services that are materially different from and materially in addition to those then being provided by Provider. Without limiting the foregoing:
     (i) Provider shall offer Company a first priority right to participate in any Provider pilot programs for any new processes, best practices or technology; and
     (ii) Provider shall identify and propose the implementation of any technology or process related to the Services that is likely to:
          (1) improve the efficiency and effectiveness of the Services (including cost savings);
          (2) result in cost savings or revenue increases to Company in areas of its business outside of the Services;
          (3) enhance Company’s ability to conduct its business or serve its customers; or
          (4) achieve Company’s objectives set out in this Agreement faster or more efficiently than the then current strategies.
2.3 New Service Request. The Parties acknowledge and agree that this Agreement is intended to provide the framework for a global relationship for the Services to be provided by Provider and its Affiliates pursuant to this Agreement. During the Term of this Agreement, Company or an Affiliate of Company may from time-to-time initiate a request for Provider or an Affiliate of Provider to perform new services on its behalf, including new categories of services or services at new buildings or Company sites (“New Services”) to the extent the New Services are similar to the Services or services provided by Provider to other customers or consistent with Provider’s integrated facilities management services business generally. In engaging Provider to perform New Services, Company or its Affiliate shall enter into one or more written Orders (each an “Order”) pursuant to which such New Services shall be performed. A template form of Order is attached hereto as Exhibit K (Example Form of Order). Upon execution thereof by each Party, each Order will incorporate the terms of this Agreement and will form a distinct contract between the Parties (or Affiliates of the Parties, as specified in the Order) in relation to the relevant Services being provided under that Order; provided, however, any Order where an Affiliate of Provider is proposed to be the “Provider” with respect to such New Services also shall be executed by Provider as shown on the example form of Order attached hereto as Exhibit K (Example Form of Order). Any Services performed pursuant to an Order shall be governed by the terms and conditions of this Agreement; provided, however, that (i) if an Affiliate of Provider is the “Provider” under the Order, such Provider and such Affiliate shall be deemed jointly and severally to be the Provider under the terms and provisions of this Agreement with respect to the New Services under such Order and (ii) if any of the provisions of this Agreement would conflict with or otherwise violate any Applicable Laws of the jurisdiction where the Services under such Order will be performed or Company’s facilities governed by such Order are located, then such Order may modify the provisions of this Agreement to the extent of such conflict or violation if both Company and Provider each have consented to such modifications in writing. If an Order is to be executed with an Affiliate of Company, Provider shall have the right to approve such Affiliate, which approval shall not be unreasonably withheld or delayed.
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2.4 Scope. Provider shall furnish and be responsible for all materials, equipment and activities that are necessary or required for its performance of the Services, including without limitation all supervision, administration, coordination, labor, inspection, testing and other services, equipment, supplies and other goods, means, methods, techniques, sequences, licenses, permits, approvals and documents.
2.5 Non-Exclusivity of Services.
(i)	Nothing in this Agreement requires Company to acquire from Provider the Services. Company may, in its sole discretion, acquire additional services similar to the Services from any Third Party Suppliers or perform such services internally.

(ii)	During the Term and the Termination Assistance Period, Company may increase or decrease the volume of the Services as a result of Company electing to provide such volumes internally or obtain such volumes from a Third Party Supplier.

(iii)	Company shall not be obligated to acquire any of the Services from Provider with respect to any additional business unit, site or entity including pursuant to an acquisition. However, subject to Section 2.3 above, Company will have the option pursuant to an Order for New Services to direct Provider to provide Services under and in accordance with the terms of this Agreement to service any additional entity or business unit, and, if such additional entity or business unit has an agreement with Provider for facilities management related services at the time of such acquisition, Provider will not impose any termination fees on Company or such entity or business unit in connection with termination of such agreement and replacement with such agreement with the new Order hereunder[*].

(iv)	After giving notice to Provider, as provided in the following sentence, Company may insource or obtain from a third party any portion of the Services. Before insourcing or obtaining from a third party any portion of the Services, Company shall (i) give prior written notice to Provider that Company is contemplating such insourcing or alternative sourcing, including a description of the affected Services and allow the Provider at least fifteen (15) days to discuss such proposed changes prior to Company making any proposed commitments with respect to such insourcing or third party engagement and (ii) not terminate the Services proposed to be insourced or serviced by an alternative provider prior to the date thirty (30) days after such fifteen-day discussion period. In the event Company insources or obtains from a third party a portion of the Services, but not the entire scope of Service, Provider shall notify Company during the fifteen-day discussion period whether there are any [*] that Provider will incur pursuant to any Subcontracts and Supply Contracts related to the Services proposed to be terminated, and Company will have the option of assuming the applicable Subcontracts and Supply Contracts [*]. Any termination of Services pursuant to this Section 2.5 shall be evidenced by a Change in accordance with the Change Control Process. [*]
2.6 Standard of Care. Provider shall meet the Standard of Care in the performance of its obligations hereunder.
2.7 Interpretation of Documents. In the event of a conflict or inconsistency between the terms of the main body of this Agreement and the Orders (if any), Exhibits, Schedules, Attachments or Appendices, the terms of this Agreement shall prevail. However, (i) a term or terms of an Order shall control to the extent the Order expressly provides that such term(s) supersede and control over the terms of the Agreement and, (ii) to the extent that a conflict is with respect to the quality of the Services, the Exhibit A (Description of Services) and Exhibit C (Key Performance Indicators/Service Level Agreements) shall prevail. No other terms, including without limitation any terms or conditions set forth in any document issued by Provider, are effective unless accepted by Company in writing.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

2.8 Affiliates. When an Order is entered into by one or more Affiliates of Provider, both the applicable Affiliate and Provider shall be jointly and severally liable and responsible to Company and its Affiliates for all obligations to be undertaken by such Affiliate(s) of Provider under the Order. In the event that any of Provider’s Affiliates fail to perform any of their obligations under any Order issued hereunder, Provider shall cause such obligations to be discharged in accordance with the requirements of this Agreement and the applicable Order. Provider acknowledges and agrees that Company may seek recourse directly against Provider for the failure of any of Provider’s Affiliates to perform any obligations under any Order without seeking or exhausting remedies against such Provider Affiliates. Provider’s liability to Company under this Section 2.8 shall not be reduced or otherwise modified by any full or partial discharge or reduction of a Provider Affiliate’s liability to Company under any bankruptcy, insolvency or other proceeding. If an Order is executed by an Affiliate of Company (subject to Provider’s approval right pursuant to Section 2.3 above), the obligations of the Affiliate under the Order shall be independent obligations of such Affiliate and Company shall not have joint and several liability with respect to the Order unless otherwise expressly agreed by Company in writing.
2.9 Non-Solicitation of Employees. Except as provided in Section 12.8 or Section 18.8, during the Term and Termination Assistance Period and for a period of [*] months thereafter, neither Party shall directly or indirectly solicit for hire any personnel or employees of the other Party [*] unless such Party has consulted with the other Party and obtained permission to solicit such employee of the other Party for employment. This Section 2.9 shall not apply in the event that any employee of a Party seeks employment with the other Party in response to a general advertisement or recruiting effort not directed at such employee or Party, or any employee of either Party who is terminated or otherwise released from employment by Party or its Affiliates.
3. SERVICE LEVELS AND CUSTOMER SATISFACTION
3.1 General. Provider shall perform the Services at least (i) at the level of the Service Levels (including applicable SLA Targets and KPI Targets) set forth in Exhibit C (Key Performance Indicators/Service Level Agreements) or in the applicable Order and (ii) where no KPI Target or SLA Target is set forth in Exhibit C (Key Performance Indicators/Service Level Agreements) or the applicable Order, at the same level and with at least the same degree of accuracy, quality, completeness, timeliness, responsiveness, security and efficiency as was provided prior to the Effective Date by or for Company. At all times Provider’s level of performance shall be at least equal to the Service Levels or, in cases where Service Levels do not exist, to accepted industry standards of first tier providers of services similar to the Services.
3.2 Service Level Failure. Provider shall inform Company immediately if Provider is unable, or is reasonably likely to be unable, to provide the Services in accordance with the Service Levels (including applicable SLA Targets and KPI Targets) or this Agreement or if any organizational, security-related or other changes will materially affect, or are reasonably likely to materially affect, the provision of the Services. Without limiting the remedies available to Company hereunder, upon Provider’s failure to provide any of the Services in accordance with the Service Levels required with respect thereto, whether or not the cause of such failure is immediately identified and cured by Provider, Provider shall immediately: (i) perform an analysis to identify the root cause of such failure; (ii) identify the procedures necessary for correcting the failure and implementing such procedures to effectuate such correction; (iii) provide Company with a report detailing the findings and procedures identified and implemented under (i) and (ii) above; and (iv) take appropriate preventive measures so that the problem does not recur.
3.3 Cooperation with Third Parties. In order for Provider to provide the Services in accordance with the Service Levels, Provider may be required to coordinate its efforts with Third Party Suppliers. With respect to Service Level failures caused by Third Party Suppliers, except as set forth in Section 3.4, Provider’s failure to meet such Service Levels shall not be excused and Provider shall remain responsible for the performance of the Services in accordance with the Service Levels.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

3.4 Excused Service Level Failure. To the extent Provider demonstrates to Company’s reasonable satisfaction that any SLA Failure or KPI Failure is directly attributable to: (A) a breach of this Agreement by Company that prevents Provider from meeting the applicable SLA Target or KPI Target; or (B) acts or omissions of Company or a Third Party Supplier, provided that (1) Provider was unable to notify Company in writing of the consequences of such acts or omissions or Company disregarded any notice made by Provider as to the consequences of such acts or omissions, (2) Provider complied with the requirements of any applicable BC Plan, and (3) Provider was unable to take other reasonable steps to avert such consequences, then the measurement of such SLA Target or KPI Target shall be adjusted to account for the abovementioned factors during the period that such factors were in effect.
3.5 Periodic Reviews. At least annually or more often as set forth in each Order or the service metrics specified in this Agreement, Company and Provider shall review the Service Levels and make adjustments to them as appropriate to reflect improved performance capabilities associated with advances in the technology and methods used to perform the Services. The Parties expect and understand that the Service Levels shall be optimized over time.
3.6 Measurement and Monitoring Tools. Provider shall, with respect to each Service Level, prior to the date that such Service Level takes effect, implement and/or test measurement and monitoring tools and procedures acceptable to Company to measure and report Provider’s performance of the Services against the applicable Service Levels. Such measurement and monitoring tools and procedures shall permit reporting at a level of detail sufficient to verify Provider’s compliance with the Service Levels. Without limiting Provider’s responsibility to develop and maintain such measurement and monitoring tools and procedures, if at any time such measurement and monitoring tools are temporarily inoperable or unavailable, Provider may manually prepare the applicable studies and reports. Provider shall also provide Company with on-line access to the most current data used by Provider to calculate its performance against the Service Levels and the measurement and monitoring tools and procedures utilized by Provider to generate such data. Given the nature of Company’s multi-vendor environment, any such data may be shared by Company with third party providers, provided that such third party providers have executed appropriate non-disclosure agreements or are otherwise bound by confidentiality obligations. Notwithstanding the foregoing, Company shall not disclose any KPI Scorecard and SLA Scorecard to any Provider Competitors. The use of any such data by the third party providers shall be limited to managing the provision and delivery of services, products and resources to Company and resolving any issues or problems relating to the provision and delivery of any such services, products or resources. Company shall not be required to pay any amount in addition to the Services Costs for (i) such measurement and monitoring tools or (ii) any resources utilized in connection with such measurement and monitoring tools.
3.7 Third Party Provider Performance Data. Provider acknowledges and agrees that it may receive performance data from third party providers and such performance data shall be Confidential Information of Company. Provider further agrees that it shall use such performance data only for managing the provision and delivery of services, products and resources and resolving any problems or issues that relate to such services, products and resources. Provider shall not use any such performance data for any other purpose, except as otherwise agreed by Company.
3.8 Service Level Reporting. No later than the first business day falling on or after the fifteenth (15th) day of each calendar month (or as otherwise specified in Exhibit C) during the Term and Termination Assistance Period, Provider shall provide Company with a monthly (or as otherwise specified in Exhibit C) performance report describing Provider’s performance of the Services in the preceding month (or other time frame specified in Exhibit C), which report shall be made available to Company in an online, electronic form. Each such report shall:
(i)	for each area of the Services, assess the degree to which Provider has attained or failed to attain the Service Levels;

(ii)	explain any Service Level failures and include a plan for corrective action where appropriate;
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(iii)	identify any problems or issues of which Provider becomes aware that are being caused by the acts or omissions of any Third Party Suppliers and agree with the proposed steps necessary to resolve any such problems or issues;

(iv)	include such documentation and other information as Company may reasonably request to verify compliance with the Service Levels; and

(v)	include a quarter-to-date and year-to-date analysis and report identifying service trends in Provider’s performance of the Services. Such analysis and report shall provide observations and suggestions for the continuous improvement and enhancement of the Services in accordance with Section 2.2.
The foregoing information shall be updated on a monthly basis unless a different reporting period is set forth in Exhibit C (Key Performance Indicators/Service Level Agreements). Any failure by Provider to report on Provider’s success or failure to meet any Service Level, including if such failure results from Provider’s failure to implement, or delay in implementing, appropriate measurement and monitoring tools pursuant to Section 3.6, shall be deemed to be a Service Level failure with respect to the applicable Service Level for the applicable Measurement Period[*].
3.9 Customer Satisfaction Surveys.
(i)	As set forth in Exhibit N (Customer Satisfaction), Provider shall, on a periodic basis throughout the Term and Termination Assistance Period, survey a representative sample of users of the Services to ascertain their level of satisfaction with Provider’s management and provision of the Services. The representative sample, survey format and questions shall be as described in Exhibit N (Customer Satisfaction) and shall be subject to Company’s review and approval.

(ii)	Provider shall continuously monitor customer satisfaction surveys. If such surveys show any material or recurring dissatisfaction, Provider shall, within thirty (30) days of the completion of the applicable customer satisfaction survey, (a) conduct a root cause analysis as to the cause of such dissatisfaction; (b) develop an action plan to address and improve the level of satisfaction; (c) present such plan to Company for its review, comment and approval; and (d) take action in accordance with the approved plan and as necessary to improve the level of satisfaction. Provider’s action plan developed hereunder shall set forth the specific measures to be taken by Provider and the dates by which each such measure shall be completed. Following implementation of such action plan, Provider shall conduct a follow-up survey with the affected management to confirm that the cause of any dissatisfaction has been addressed and that the level of satisfaction has improved.
4. COVENANTS OF PROVIDER
4.1 Maintenance. Provider shall maintain all Company Provided Equipment and Provider Equipment so that they operate in accordance with their specifications, including (A) maintaining such Equipment in good operating condition, subject to normal wear and tear; and (B) undertaking repairs and preventive maintenance on such Equipment in accordance with the applicable Equipment manufacturer’s recommendations.
4.2 Completion of Milestones and Deliverables. Provider shall complete each milestone and Deliverable on the Schedule set forth in each Order. Provider shall promptly notify Company upon completion of each milestone or Deliverable and promptly deliver all relevant Work Product to Company.
4.3 Facilities and Space. Provider shall provide the initial Services under this Agreement from the Agreed Service Locations and New Services from the locations specified in the applicable Order.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

Provider shall ensure that the relevant Provider Personnel comply with the security requirements of Company in relation to their access to their dedicated area and that each Provider Personnel will operate a “clean desk” policy.
4.4 Dedicated Personnel. If specified in Exhibit A (Description of Services) or an applicable Order, certain Provider Personnel assigned to perform Services shall be dedicated to performance of the Services. Provider shall ensure that all Personnel so identified are dedicated solely to performance of such Services and shall not assign such Personnel to any other project unless otherwise agreed in writing by the Parties.
4.5 Quality Assurance. Provider shall establish, implement and enforce quality assurance programs and procedures commensurate with the Services to be provided hereunder. Provider shall identify those Provider Personnel responsible for and authorized to act as Provider’s designated representative(s) with respect to such quality assurance programs and procedures and such Provider Personnel shall be considered Key Provider Personnel hereunder. Company shall have the right to review and audit Provider’s quality assurance programs and procedures.
4.6 Compliance. Provider shall (i) comply with all Company Policies that apply to the Services or Provider’s obligations hereunder of which Provider is aware or Company has notified Provider, (ii) assist Company to ensure that such Services are in compliance with Company’s legal, regulatory and compliance obligations, and (iii) ensure that the provision of the Services will be in compliance with Applicable Law. Unless otherwise agreed in Exhibit A (Description of Services) or an applicable Order, Provider shall obtain and maintain all necessary governmental or regulatory licenses, authorizations, permits or consents required to provide the Services. Company shall have the right to modify the Company Policies from time to time with notice to Provider. Provider shall comply with all such revised Company Policies. In the event Provider is required to implement revised Company Policies as a result of changes in law or changes otherwise generally affecting Provider or other customers of Provider, Provider shall not be entitled to any additional Management Fees as a result thereof, but Reimbursable Costs may be modified in accordance with the Change Control Process. In the event Provider is required to implement changes solely because of changes to Company Policies, Provider shall be entitled to recover reasonable incremental Service Costs associated therewith in accordance with the Change Control Process.
4.7 Conflicts. Provider shall not enter into any agreement, whether written or oral, that would materially adversely affect Provider’s ability to fulfill its obligations or that would constitute a default hereunder.
4.8 Use of Third Party Intellectual Property. Company understands that Provider will use software that is Third Party Intellectual Property to provide the Services. Upon the request of Company, Provider shall provide Company with an updated list of the foregoing being used in connection with the Services, and upon request from Company shall provide a copy of the license for such Third Party Intellectual Property. Upon reasonable prior notice, Company may conduct supervised reviews within Provider’s offices of any aspects of Provider’s software and discuss any issues with Provider. During any such reviews Company shall not have access to any software or software customizations constituting Provider Intellectual Property Rights and made for or exclusively used by other clients and not used to provide the Services. In addition to the foregoing prior to Provider using or entering into any agreements to license or use any Third Party Intellectual Property that will be used to provide the Services or create any Work Product, Provider shall provide a copy of such agreement to Company. Provider shall not use any such Intellectual Property, including computer software, to provide the Services unless Company has approved in advance in writing the applicable agreement to license or use such software. Without limiting the foregoing, unless otherwise approved by Company in writing, any such license for Third Party Intellectual Property shall expressly permit the license to be assigned or sub-licensed to Company without further approval of the licensor.
4.9 Evidence of Compliance. Upon Company’s written request, Provider shall furnish any evidence Company reasonably requests relating to Provider’s obligations hereunder and its ability to fulfill such
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obligations or substantiate its representations hereunder at any time during the Term and Termination Assistance Period, and to the extent related to obligations that survive the termination or expiration of this Agreement, the period of such survival. The substance, form and timing of such evidence shall be subject to Company’s reasonable satisfaction.
4.10 Competitors. Provider shall not provide any Services to Company from a site or facility of any Competitor without Company’s prior written consent. If Provider is to provide Company with Services from a shared environment where such Services either are provided from a Provider site that is shared with a Competitor or such Services are provided to a Competitor from the same site or location, Provider shall develop a process, subject to Company’s approval, to restrict access in any such shared environment so that such Competitor, and any other third party, shall have no access to Company’s Work Product or Confidential Information.
5. ESTABLISHING ORDERS AND CHANGE CONTROL
5.1 Requests for Change or New Services. Commencing on the Effective Date and from time-to-time during the Term and Termination Assistance Period, Company may (i) request in writing (each, a “Change Request”) that Provider terminate, remove, replace or change a Service or Service Level (a “Change”) or (ii) request that Provider perform a New Service pursuant to an Order as provided in Section 2.3 above. Without limiting the generality of the foregoing, a Change requested by Company may involve (a) the deletion of buildings or facilities from the scope of Services under this Agreement; (b) the augmentation of work and Services to be performed by Provider with respect to one or more Company buildings or facilities; and/or (c) the elimination or modification of one or more Services Categories, Service Levels or scopes of Service. Change Requests and Orders for New Services shall be addressed and implemented in accordance with the provisions of this Article 5, the Change Control Process and, where applicable, Company’s change management requirements. Any actions taken or not taken by Provider in anticipation of execution of this Agreement, any modification, any Order or any Change Request are taken at its sole risk and expense. Any estimate or forecast by Company of services that may be furnished by Provider before or during the Term or Termination Assistance Period does not constitute a commitment of any kind.
5.2 Order Placement for New Services and Acceptance. In the event Company notifies Provider that it intends to proceed with Provider on the basis of a project proposal, Company and Provider shall diligently negotiate in good faith to mutually agree upon an Order. Unless and until the Parties have executed an Order, neither Party shall have any obligations with respect to the services proposed in a project proposal. Provider shall perform Services pursuant to each executed Order issued during the Term and Termination Assistance Period. Each Order shall define the specific scope of Services that Provider shall undertake, as well as any special terms and conditions associated therewith. All Orders issued hereunder shall be subject to the terms and conditions of this Agreement. Provider shall promptly execute and return any Order issued by Company and approved by Provider hereunder to evidence Provider’s acceptance of such Order and the terms set forth therein. Without limiting Company’s remedies, Company may withdraw an Order or defer the commencement of performance under such Order and/or the payment of Services Costs thereunder unless and until Provider has executed and delivered a counterpart original of the Order to Company. Notwithstanding anything to the contrary, Provider’s acknowledgment, receipt, or commencement of performance of any obligations under an Order is deemed an acceptance of that Order in accordance with the terms contained in that Order and this Agreement.
5.3 Response to Request for New Services. Upon receipt of a request to add a New Service, Provider shall, within ten (10) days or such other longer time as specified in the project request, provide Company with a written proposal for the performance of such additional Service, which proposal shall include: (i) a description of the services, functions and responsibilities to be performed in connection with such additional Service; (ii) a Schedule for commencing performance of such additional Service; (iii) Provider’s prospective Services Costs for such additional Service; (iv) the impact of such additional Service on the calculation of Provider’s Shared Savings and Management Fee at Risk under the applicable Order; and (v) such other information as may be reasonably requested by Company. On the
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request of Company, Provider shall provide Company with any other information that Company may reasonably require to assess the project proposal. Provider shall not begin performing any such additional Service until Company has provided written authorization for such additional Service. In performing additional Services pursuant to a Change, Provider shall perform such Services in a manner that does not adversely impact Company’s business operations.
5.4 Request for Change.
(i)	If Company desires to propose a Change Request, it shall deliver a written notice to Provider describing the proposed Change and establishing a reasonable period for Provider to respond. For each proposed Change, Provider shall, within the period of time specified by Company, prepare a written response indicating: (i) the effect of the proposal, if any, on the amounts payable by Company under the relevant Order and this Agreement, and the manner in which such effect was calculated; (ii) the effect of the proposal, if any, on Provider’s performance of the Services, including the effect on Service Levels; (iii) the anticipated time schedule for implementing the Change; and (iv) any other information reasonably necessary for, or requested by, Company to make an informed decision regarding the proposed change.

(ii)	If Provider desires to propose a Change, including any Change proposed by Provider by right pursuant to other provisions of this Agreement, it shall deliver a written notice to Company setting forth the information described in the previous sentence. In the event that a Change will result in a Material Change in Provider’s recurring costs in connection with its performance hereunder, Provider and Company shall negotiate in good faith to modify the Service Costs payable hereunder or under the applicable Order to reflect such changed costs.
5.5 Costs. Provider may use Direct Provider Labor to prepare proposals, responses and documentation in connection with proposed Orders and Changes. Each Party shall otherwise bear its own costs in connection with proposals, responses and documentation in connection with any proposed Orders and Changes.
5.6 Effect of Acceptance. No Change shall become effective without the written approval of Company and Provider. If approved by Company and Provider, any such Change shall thereafter be deemed part of Provider’s obligations under this Agreement and the relevant Order. Under no circumstances shall Provider be entitled to payment for any Change in Services that has not been approved by Company in accordance with this Article 5.
5.7 No Obligation. Provider acknowledges that Provider is expected to accomplish the Services on the terms and conditions specified in this Agreement, including the Service Costs agreed to by Provider, and that Company is under no obligation to agree to any Changes requested by Provider except as expressly provided in this Agreement.
5.8 Effect on Service Levels and Key Performance Indicators. In the event that (i) either Party proposes a Change that will affect any Service Level for the Services affected by such Change, (ii) such Change constitutes a Material Change; (iii) Provider identifies the effect of such Change on any applicable Service Level pursuant to Section 5.4, and (iv) Company accepts such Change in writing, then, upon implementation of such Change by Provider, the affected Service Level shall be reduced solely to the extent of the effect of such Change identified by Provider; provided that, (a) the implemented Change shall have no effect on any other Service Levels, and (b) Provider and Company shall cooperate to attempt to restore such affected Service Level through future Changes. Except as provided in the previous sentence, no Change shall have any effect on Provider’s obligation to perform the Services at the Service Levels. Notwithstanding anything in this Agreement to the contrary, Provider acknowledges and agrees that, unless a Change Request constitutes a Material Change, there shall be no adjustment or modification to any Services Costs (other than Reimbursable Costs), [*] Provider’s Shared Savings metrics, “not to exceed” amount or other incentives under the applicable Order.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

5.9 Effect on Services Costs. To the extent that a proposed Change can be accommodated within the existing level of resources then being used by Provider in performing the Services hereunder and those resources are appropriate for the proposed New Service or changed Service without degradation to Provider’s compliance with all applicable performance requirements under this Agreement, the Services Costs payable by Company under this Agreement and the Cost Baseline shall not be increased as a result of such Change.
5.10 Emergency Changes. In the event of an Emergency, Provider shall be permitted to suspend, remove, replace or change a Service (a “Provider Emergency Change”) without Company’s prior written approval to the extent reasonably necessary to deal with such Emergency, provided that (i) Provider exercises reasonable efforts to secure Company’s prior approval of such Provider Emergency Change, (ii) such Provider Emergency Change is necessary to respond to such Emergency, and (iii) Provider gives Company notice of such Provider Emergency Change immediately upon implementing such Provider Emergency Change. Any expenditures proposed to be made by Provider in connection with such Emergency shall be subject to the provisions of Exhibit D (Pricing). Company may, without first complying with the foregoing provisions of this Article 5, require that Provider terminate, remove, replace or change a Service or perform a New Service in the event of any Emergency (a “Company Emergency Change,” and a Provider Emergency Change and a Company Emergency Change may be referred to herein as an “Emergency Change”), and Provider shall implement such Company Emergency Change promptly following Company’s request to Provider. As soon as possible following any Emergency Change, but in any event no later than fourteen (14) days following such Emergency Change, the Parties shall negotiate in good faith any modifications to Services Costs, Provider’s Shared Savings and/or the [*] which are necessitated by such Emergency Change. Provider shall meet the Standard of Care in implementing any Emergency Change, and except as specifically necessary to deal with the Emergency Change nothing contained in this Section 5.10 shall operate or be construed to relieve Provider of its obligations to perform, or limit Provider’s liability for the performance of, the Services in accordance with this Agreement.
6. TRANSITION
6.1 Transition Plan. Commencing on the Effective Date, Provider shall plan, prepare for and conduct activities to transition the applicable Services to Provider (the “Transition”). The Transition shall be conducted in accordance with a written plan (the “Transition Plan”) which, at a minimum, shall include:
(i)	a detailed description of the Services being transitioned to Provider;

(ii)	a detailed description of the Transition activities and responsibilities to be performed by Provider in order for Provider to properly complete the Transition, including a detailed description of each Transition milestone and timeline, operational reviews, strategic planning, and training;

(iii)	a detailed description of the Deliverables to be completed by Provider (“Transition Deliverables”);

(iv)	a detailed description of any tasks that Company is required to complete or information the Company is required to provide in connection with the Transition;

(v)	a proposed plan for transitioning all Assigned Contracts to Provider;

(vi)	a plan for dealing with systems and security access;

(vii)	a detailed description of the technology, methods, procedures, Personnel and organization that Provider shall use to perform the Transition, and a process to address labor transition and any labor-related issues;
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(viii)	a detailed schedule and workplan of all Transition activities to be completed in connection with the Transition, including the dates on which each such activity and any Transition milestone shall be completed;

(ix)	a schedule of Transition milestones (each a “Transition Milestone”), together with an allocation of the Transition Cost installments to be paid upon satisfaction of such Transition Milestone [*];

(x)	a detailed description of the potential risks associated with the Transition and the risk mitigation strategies that shall be employed by Provider to eliminate or minimize such risks;

(xi)	a process and set of standards and completion criteria acceptable to Company to which Provider shall adhere in the performance of the Transition and that shall enable Company to determine whether Provider has successfully completed the Transition activities and Transition Deliverables associated with each Transition milestone; and

(xii)	any other information and planning necessary to ensure that the Transition takes place on schedule and without disruption to Company’s business or operations.
6.2 Final Transition Plan. A preliminary Transition Plan is set forth in Schedule 4 of Exhibit A (Transition). Within thirty (30) days after the Effective Date, Provider shall prepare and deliver to Company a more detailed final Transition Plan, which shall be consistent with the preliminary Transition Plan and shall meet the requirements set forth in Section 6.1 above. The Transition Milestones and the payments and credits allocated to such Transition Milestones shall not be changed from the preliminary Transition Plan unless approved in writing by Company. The final Transition Plan and any subsequent changes to the Transition Plan shall be subject to written approval by Company, which approval shall not be unreasonably withheld, delayed or conditioned.
6.3 Transition Costs. The Transition Costs are payable by Company to Provider up to the amount shown in Attachment D.4 of Exhibit D and will be paid in installments upon achievement of Transition Milestones as set forth in the Transition Plan. Transition Milestones will be extended on a day-for-day basis for any critical path delays in achieving such Transition Milestones due to any Force Majeure Events or Excused Company-Related Delays.
6.4 Implementation. Provider shall perform the Transition in accordance with the Transition Plan and in such a manner so as to minimize any disruption to Company’s business or operations (except to the extent that Provider has provided Company with reasonable advance written notice of such disruption and Company has agreed in writing that such disruption is acceptable). Provider shall provide all cooperation and assistance reasonably required and requested by Company in connection with Company’s evaluation and testing of the Transition Deliverables.
6.5 Transition Manager. Each Party shall designate an individual to manage the Transition (each a “Transition Manager”) during the Transition Period. The Provider Transition Manager shall manage the Transition on a dedicated, full-time basis during the Transition period. The Provider Transition Manager shall (i) report to the Provider Program Manager, (ii) serve as the single point of accountability for Provider for the Transition and (iii) have day-to-day authority for ensuring that the Transition is completed in accordance with the Transition Plan. The Provider Transition Manager shall be one of Provider’s Key Provider Personnel.
6.6 Meeting and Reporting Requirements. The Provider Transition Manager shall meet at least once each week with the Company Transition Manager to report on Provider’s progress in performing the Transition and meeting the requirements of the Transition Plan. As part of each weekly meeting, Provider shall provide Company with a written status report that shall include (i) an updated status chart detailing the then-current status of all Transition activities, including the Transition Deliverables, against the
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Transition Plan, and (ii) any issues or problems that Provider is experiencing in connection with the Transition and any efforts or remedial actions that Provider is undertaking to resolve such issues or problems. The meetings described in this Section 6.6 shall take place at the time and place reasonably designated by Company, and with agendas specified by Company.
6.7 Company’s Right to Participate in the Transition. Company reserves the right to monitor, test and otherwise participate in the Transition. Provider shall immediately notify Company if such monitoring, testing or participation has caused (or in Provider’s reasonable opinion may cause) a problem or delay in the Transition and work with Company to prevent or circumvent such problem or delay.
6.8 Completion of Transition. The Transition shall not be considered to be complete until all Transition Deliverables have been accepted by Company. [*]
6.9 Termination by Company. In the event that (i) Provider fails to achieve acceptance of a Transition deliverable within thirty (30) days of the applicable Transition Milestone (provided that for purposes of this Section 6.9, such milestone deadline will be extended by the period of critical path delay caused by a Force Majeure Event or by the fault or negligence of Company, up to a maximum extension of sixty (60) days), or [*] Company may, upon notice to Provider, terminate this Agreement, in whole or in part, as of the termination date specified in the notice, without cost or penalty and without the payment of any termination charges.
7. STEP-IN RIGHTS
7.1 Step-In. If any Service Disruption occurs, Company may, at its option and without prejudice to any other rights or remedies under this Agreement or the relevant Order, undertake one or more of the following (each a “Step-In”):
(i)	Where Company considers it necessary to do so, in its reasonable business judgment, suspend Provider’s right and obligation to provide any or all of the Services; and/or

(ii)	Itself provide, and/or engage a replacement service provider to provide any or all of the disrupted Services; and/or

(iii)	Locate one or more Company Personnel in any Agreed Service Location to work with the relevant Provider Personnel and to oversee and manage the provision of all or any Services.
7.2 Obligations During Step-In. For the period in which the Step-In continues, Services Costs will not be payable in respect of those Services that are subject to the Step-In.
7.3 Resumption of Services. After a Step-In, unless Company has terminated the relevant Services pursuant to the terms of this Agreement or any Order, Company shall allow Provider to resume the provision of the Services that are the subject of the Step-In as soon as reasonably practicable after both of the following are satisfied:
(i)	The relevant Service Disruption has ceased; and

(ii)	Provider has demonstrated through the submission and execution of a corrective action plan to Company’s reasonable satisfaction that it will be able to meet the relevant Service Levels (if applicable) and otherwise provide the relevant Services in accordance with the relevant Order and this Agreement if it resumes provision of those Services.
Provider shall use diligent, commercially reasonably efforts to resume Services subject to a Step-In as soon as reasonably possible.
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7.4 Termination During Step-In. Without limiting any rights or remedies of Company hereunder, if the requirements for ending a Step-In set forth in Section 7.3 have not been met within thirty (30) days of commencement of the Step-In (provided that for purposes of this Section 7.4, such period will be extended by the period of critical path delay caused by any Force Majeure Event or by the fault or negligence of Company, up to a maximum extension of sixty (60) days), then Company may immediately terminate for cause all or any part of this Agreement. Upon such termination, Provider shall be entitled to Services Costs in accordance with the terms of this Agreement and the applicable Order up to the date of the last provision of the Services.
7.5 Upon Termination. If Company elects to terminate any Services pursuant to Section 7.4, it may, in its discretion, require Provider to complete any partially-completed Deliverables, provided that Provider may invoice Company for the relevant Services Costs for the work involved.
7.6 Rights and Remedies. For the avoidance of doubt, the rights and remedies of Company under this Article 7 are in addition to and not in substitution for any other rights or remedies available to Company under any other Section of this Agreement, under any Order, or at common law or in equity.
8. BUSINESS CONTINUITY AND DISASTER RECOVERY
8.1 BC Plan. Provider shall, as part of the Services, in accordance with Company’s BC Policies, develop, maintain, test and implement a business continuity plan in respect of the Services that provides for the emergency response and management, recovery, restoration and ongoing performance of the Services following any Disaster or any other discontinuation of business that disrupts such performance (“BC Plan”). Provider and Company shall cooperate to jointly develop and mutually approve the initial BC Plan within sixty (60) days after the Effective Date. If, as the result of the occurrence of a Disaster and subsequent implementation of the BC Plan by Provider, the volume and/or scope of Services or the cost of providing the Services is materially increased, the Provider may, within thirty (30) days after the occurrence of the Disaster, submit a Change Request to Company with respect to Provider’s implementation of the BC Plan, in which case Provider shall submit a proposal with respect to the proposed Change and the Change Request shall be resolved in accordance with the provisions of Section 5.5. Provider’s failure to submit a Change Request prior to the expiration of such thirty-day period shall constitute a waiver of any right to seek a modification of the Services Costs and Provider’s Shared Savings metrics under this Agreement in connection with implementation of the BC Plan or any schedule obligations under this Agreement and the applicable Order impacted by the implementation of such BC Plan.
8.2 BC Principles. The BC Plan shall be sufficient to ensure that Provider is able to continue providing the Services if there is a Disaster (i) affecting Company or (ii) affecting only Provider and not Company. Without detracting from the general principles set forth above, each BC Plan shall:
(i)	Provide for the prompt and efficient handling of incidents, disruptions, interruptions or Disasters that impair Provider’s ability to perform the obligations of Provider under this Agreement and the relevant Order;

(ii)	Consider the following assumptions in the planning process: single building failure; wide-scale disruption; loss of data center and information systems; loss of critical staff; and the ability to access pre-staged supplies and equipment under most likely circumstances;

(iii)	Comply with the BC Policies;

(iv)	Provide and replenish supplies and equipment necessary for response and recovery; and

(v)	Provide for notification procedures (24X7, 365), including home phone numbers to include key contact information for purposes that the Company can notify/activate Provider’s response.
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8.3 Content of BC Plan. The BC Plan shall be set forth in Exhibit P (Business Continuity Policies) or the relevant Order and Provider shall specifically include in such BC Plan the following:
(i)	Procedures whereby Provider shall test the effectiveness of the BC Plan and Provider’s ability to restore the Services, as documented in the BC Plan;

(ii)	Procedures whereby Provider shall deliver to Company the appropriate periodic reports confirming Provider’s ongoing compliance with the BC Policies and other Company Policies; and

(iii)	Identification of a person or persons to be responsible for the BC Plan to serve as a liaison point between Company and Provider.
8.4 Modification of BC Plan. Provider acknowledges that the BC Plan may require modification during the Term or Termination Assistance Period or the term of any relevant Order as a result of changes in law applicable to Company, and/or changes in the BC Policies. Provider shall cooperate with Company and promptly implement such changes in order to permit Company to comply with such changes. If any change is required to a BC Plan as a result of a change in any of the BC Policies, such change will be implemented by Provider through the Change Control Process.
8.5 Compliance and Maintenance of BC Plan. Once a BC Plan is deemed appropriate, Provider shall comply with the requirements set forth in such BC Plan as it relates to this Agreement or the relevant Order. Provider shall maintain the BC Plan throughout the Term or the term of the relevant Order and Termination Assistance Period and implement the relevant BC Plan in accordance with its terms as part of the Services in order to minimize the effect of a Disaster or other incident affecting the provision of the Services to Company.
8.6 Periodic Review. Provider shall periodically review (at least every twelve (12) months) each BC Plan and discuss with Company any such review so as to confirm that it meets Company’s requirements from time to time. Company shall have the option at any time to have the BC Plan reviewed by an independent third party at Company’s cost. The results of such review shall be discussed with Provider and, where appropriate, implemented by Provider.
8.7 Periodic Testing. Provider shall periodically test (at least every twelve (12) months) all recovery strategies and critical systems and infrastructure as identified in the BC Plan. Provider shall discuss and agree to such testing with Company and allow Company the opportunity to participate, observe and monitor the testing. After the testing has been concluded, Provider shall provide Company with a detailed summary of the results applicable to the Services and with an action plan to remedy any inadequacies highlighted by the testing. This may be required to be accomplished through participation in Company-directed exercises (including without limitation call tree, table top or full scale disaster walkthrough exercises).
8.8 Crisis Management Procedures. Provider shall maintain current documented crisis management procedures and shall inform Company immediately upon becoming aware that a Disaster has occurred or is likely to occur. Following the occurrence or knowledge of the likely occurrence of a Disaster, Provider shall immediately invoke its crisis management procedures implementing the BC Plan while fully communicating the status to Company throughout its implementation of the BC Plan.
9. ACQUISITION AND DIVESTMENT SUPPORT
9.1 Rights Upon Divestiture. In the event that Company divests an entity or business unit, Provider shall, at Company’s request, continue to provide the Services to Company and such divested entity or business unit at the Services Costs and on the terms and conditions then in effect if appropriate to the scale of Services, provided that such divested entity will agree to comply with the terms and conditions of this Agreement. At Company’s request, Provider shall separately invoice such divested entity. To the
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extent applicable, Services and Deliverables for Company and its divested entity shall be combined for purposes of determining Services Costs. Provider shall not unreasonably withhold, delay or condition its consent to novation of this Agreement in parts as relates to the divested entity or business unit and the Services remaining to be provided to Company. In the event the Parties are not able to reach agreement regarding such a novation and Company elects to terminate some or all of the Services as they relate to the acquired or divested entity, Provider shall provide Termination Assistance Services as requested by Company or to the acquired or divested entity in accordance with the terms of this Agreement.
9.2 Ongoing Support. Subject to Section 9.4, Provider shall provide to Company, and Company shall pay the costs of, the following support in relation to any actual or potential divestments:
(i)	Assist Company in planning, preparing and implementing any transition or changes related to the Services as a result of such divestment;

(ii)	Perform infrastructure changes as a result of such divestment;

(iii)	Perform increased data and physical security as a result of such divestment; and

(iv)	Perform increased disaster recovery planning.
9.3 Potential Acquisitions. Subject to Section 9.4, in relation to potential business acquisitions by Company of a business or entity that may have requirements for Services, Provider shall provide Company, and Company shall pay the incremental costs, with the following support:
(i)	Assist Company in planning, preparing and implementing any transition or changes related to the Services as a result of an acquisition;

(ii)	As part of these activities, perform an analysis of the acquired business’ (or to-be-acquired business’) current facilities management and related services and the impacts to the acquired business and Company;

(iii)	Taking into account economies of scale and other synergies between the acquired business and Company, use reasonable efforts to reduce Services Costs associated with the Services;

(iv)	Perform infrastructure changes due to an acquisition;

(v)	Perform increased data and physical security as required;

(vi)	Provide temporary staffing as required ensuring uninterrupted Services; and

(vii)	Perform increased disaster recovery planning, as may be required.
9.4 Support Fees. Provider shall provide acquisition and divestment support as described in this Article 9 as part of the Services to the extent that such acquisition support may appropriately be provided using Direct Provider Labor and applicable resources then primarily assigned to the performance of the Services without adversely impacting Service Levels or Provider’s ability or costs to perform such Services. If acquisition or divestment support will require the use of different or additional resources beyond that which Provider is then using to provide the Services in accordance with the Service Levels, then Provider may request that Company execute an Order with respect to such acquisition or divestment support services and pay Provider’s reasonable incremental costs in accordance with Article 5 above.
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10. BENCHMARKING
10.1 Generally. Company shall have the right to conduct benchmarking exercises in accordance with this Article 10to measure Provider’s performance in relation to the Services and the Services Costs associated with the Services to determine if the Provider’s performance matches, and the Services Costs, are in line with Best Practices. A benchmarking exercise may be initiated by the Company by giving not less than thirty (30) days notice to Provider. Company may elect to have benchmarking conducted in relation to any or all of the Services, including any particular Services Categories, Subcontracts and/or Supply Contracts (a "Benchmark Category”). The Benchmarker shall not be a Provider Competitor. Each Party shall provide cooperation and assistance to facilitate the benchmarking process, including making staff and all relevant information and materials available to the Benchmarker. Provider shall have the right to give input into the selection of the Benchmarker.
10.2 Process. Unless agreed otherwise by the Parties, the Benchmarker shall base its assessment on the data from the twelve (12) month period immediately proceeding initiation of the benchmarking process, provided that for Subcontracts and Supply Contracts, the Benchmarker also can take into account the then prevailing market terms and practices for similar types of contracts. The Parties shall ensure that benchmarking exercises are carried out in a way that causes no disturbance to the performance of the Services or to the Company’s underlying business.
10.3 Tasks. For each Benchmark Category that is the subject of benchmarking, the Benchmarker shall perform at least the tasks described below. The Benchmarker may decide in its reasonable discretion how those tasks are to be carried out. The Benchmarker shall:
(i)	Compare the price of Comparable Services with the then-current Services Costs for each Benchmark Category against which benchmarking is undertaken;

(ii)	Form a view on whether Provider has reasonably availed itself of all cost effective productivity improvements available through technology advances or otherwise since the Effective Date (or Order Effective Date, as applicable) or the last preceding benchmarking exercise involving the relevant Benchmark Category, whichever is later;

(iii)	Recommend appropriate practices for adoption by the Parties for the conduct of the Services;

(iv)	Present a full report of its findings to Provider and the Company jointly; and

(v)	Be required to comply with the reasonable confidentiality requirements of both Parties.
10.4 Fees. [*] shall pay the Benchmarker’s fees and other out of pocket expenses incurred by the Benchmarker in connection with the benchmarking process. Provider may utilize Direct Provider Labor in connection with its coordination and cooperation with the Benchmarker, and otherwise each Party shall bear its own internal costs and expenses associated with the benchmarking.
10.5 Findings. The Benchmarker shall issue its initial report to the Parties within one-hundred-and-twenty (120) days of commencement of the requested benchmarking exercise. In conducting the benchmarking, the Benchmarker shall normalize the data used to perform the benchmarking to accommodate, as appropriate, differences in volume of services, scope of services, service levels, financing or payment streams, and other pertinent factors. Each Party shall be provided a reasonable opportunity (but no more than thirty (30) days) to review, comment on and request changes in the Benchmarker’s proposed findings. Within ten (10) days of receiving any comments from the Parties, the Benchmarker shall issue a final report of its findings and conclusions. The Parties shall promptly meet to discuss the Benchmarker’s findings.
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10.6 Adjustment of Services Costs. If the benchmarking shows that the Services Costs for the relevant Benchmark Category are higher than the prevailing general market rate of charges for Comparable Services, [*]. Provider shall not be entitled to any increase in Services Costs or any reduction in the Service Levels, scope or standards of the Services in connection with the benchmarking unless otherwise agreed in writing by Company.
10.7 Service Levels. If the benchmarking shows that Provider’s performance of the Services is at a level below Best Practice and without prejudice to any other right or remedy of Company, Company shall reasonably assist Provider in determining the causes of the variance, and [*]. The action plan may include, where appropriate, providing additional staffing, increasing levels of training, upgrading equipment and software, introducing new and improved tools and improving processes, and rebidding and/or replacing Subcontracts or Supply Contracts (including, without limitation, any Subcontracts or Supply Contracts that are performed by an Affiliate of Provider). To the extent that the causes of the variance arise as a result of technology decisions reached jointly by the Parties and Provider is using such technology as intended by the Parties, Provider shall not be obliged to mitigate or reduce the variance.
10.8 Termination. If Provider fails to improve deficient Service Levels to meet Best Practices or reduce Services Costs to eliminate any above-market variance in accordance with this Article 10, and without prejudice to any other rights or remedy of Company, Company shall be entitled to terminate this Agreement or all or some of the Services with respect to the deficient or above-market Benchmark Category, and no termination fee or charge shall apply with respect to such termination.
10.9 Market Reviews. Independently from the benchmarking process set forth in this Article 10, Company may, from time to time, at its costs and expense, carry out market review exercises with the objective of assessing whether Company is obtaining the best value in respect of the Services Costs for some or all of the Services. Company, at its cost and expense, may appoint third parties to assist with such market reviews exercises on its behalf.
10.10 Access. Provider agrees that the relevant third parties shall have the right to access all materials and information that Company is entitled pursuant to this Agreement and any relevant Order solely for the purposes set forth in this Article 10 provided that such relevant third parties will agree in writing to be bound by confidentiality obligations substantially similar to those contained in Article 27 of this Agreement. Provider shall, on request, provide Company and such third parties with such assistance and information as they may reasonably require to facilitate the conduct of the benchmarking and/or market review exercise and the achievement of the market review objectives.
11. DELIVERABLES AND OWNERSHIP
11.1 Deliverables. Provider shall furnish to Company any Deliverables set forth in this Agreement and any Orders, and shall ensure that any such Deliverables meet the requirements and specifications set forth in this Agreement or the applicable Order. Unless otherwise set forth herein or in an Order, all Deliverables that use units of measurement shall use standard English units, and all Deliverables shall be written in the English language. Originals and copies of Deliverables shall be of the highest quality, legible, clear, full form and readable.
11.2 Ownership of Work Product. Company shall be the exclusive owner of all right, title, and interest in and to all Work Product and all Intellectual Property rights therein (excluding Provider Intellectual Property Rights), and Provider hereby assigns to Company all right, title, and interest therein. Provider shall, at request of Company, perform any acts that Company may reasonably deem necessary or desirable to evidence or confirm Company’s ownership interest in the Work Product and Intellectual Property rights therein, including but not limited to making further written assignments in a form determined by Company.
11.3 Transfer of Work Product. Unless otherwise requested by Company, Provider shall transfer to Company all Work Product and any reproductions thereof immediately upon (i) completion of the
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Services to be performed under each Order or earlier termination of such Order, (ii) termination of this Agreement, or (iii) five (5) business days after Company’s written request. Provider shall not use Work Product for any purposes other than fulfilling Provider’s obligations hereunder without Company’s prior written consent.
11.4 Review of Deliverables. Concurrent with furnishing the Deliverables (in either draft or final form) to Company, Provider shall provide Company with such information as may be required or necessary and in such degree of detail to allow Company to review and approve such Deliverables on a fully informed basis. Such review and approval of Deliverables by Company shall not relieve Provider of any of its obligations or liabilities hereunder. No Deliverables, the final forms of which have been approved by Company, shall be changed or revised by the Provider without the written consent of Company.
11.5 Inspection and Testing. Unless expressly provided otherwise in an Order, the procedure provided under this Section 11.5 shall apply to the acceptance of all Deliverables (i) that include computer software or Equipment, or (ii) for which the applicable Order specifies inspection and testing. Company shall test all Deliverables against the acceptance criteria set forth herein or in the applicable Order. If, in Company’s reasonable judgment, a Deliverable does not meet such criteria, Company shall notify Provider in writing of the deficiency in such Deliverable, and Provider shall promptly, at its expense and in no event more than twenty (20) days after receiving notice of such deficiency, cure any such deficiencies and provide a corrected Deliverable to Company, or in the event that no cure is possible within such twenty (20) day period, Provider shall provide to Company a plan and schedule for curing such deficiencies. Any corrected Deliverable shall be subject to the same acceptance criteria and be evaluated for acceptance by Company as if it were the original Deliverable, provided that Provider shall have no more than two (2) opportunities to correct the defects in any Deliverable. After such two (2) opportunities to correct the defects, Company shall have the option (i) of having Provider continue to correct such defect under the terms of this Section 11.5, or (ii) to finally reject such Deliverable, to receive its money back for such Deliverable, and to terminate, at its option, the applicable portion or the entire Agreement or the relevant Order related to the defective Deliverable, [*]. The foregoing remedy is in addition to Company’s other rights and remedies at law and under this Agreement.
11.6 Obligations of Provider Personnel. Provider shall ensure, at no cost to Company, that all of Provider Personnel who contribute to any Work Product have agreed in advance in writing that such contributions are assigned to Company or Provider. If any agreements with any of Provider Personnel provide such rights to Provider rather than to Company, Company shall acquire all ownership rights therein pursuant to Section 11.2.
11.7 Provider Intellectual Property Rights; License of Provider Intellectual Property Rights. Company acknowledges and agrees that Provider is the exclusive owner of all right, title and interest in and to all Provider Intellectual Property Rights, and except as otherwise provided herein, no rights in or to the Provider Intellectual Property Rights are granted, transferred or conveyed to Company on account of this Agreement. During the Term of this Agreement and thereafter as provided in Section 18.6, Provider hereby grants to Company an irrevocable, non-exclusive, worldwide (if applicable), royalty-free license under all Provider Intellectual Property Rights included in or necessary to utilize the Work Product, to prepare, compile, install, make, use, execute, access, reproduce, modify and/or adapt the Provider Intellectual Property Rights in order for Company to utilize the Work Product as contemplated by this Agreement. The license granted hereunder shall include the right of Company to grant to Company Affiliates, agents and representatives the right to do any of the foregoing, provided that such Affiliates, agents and representatives use the Provider Intellectual Property Rights solely in connection with the use of the Work Product as contemplated by this Agreement.
11.8 [Intentionally Omitted]
11.9 License Rights in Bankruptcy. All rights and licenses granted under this Section 11.9 by Provider to Company are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code (“Code”), licenses to rights to “intellectual property” as defined under the Code. The Parties agree that Company shall retain and may fully exercise all of its rights and elections under
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the Code. The Parties further agree that, in the event of the commencement of bankruptcy proceedings by or against Provider under the Code, Company shall be entitled to retain all of its rights under this Section 11.9, including any licenses granted hereunder.
12. RELATIONSHIP BETWEEN COMPANY AND PROVIDER
12.1 Account Executives. Each Party shall designate an account executive (each an “Account Executive”) who shall serve as the primary representative to the other Party with respect to performance of such Party under this Agreement and who shall be considered Key Provider Personnel hereunder. The Account Executive for each Party shall (i) have overall responsibility for managing and coordinating the performance of such Party’s obligations under this Agreement, and (ii) be authorized to act for and on behalf of such Party with respect to all matters relating to this Agreement in coordination with such Party’s other relevant Personnel. Before designating an employee as an Account Executive, Provider shall notify Company of the proposed assignment, shall introduce the individual to appropriate representatives of Company, and shall provide Company with a resume and such other information regarding the individual that may be reasonably requested by Company. Provider’s appointment or replacement of any Account Executive shall be subject to Company’s prior consent. The Account Executives of each Party and other Key Provider Personnel as of the Effective Date are as set forth in Schedule 7 (Key Provider Personnel) of Exhibit A (Description of Services) or in the applicable Order. [*]
12.2 Program Managers. Each Party shall designate a project manager for the Services to be performed under this Agreement and each Order (each a “Program Manager”). Each Program Manager shall be deemed to have authority to issue, execute, grant or provide any approvals, requests, notices or other communications required hereunder or requested by the other Party in connection with the Services under this Agreement or such Order.
12.3 [Intentionally Omitted]
12.4 Policies and Procedures Guide. Provider shall develop within 90 days after the Effective Date and maintain a policies and procedures guide (the “Policies and Procedures Guide”) that describes how Provider shall perform and deliver the Services under this Agreement and each Order, the Equipment and software being used, and the documentation (e.g., operations manuals, user guides, specifications) that provides further details of such activities. The Policies and Procedures Guide shall describe the activities Provider proposes to undertake in order to provide the Services, including the direction, supervision, monitoring, staffing, response times, controls, reporting, communications, planning and oversight activities normally undertaken to provide services of the type Provider is to provide under this Agreement. The Policies and Procedures Guide also shall include descriptions of the acceptance testing and quality assurance procedures approved by Company, Provider’s problem management and escalation procedures, process for the delivery of all applicable Services, prioritization procedures and any specific reporting requirements for the particular Services, and the other standards and procedures of Provider pertinent to Company’s interaction with Provider in obtaining the Services. The Policies and Procedures Guide shall be suitable for use by Company to understand the Services.
12.5 Development of Guide. Within sixty (60) days after the Effective Date and each Order Effective Date, Provider shall deliver an initial draft Policies and Procedures Guide to Company for Company’s review, comment and approval. Company shall provide its approval or comments and suggestions within thirty (30) days of receipt of the draft Policies and Procedures Guide. Within thirty (30) days of receiving Company’s comments or suggestions, Provider shall incorporate such comments or suggestions and re-submit the Policies and Procedures Guide for Company’s approval. Throughout the Term and Termination Assistance Period, Provider shall be responsible for updating the Policies and Procedures Guide to ensure that it remains current and reflects any changes to the Services, operations and business processes, and any changes or updates to the Policies and Procedures Guide shall be provided to Company for review, comment and approval.
12.6 Conflicts. Provider shall perform the Services in accordance with the Policies and Procedures Guide, provided however that until such time as the Policies and Procedures Guide is developed,
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Provider shall provide the Services in accordance with the policies and procedures being followed by Company immediately prior to the Effective Date and each applicable Order Effective Date. In the event of a conflict between the provisions of this Agreement and the Policies and Procedures Guide, the provisions of this Agreement shall control.
12.7 Knowledge Transfer. Upon the request of Company, Provider shall provide Company, at no additional cost, with training of its Personnel on Provider’s premises for the purpose of transferring to Company the know-how of Provider used to perform the Services. Such knowledge transfer may be accomplished using Direct Provider Labor and available resources dedicated to the Services provided that the use of such persons and resources does not adversely affect the performance of the Services. The knowledge transfer shall be sufficient to enable Company to perform the Services in the event of a Step-In or other event resulting in transfer of the Services to Company. Any such transfer of knowledge shall not act as a transfer of any Provider Intellectual Property Rights except as described in Article 11 of this Agreement; provided that such transfer shall include all know-how for purposes of using the licenses granted pursuant to Article 11.
12.8 Transferred Employees. In the event the Transition Plan or an Order provides for the transfer of Company employees to Provider, Provider shall comply with the provisions thereof with respect to providing offers of employment to such Company employees that Provider intends to hire for the purposes of providing the Services after the Effective Date or the applicable Order Effective Date (“Transferred Employees”). Such Transferred Employees will be covered by the provisions of Section 13.11 of this Agreement. Accordingly, Provider shall treat the Transferred Employees as its employees for all purposes, including tax reporting and employee benefits, and that Provider will obtain from each Transferred Employee a signed statement in a form acceptable to Company [*]. Furthermore, Provider agrees that it will supervise, pay, evaluate, and set the hours of work of the Transferred Employees pursuant to the terms hereof or of the Order, provide the Transferred Employees with all necessary tools, supplies, offices and equipment, and provide training to the Transferred Employees on how to perform their services.
12.9 [Intentionally Omitted]
12.10 Qualified Personnel. Provider shall hire, train, assign and retain an adequate number of Personnel, including without limitation supervisory and administrative staff, to perform its obligations under this Agreement and each Order at all times, including periods during which Personnel actively deployed in the provision of Services are unable to provide the Services due to sickness, holiday or any other such absence. All Provider Personnel shall be competent, qualified, trained, honest, trustworthy, reliable and non-violent, and shall not pose a risk of serious harm to others.
12.11 Designation of Key Provider Personnel. Company and Provider may designate certain employees of Provider as key employees (“Key Provider Personnel”), who shall be dedicated to Company’s account (and stationed at locations approved by Company) as regards the Services to be performed under this Agreement and an applicable Order, which Key Provider Personnel shall be named in Schedule 7 (Key Provider Personnel) of Exhibit A (Description of Services) or the relevant Order, if known. Provider shall cause each of the Key Provider Personnel to devote substantially full time and effort to the provision of the Services for at least [*] from the date that each such Key Provider Personnel assumes the respective responsibilities. Before designating an employee as, or replacing, a Key Provider Personnel, Provider shall notify Company of the proposed assignment within at least thirty (30) days prior to such planned designation, shall introduce the individual to appropriate representatives of Company, and shall provide Company with a résumé and other information regarding the individual that may be reasonably requested by Company. Provider’s appointment of any Key Provider Personnel shall be subject to Company’s prior written consent. If Company objects in good faith to the proposed designation of any Key Provider Personnel, the Parties shall attempt to resolve Company’s concerns to the reasonable satisfaction of Company. If the Parties have not been able to resolve Company’s concerns within five (5) business days, Provider shall (1) not assign the individual to that position and (2) propose to Company the assignment of another individual of suitable ability and qualifications.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

12.12 Replacement or Reassignment of Key Provider Personnel. Except as a result of voluntary resignation or a termination For Cause (as used in this Agreement with respect to termination of Personnel “For Cause” shall mean theft, fraud, violence, harassment, discrimination, gross misconduct, or the like), Provider shall not, without obtaining a prior written approval from Company, reassign or replace any Key Provider Personnel for the shorter of (i) the duration of the Services to be performed under this Agreement or the relevant Order, or (ii) [*] after designation as a Key Provider Personnel. Thereafter, Provider may only replace or reassign a Key Provider Personnel after [*] notice to Company, except: (i) upon written consent of Company, not to be unreasonably withheld; (ii) upon a Key Provider Personnel’s voluntary resignation from Provider; (iii) upon the dismissal of a Key Provider Personnel by Provider; or (iv) upon the inability of a Key Provider Personnel to work due to sickness or disability.
In the event that any Key Provider Personnel is reassigned or otherwise removed from performing certain Services before such Services are completed, Provider shall as soon as practicable, and subject to the approval of Company, assign an appropriate replacement who shall thereafter be designated as a Key Provider Personnel. In order to ensure a smooth transition between such Key Provider Personnel, Company and Provider shall jointly agree (such agreement not to be unreasonably withheld, conditioned or delayed by either Party) upon an appropriate overlap period during which both the Key Provider Personnel being reassigned or removed and the replacement Key Provider Personnel are assigned to support the provision of Services under this Agreement or the relevant Order(s). Unless otherwise agreed by the Parties, under no circumstances shall Provider transfer or remove more than ten percent (10%) of the Key Provider Personnel in any given six (6) month period other than terminations For Cause.
12.13 Special Replacement or Reassignment. In the event that Provider desires to replace or reassign a Key Provider Personnel for reasons other than those set forth in Section 12.12, Provider may make a written request to the Company Program Manager, who shall review such request on a case-by-case basis. In the event that the Company Program Manager reasonably declines Provider’s request, Provider shall have the right to request that the issue be considered by representatives nominated by Company and Provider, who shall meet in good faith to discuss the request and resolve the matter, taking into account such factors as project impact, availability of alternate resources, and costs. In the event that such representatives are unable to resolve the matter, the determination of Company shall govern.
12.14 Staffing Issues. During the first twelve (12) months after the Effective Date, Provider shall give written notice to Company (a “Staffing Notice”) within ten (10) days of the occurrence of either of the following: (i) more than ten percent (10%) of the employees (including all full-time and part-time employees) of Provider that have performed, or are scheduled to perform, Services either have (a) resigned their positions with Provider, (b) had their employment or engagement with Provider terminated by Provider, or (c) been assigned or proposed to be assigned by Provider to work for or on behalf of other clients of Provider; or (ii) Provider does not reasonably anticipate that it will have a sufficient number of qualified employees to complete the Services in a timely manner and consistent with the requirements of this Agreement. In the event such staffing issue occurs, Provider shall not be relieved from its obligations to provide the Services hereunder, and no later than ten (10) days after Provider provides such Staffing Notice, Provider shall develop and submit to Company for Company’s approval an action plan (a “Staffing Action Plan”) pursuant to which Provider shall retain a sufficient number of new employees, or otherwise assign employees from other divisions or Affiliates of Provider, to perform Services and to cause the Services to be completed in a timely manner and consistent with the requirements of this Agreement. Upon Company’s approval of a Staffing Action Plan, Provider shall promptly and diligently implement such Company-approved Staffing Action Plan. Upon Company’s request and otherwise on a monthly basis after Company’s approval of a Staffing Action Plan, Provider shall provide Company with a written report describing any changes in Provider’s staffing of the Services and any other facts and circumstances which may impact Provider’s ability to provide adequate staffing to timely perform the Services in a manner consistent with the requirements of this Agreement.
12.15 Assignment to Company Competitors. Provider shall not assign an individual filling a Key Provider Personnel to the account of any Company Competitor without Company’s prior written consent (1) while such individual is assigned to Company’s account, and (2) for a period of [*] following the date that such individual is removed from or ceases to provide services in connection with Company’s account.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

In the event an individual filling a Key Provider Personnel position voluntarily resigns from the employ of, or is involuntarily terminated by, Provider, Provider shall not be obligated to actively prevent such individual from becoming employed by a Company Competitor at any period of time thereafter. Should this Section 12.15 be declared unenforceable or invalid by a court with jurisdiction, on the basis that it exceeds statutorily required territorial or time limits on extensions of obligation not to compete, such a declaration will render this provision invalid only as it relates to the excess over what is allowed under Applicable Law. The provision will be deemed amended to comply with statutorily required limits.
12.16 Project Staff. Provider shall provide Company with notice prior to replacing any member of Provider Personnel assigned to perform the Services (“Project Staff”), and shall provide Company with immediate notice in the event any member of the Project Staff is replaced. Company reserves the right to review the qualifications of Project Staff. Provider shall use commercially reasonable efforts to maintain a stable Project Staff and shall replace Project Staff in a manner to prevent any material impact on the provision of Services. Provider acknowledges that all Personnel assigned to perform Services shall be required to execute all documents required under the Company Policies, including, but not limited to, the documents listed in Exhibit I (Company Standard Operating Procedures) and Exhibit J (Company Standard Policies). In addition, prior to performing Services, Provider shall cause its Provider Personnel to execute Company’s Temporary Worker/Contractor Orientation Materials, including, but not limited to, the Assignment Guidelines, Non-Employee Information Security Agreement; Proprietary Information and Inventions Agreement for Non-Employees; List of Inventions and Works; Mutual Agreement to Arbitrate Claims; and Harassment/Discrimination Policy, set forth as Exhibit B (Company’s Temporary Worker/Contractor Orientation Materials).
12.17 Company Request for Replacement. Company shall have the right to request in good faith that Provider remove any Key Provider Personnel or other Project Staff for any reason that does not violate Law. Such request shall be in writing, state Company’s basis for requesting the removal of the Key Provider Personnel or other Project Staff, and be reviewed by Provider’s Program Manager and Company’s Program Manager to develop a mutually agreeable resolution. With respect to Key Provider Personnel, other Personnel or other Project Staff working on Company premises, (i) if requested by Company, Provider shall immediately remove such individual from Company premises pending resolution of the request and (ii) in the event that the parties are unable to develop a mutually agreeable resolution, Provider shall permanently remove such Key Provider Personnel or other Project Staff from the performance of the Services on Company premises in accordance with the Company’s direction. Provider shall replace any Key Provider Personnel or Project Staff removed hereunder as soon as reasonably possible, with replacement Personnel approved by Company, which approval will not be unreasonably withheld or delayed. Nothing in this Section 12.17 shall operate or be construed to limit Provider’s responsibility for the acts or omissions of Provider Personnel, or be construed as joint employment.
12.18 Review Meetings and Progress Reports. Upon the request of Company’s Program Manager, each Party’s Program Manager, as well as appropriate additional Personnel involved in the performance of Services, shall meet at a location designated by Company, or at Company’s option, conduct a telephone conference call or web conference meeting, to discuss the Services. Unless otherwise agreed by Company, in order to facilitate proper management of Services under this Agreement and the applicable Order, Provider shall, at each such meeting (or if no meeting is solicited by Company, at least once each month during the Term and Termination Assistance Period), provide Company with a written status report in which Provider identifies any problem or circumstance encountered by Provider, or which Provider gained knowledge of during the period since the last such status report, that (i) may prevent or tend to prevent Provider from completing any of its obligations hereunder or under such Order, or (ii) may cause or tend to cause Provider to generate Services Costs in excess of those previously agreed by the Parties. If applicable, Provider shall identify the amount of excess Services Costs, if any, and the cause of any identified problem or circumstance and steps taken or proposed to be taken by Provider to remedy the problem or circumstance; provided, however, that Company shall not be billed or liable for any such excess Services Costs incurred by Provider without the prior written approval of Company in accordance with the Change Control Process.
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12.19 Visits. Provider Personnel, including, but not limited to, Provider’s Program Managers as requested by Company, shall, to the extent deemed necessary by Provider to provide direct support of the existing Services, at the expense of Company, visit any of Company’s locations or the sites of third-party consultants or service providers of Company to discuss the Services. Company shall be obligated to reimburse travel expenses incurred in connection with such visits only to the extent such expenses are reimbursable under Provider’s travel policies and Company’s travel policies, and then only to the extent of the lesser of the aggregate amounts reimbursable under each policy. Company or its representative may at any time elect, at Company’s expense and upon reasonable notice to Provider, to visit Provider’s facilities at which Services are being performed. Provider shall make available specialists as designated by Company and Provider to discuss the Services.
12.20 Cooperation with Third Party Suppliers. Provider has been advised and acknowledges that, under separate agreements, Company may retain other providers or suppliers to perform certain services related to those Services to be performed hereunder by Provider (individually, a “Third Party Supplier” and collectively, “Third Party Suppliers”). Provider shall coordinate its performance hereunder with the services of Third Party Suppliers so as to facilitate successful completion of each project or performance of the Services, including without limitation providing cooperation and information to and attending meetings with such other suppliers to enable the successful implementation of their services. To the extent expressly included in Provider’s obligations hereunder or under an Order or reasonably inferable therefrom, Provider shall (i) coordinate the Services with such other services as though such other services were performed by Provider, (ii) cooperate with Company and Third Party Suppliers so as to allow such Third Party Suppliers to provide any services (including services similar to the Services) or products in an integrated and seamless manner without disruption to Company’s business or the Company Facilities, and (iii) to the extent included as part of the Services, manage the performance of Third Party Suppliers under the applicable agreements with Third Party Suppliers. Provider shall immediately notify Company when an act or omission of a Third Party Supplier may cause a problem or delay in Provider providing the Services and Provider shall cooperate with Company to prevent or circumvent such problem or delay.
12.21 Software and Hardware Verification. Unless otherwise set forth in an Order, (i) within thirty (30) days of the Effective Date or an Order Effective Date, or (ii) for new software or hardware used to provide Services, prior to implementing use of such new software or hardware, Provider shall verify that all software and hardware of Provider that will be used by Provider to provide the Services, and all interconnections to Company systems and networks, operate in accordance with their specifications and intended functions in a reliable manner. In the event that during such verification Provider finds any nonconformities, Provider shall provide to Company within the respective period specified in clause (i) or (ii) above, an action plan to eliminate such nonconformities within ninety (90) days. Prior to using any other software or hardware to provide the Services or creating new interconnections with Company systems and networks, Provider shall verify that such software, hardware or interconnection operates in accordance with its specifications and intended functions in a reliable manner. Prior to testing any such software, hardware or interconnections, Provider shall document the testing protocols to be used and submit such testing protocols to Company to obtain written approval thereof.
12.22 Continuous Improvement and Best Practices. Provider shall: (i) on a continuous basis, as part of its total quality management process, seek to improve the quality, pricing and technology available to Company in connection with the Services; (ii) seek to identify and apply proven techniques and tools from other installations within its operations that Provider and Company agree would benefit Company either operationally or financially; (iii) use commercially reasonable efforts to advise Company of any new developments relating to the Services; and (iv) upon Company’s request, at a mutually agreeable price, assist in the evaluation and testing of such developments in connection with the performance of the Services. Without limiting the foregoing, on the request of Company, Provider shall (i) report to Company on any of the foregoing, and (ii) inform Company of any new products, processes, trends and directions of which Provider is aware, that may be relevant to Company’s business.
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12.23 Transitioned Personnel.
(i)	Affected Employees.

Provider shall offer employment to those Affected Employees who Provider intends to hire and who are not in ARD Countries. The terms for such offers of employment and for employment of the Affected Employees shall be as set forth in Schedule 8 (Affected Personnel) to Exhibit A (Description of Services) or the applicable Order and shall comply with the requirements set forth in Exhibit F (Human Resources Provisions). Provider shall treat the Transferred Employees as its employees for all purposes, including tax reporting and employee benefits, and that Provider will obtain from each Transferred Employee a signed statement in a form acceptable to Company [*]. Provider shall supervise, pay, evaluate, discipline and set the hours of work of the Transitioned Employees, provide the Transitioned Employees with all necessary tools, supplies, offices and equipment, and provide training to the Transitioned Employees on how to perform their services.

(ii)	Affected Contractors.

The Company contractor agreements identified in Schedule 10 (Assigned and Managed Contracts; Company Contractor Agreements) to Exhibit A (Description of Services) or the applicable Order (the “Company Contractor Agreements”) shall be either assumed by Provider or terminated or allowed to expire as provided in the Transition Plan. Company shall be responsible for the costs, charges and fees associated with such actions. If requested by Company, Provider shall use commercially reasonable efforts to continue to use those Personnel of Affected Contractors identified in Schedule 8 (Affected Personnel) to Exhibit A (Description of Services) or the applicable Order as “Key Company Contractor Personnel” to perform the Services for the period specified therein.

(iii)	Critical Affected Personnel/Key Transferred Employees.

Provider acknowledges that certain of the Affected Personnel are Affected Personnel who Company believes are critical to Provider in providing the Services (“Critical Affected Personnel”). The Critical Affected Personnel shall be identified by Company pursuant to the timing specified in Exhibit F (Human Resources Provisions) or, if applicable, for those Critical Affected Personnel identified in an Order, specified in that Order. Provider shall provide offers of employment to the Critical Affected Personnel and use good faith efforts to retain the Critical Affect Personnel in accordance with the terms and requirements of Exhibit F (Human Resources Provisions). During the first [*] following the commencement of this Agreement or the applicable Order, Provider shall use the Critical Affected Personnel who become Transferred Employees (the “Key Transferred Employees") to provide Services and shall not, without meeting the terms of this Section 12.23(iii), do the following: (A) terminate, except For Cause, the employment of any Critical Affected Personnel who become employees of Provider or (B) transfer, relocate or reassign any Key Transferred Employees unless such transfer, relocation or reassignment is initially requested by such Key Transferred Employee. In the event Provider intends to terminate, transfer, or reassign any Key Transferred Employees during the initial [*] following the applicable employment effective date, Provider will (1) provide timely notice to Company of this termination, transfer, or reassignment, and (2) give due consideration to Company’s concerns with respect to the impact of terminating, transferring, or reassigning unless such relocation, transfer or reassignment is initially requested by such Key Transferred Employee prior to so terminating, transferring, or reassigning any such person.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

(iv)	Acquired Rights Directive.

In accordance with its obligations under local legislation implementing ARD Laws, any relevant collective bargaining agreements and other Applicable Laws, Provider shall provide to Company in writing such information as is necessary so as to enable Company to carry out in good time its obligations to inform and consult under ARD Laws, and any other Applicable Laws. It is the Parties’ intention that ARD Laws shall apply to each of the Affected Employees in ARD Countries (“ARD Affected Employees”), that the time of transfer under ARD Laws be the date of hire by Provider, and that the contract of employment between Company and each of the ARD Affected Employees shall have effect on and from the date of hire by Provider as if originally made between each such ARD Affected Employee and Provider. Provider shall comply with ARD Laws (and other Applicable Laws) with respect to the ARD Affected Employees before, on and after the date of hire by Provider. To the extent that any entitlement under a ARD Affected Employee’s contract of employment or ancillary employment rights is not automatically transferred to Provider under ARD Laws (e.g., certain occupational pension rights in the United Kingdom), then [*].

(v)	Provider may not transfer the employment of the Transitioned Employees to any third party who is not performing any of the Services and shall during the Term remain the employer of the Transitioned Employees except only to the extent: (1) that ARD Laws shall apply to transfer the employment of any Transitioned Employees to any third party, Subcontractor or Supplier which, subject to the terms of this Agreement, Provider engages to perform any of the Services; or (2) that Provider shall terminate the employment of any Transitioned Employees for misconduct, incapability, or economic reasons.

(vi)	If ARD Laws do not operate to transfer to Provider any ARD Affected Employee who is working in an ARD Country, Provider shall within fourteen (14) days of becoming aware that such ARD Affected Employee has not transferred make to the ARD Affected Employee an offer of employment on such terms that would have applied had the ARD Affected Employee transferred to Provider under ARD Laws, such offer to remain open for a period of twenty-eight (28) days. Provider shall reimburse Company for all costs of employing such ARD Affected Employee during the period up to and including the earlier of the date on which he or she commences employment with Provider and the date on which the offer of employment to be made by Provider expires.

(vii)	The parties will set forth additional applicable provisions related to ARD Countries, ARD Laws, or ARD Affected Employees in an Order, including without limitation Service Costs and costs associated with the transfer or non-transfer of ARD Affected Employees.
13. SUBCONTRACTING AND RESPONSIBILITY FOR PERSONNEL
13.1 Subcontractors. Any subcontracting in connection with this Agreement shall be pursuant to an appropriate written agreement (a “Subcontract") between Provider and such subcontractor (each, a “Subcontractor") and shall include provisions that meet or exceed the requirements of this Agreement and that are relevant to the Services subject to such Subcontract. Provider shall not enter into any Major Subcontract except in compliance with Section 13.8 below. Additionally, Provider must obtain Company’s prior written consent, not to be unreasonably withheld or delayed, if Provider plans to self-perform or have Provider’s Affiliate perform any of the Services including without limitation Services that have previously been performed by Provider’s Subcontractors or Third Party Suppliers. Each Subcontract shall identify Company as an intended third party beneficiary that may enforce any confidentiality, warranty and similar rights under such Subcontract. Each Subcontract shall require the Subcontractor, at no cost to Company, to correct such Subcontractor’s performance not meeting the requirements of the Subcontract. All Subcontracts shall be for a term not to exceed the period for which Services are to be provided to Company and shall be terminable without cause at Provider’s election upon no more than ninety (90)
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

days notice without termination penalty or charge. Company shall not be obligated to reimburse Provider for any termination penalty or charge incurred by Provider under a Subcontract except to the extent that, prior to entering into such Subcontract, Provider disclosed to and Company agreed in writing to reimburse therefor (any termination fees so agreed by Company, an “Approved Subcontract Termination Fee"). Company shall only be obligated to reimburse Provider for Approved Subcontract Termination Fees to the extent such are actually incurred and paid by Provider. Company shall have the right, at any time, to negotiate and contract directly with any subcontractor for any goods or services, including without limitation those to be provided hereunder, provided that any actual modification of the Services shall be made in accordance with the Change Control Process. If requested by Company, Provider shall promptly provide a copy of any Major Subcontracts or Subcontracts for amounts in excess of $20,000 to Company within ten (10) days after such request.
13.2 Certain Subcontractors. Company shall have the right to pre-approve Subcontractors for Major Subcontracts, and Company may reject such proposed Subcontractors in Company’s good faith business judgment. The Subcontractors listed on Schedule 13 to Exhibit A (Approved Major Subcontracts) are approved for the initial Services indicated on such Schedule, provided that Company may modify such pre-approved list of Subcontractors from time to time with respect to future Subcontracts. Company shall have the right to specify the use by Provider of certain Subcontractors. Such specification by Company shall not (i) create any liability for Company to any Subcontractor or privity of contract between Company and any such Subcontractor, or (ii) relieve Provider of its obligations hereunder or constitute a representation or endorsement by Company that such Subcontractor is qualified or capable to perform. Provider shall not substitute or replace any Subcontractor approved or specified by Company if Company objects in good faith to such substitution or replacement. If (A) Provider determines that Company’s specification of a Subcontractor materially increases the costs of the Services or (B) such Subcontractor does not agree to Subcontract terms and conditions required by this Agreement, then a Change shall be determined in accordance with the Change Control Process set forth in Article 5. Provider’s failure to request a Change prior execution of the applicable Subcontract shall constitute a waiver of any right to seek a modification of the Services Costs or Provider’s Shared Savings payable under this Agreement in connection with the applicable Subcontract.
13.3 Supply Contracts/Equipment Leases. Provider shall identify to Company Supply Contracts that are required to perform the Services in accordance with this Agreement or the applicable Order and the Service Levels. Such Supply Contracts shall be entered into by Company or Provider as determined by Company in its reasonable discretion. Company shall have the right to specify the use by Provider of certain Third Party Suppliers. Such specification by Company shall not (i) create any liability for Company to any Third Party Suppliers or privity of contract between Company and any such Supplier unless Company is a party to the applicable Supply Contract, or (ii) relieve Provider of its obligations hereunder or constitute a representation or endorsement by Company that such Supplier is qualified or capable to perform. Provider shall not substitute or replace any Supplier approved or specified by Company if Company objects in good faith to such substitution or replacement. If Provider determines that (i) Company’s specification of a Supplier materially and adversely increases the costs of the Services or (ii) a designated Subcontractor does not agree to Subcontract terms and conditions required by this Agreement, then a Change shall be determined in accordance with the Change Control Process set forth in Article 5. Provider’s failure to request a Change prior execution of the applicable Supply Contract shall constitute a waiver of any right to seek a modification of the Services Costs or Provider’s Shared Savings payable under this Agreement in connection with the applicable Supply Contract. Company shall not be obligated to reimburse Provider for any termination penalty or charge incurred by Provider under a Supply Contract except to the extent that, prior to entering into such Supply Contract, Provider disclosed to and Company agreed in writing to reimburse such (any termination fees so agreed by Company, an “Approved Supply Contract Termination Fee"). Company shall only be obligated to reimburse Provider Approved Supply Contract Termination Fees to the extent such are actually incurred and paid by Provider. Provider shall provide a notice and, if requested by Company, copy of each Major Supply Contract and other Supply Contract in excess of $20,000 to Company within ten (10) days after execution of such Supply Contract. With respect to any Provider Equipment procured or leased by Provider as a Reimbursable Cost in connection with the Services, Provider’s responsibilities shall include: (A) evaluating the Provider Equipment and the qualifications of the Provider Equipment vendor; (B)
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negotiating commercially reasonable pricing and terms; (C) ordering, receiving, configuring, installing, testing, maintaining and distributing all new Provider Equipment; (D) performing tracking and asset management for all such Provider Equipment; and (E) tracking license counts, informing Company of any discrepancies with applicable license count restrictions, and assisting Company in restoring compliance with applicable license count restrictions. With respect to any new Provider Equipment leased by Provider that may be assumed by Company upon termination of this Agreement, (1) Supplier shall structure its leasing arrangements so that the applicable leases may be assigned to Company upon the termination or expiration of this Agreement and so that any ongoing payments under those leases payable by Company after such assignment are consistent with, and no greater than, the payments payable by Provider prior to such assignment, and (2) such leases shall be subject to prior review and approval by Company.
13.4 Supplier Diversity. Company desires to use small business entities that qualify as small (disadvantaged, veteran, service disabled veteran, women owned, and HUBZone) businesses (as defined by the United States Small Business Administration). In recognition thereof, Provider will work to develop additional suppliers, use reasonable efforts to employ qualified vendors and subcontractors where appropriate and feasible in providing the Services. Provider shall keep records of small business subcontracts and shall be able to produce a report, upon Company’s request, of Provider’s small business spend percentages along with any examples of good faith efforts to subcontract with small businesses. Those spend percentages and other requirements are listed in Attachment 2 to Exhibit J (Provider Diversity Plan).
13.5 Assignability. Provider shall structure its arrangements with Subcontractors and Third Party Suppliers that will be primarily dedicated to the performance of the Services so that the relevant contracts may be assigned to Company (or upon Company’s request replaced with a novation of the Subcontract or Supply Agreement between Company and the applicable Subcontractor or Supplier) upon the termination of this Agreement as to the applicable Services covered by such Subcontract or Supply Agreement and so that there are no assignment or termination fees and the ongoing fees under those arrangements payable by Company after such assignment (or novation) are consistent with and no higher than the fees payable by Provider prior to such assignment (or novation). If Provider is not able to accomplish the foregoing after using commercially reasonable efforts, Provider shall notify Company and discuss with Company the consequences (including any impact on the Services and Service Levels) of Provider not being able to use the services from the provider who shall not allow the assignment sought by Company. If, following that discussion, Company directs Provider to not use such services, and Provider is not able to find a suitable work-around, Provider shall be relieved of its obligations under the Agreement to the extent its ability to perform is adversely impacted by the inability to use such third party services.
13.6 Control and Risk. Provider shall properly direct and control Subcontractors and Third Party Suppliers, and inspect Subcontractors’ and Third Party Suppliers’ performance for defects and deficiencies. No agreement between Provider and any Subcontractor or Supplier shall relieve Provider from any of its obligations or liabilities hereunder. Nothing in this Agreement or any Subcontract shall create any contractual relationship, with the exception of the above-mentioned third party beneficiary right, between Company and any Subcontractor including without limitation any obligation on Company’s part to pay, or be responsible for the payment of, any sums to any Subcontractor.
13.7 Affiliates. Provider shall provide Company written notice regarding any Subcontractors or Third Party Suppliers that are Provider’s Affiliates prior to entering into any agreement with an Affiliate in connection with the Services. Any such agreement shall be subject to Company’s prior written consent. Any Subcontract or Supply Contract with an Affiliate that is considered a Reimbursable Cost shall not exceed market prices and shall not result in the payment of any profit to Provider or its Affiliate Subcontractor or Supplier. Company may elect, in its sole and absolute discretion, to cause any Subcontract or Supply Contract that is considered a Reimbursable Cost and that Provider proposes to award to an Affiliate to be competitively bid in accordance with Section 13.13 to bidders that are not Provider’s Affiliates.
13.8 Payments to Subcontractors and Third Party Suppliers. Except to the extent Company has either withheld payment or not timely made a properly invoiced payment with respect to such Subcontractor or
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Supplier, Provider shall promptly pay each Subcontractor and Supplier the amount to which such Subcontractor or Supplier is entitled no later than the due date for payment under the applicable Subcontract or Supply Contract unless (i) Provider has a good faith dispute regarding the charges of such Provider Personnel, (ii) the terms of the Subcontract or Supply Contract between Provider and Provider Personnel permit Provider to withhold payment in the event of a good faith dispute and (iii) Provider has not billed Company and been paid by Company for the contested amounts. Provider shall, by appropriate agreement with each Subcontractor, require each Subcontractor to make payments to its own approved sub-subcontractors in a similar manner. Upon request, Provider shall submit to Company copies of all checks and payments to Subcontractors. Should Provider neglect or refuse to cause to be paid promptly any bill or charge legitimately incurred by Provider in support of the Services, Company shall have the right, but not the obligation to, pay such bill or charge directly, and Provider shall immediately reimburse Company for the same. If Provider does not so reimburse Company, Company may offset the amount of such bill or charge pursuant to Section 21.4. With respect to any Subcontracts or Supply Contracts being paid for by Company as Reimbursable Costs or which costs otherwise directly affect the Services Costs, Provider shall exercise reasonable efforts to qualify for early payment, cash and trade discounts, refunds, rebates, credits, and concessions, and Company shall be credited with the full amount of any such discount, commission, or compensation obtained or received by Provider, directly or indirectly, in connection with any such contracts.
13.9 Notice of Breach. Provider shall provide Company with prompt written notice of all actual or potential disputes with Subcontractors and Third Party Suppliers, including, without limitation, breaches, defaults, insolvencies, defects in Subcontractor’s and Supplier’s services, and work stoppages. Such notice shall include the reasons and circumstances giving rise to such disputes in such detail so as to enable Company, in its sole discretion, to exercise any of its rights or remedies against such Subcontractor or Supplier, or to require Provider to obtain Company’s prior written approval of any settlement. Notwithstanding the foregoing, neither the provisions of this Section 13.9 nor the exercise by Company of any of its rights or remedies shall relieve Provider of any of its obligations or liabilities under this Agreement.
13.10 Control of Subcontractors and Other Personnel. Provider shall be responsible for (i) [*] management and coordination of the performance of all such Personnel and Affiliates. [*] Subject to Section 13.8 above, Provider shall be responsible for all payments to, and claims by, Provider Personnel and Provider’s Affiliates relating to this Agreement and to the Services performed hereunder.
13.11 Not Company Employees. Provider acknowledges and agrees that Company shall have no responsibility or liability for treating Provider Personnel (including without limitation Transferred Employees and Key Transferred Employees) as employees of Company for any purpose. Neither Provider nor any of Provider Personnel shall be eligible for coverage or to receive any benefit under any Company provided worker’s compensation plans, employee plans or programs or employee benefits arrangement, including without limitation any and all medical and dental plans, bonus or incentive plans, retirement benefit plans, stock plans, disability benefit plans, life insurance and any and all other such plans or benefits.
13.12 Co-Employment; Joint Employer; Common Law Employee. Provider acknowledges that some or all of its Personnel may be assigned or deployed to work within Company Facilities. Provider further acknowledges that some or all of its Personnel may be former Company employees. Finally, Provider acknowledges, with respect to the Personnel referenced in this Section 13.12, in particular, but inclusive of all of Provider’s Personnel, there is a risk that such Personnel may attempt to assert claims predicated on the allegation (i) that Company and Provider are their joint employers; (ii) that Company and Provider are their co-employers; and/or (iii) that they are the common law employees of Company. Provider shall use its best efforts to provide its Personnel adequate supervision, evaluations and feedback, and shall, as appropriate, monitor and evaluate each of Provider’s Personnel’s functioning in the workplace while assigned to work at a Company Facility, and shall use its best efforts to ensure that none of Provider’s Personnel are, either directly or indirectly, supervised by, directed by or controlled by Company Personnel. In the event that Provider or any of its Personnel determine that said Personnel are, either directly or indirectly, being supervised, directed or controlled by Company Personnel, Provider shall immediately notify Company of same and shall take all necessary steps, including, but not limited to, coordinating with Company management Personnel to terminate such supervision, direction or control.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

13.13 Competitive Bidding. Unless otherwise permitted in this Section 13.13, all Major Subcontracts and Major Supply Contracts shall be awarded on the basis of competitive bidding, solicited in the following manner:
(i)	A minimum of three (3) written bids shall be obtained from qualified vendors. Company shall have the right to pre-approve bidders for Major Subcontracts.

(ii)	Company reserves the right to review and amend bid specifications prior to solicitation;

(iii)	Provider shall disclose to Company any relationship Provider may have with any prospective bidder, including if such is an Affiliate.

(iv)	All bids in excess of [*] are subject to the approval of Company. Company reserves the right to accept or reject any and all bids.

(v)	Provider must obtain the prior written approval of Company prior to accepting any bid that (A) is not the lowest bid, or (B) is from an Affiliate.

(vi)	If Provider recommends acceptance of any bid other than the lowest bid, Provider shall adequately support, in writing, its recommendation to Company. Company shall be free to accept or reject, in its sole discretion, any and all such bids.

(vii)	Provider shall obtain proof of insurance from the selected vendor prior to commencement of services.
Subject to Company’s prior written approval, certain Major Subcontracts and Major Supply Contracts may be entered into without competitive bidding, which may include Provider use of national or global contracts or sole-source direct negotiation. In this case Provider shall prove the economic or qualitative benefit of this approach to Company’s reasonable satisfaction.
13.14 Labor Management. Provider shall meet the Standard of Care in its efforts to prevent and avoid labor-related disputes or other human resources issues which may disrupt or interfere with the performance of the Services or the activities of Company or Third Party Suppliers. To the extent that Company has requested or Provider has communicated to Company plans with respect to labor usage for a portion of the Services, Provider shall manage the award and performance of the affected Services consistent with such plan. Whenever Provider has knowledge of any actual or potential labor dispute or disruption involving Provider’s Personnel that may materially affect the Services or operations of Company or Third Party Suppliers, Provider shall promptly notify Company of such and the Parties shall cooperate to minimize the effect of such dispute or disruption on the provision of Services, Company’s operations and Third Party Suppliers’ performance, whether or not such labor dispute or disruption occurs at a Company Facility. With respect to all labor disputes, jurisdictional or other shutdowns, slowdowns, strikes, or other work stoppages or actions affecting the Services or the operations of Company (collectively, “Labor Disputes”) of which Provider or a union with which Provider has a collective bargaining agreement is a target, Provider shall promptly take all commercially reasonable necessary action toward elimination and/or settlement of such Labor Disputes; provided, however, that the cost of Labor Disputes of which Provider is a target shall be borne by Provider except to the extent any such Labor Dispute is the direct result of an act or omission of Company or arises directly out of the decision by Company to enter into this Agreement and reasonably near in time to the date of transition of the Transferred Employees to Provider. With respect to Labor Disputes in which Company, one of its Affiliates, or a union with which it or they have a CBA is a target, Provider shall exert its best efforts to continue providing Services. Notwithstanding the foregoing, neither the provisions of this Section 13.14 nor the exercise by Company of any of its rights and remedies hereunder shall relieve Provider of any of its obligations or liabilities hereunder.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

14. ASSIGNED AND MANAGED CONTRACTS
14.1 Assigned Contracts. In accordance with the Transition Plan or the applicable Order, and subject to Provider having obtained any applicable Required Consents, Company shall assign to Provider, and Provider shall assume from Company, the Assigned Contracts set forth in Schedule 10 to Exhibit A (Assigned and Managed Contracts/Company Contractor Agreements) or the applicable Order. Provider shall pay directly, or reimburse Company if Company has paid, the charges and other amounts under the Assigned Contracts, where such charges are attributable to the periods on or after the Effective Date or the Order Effective Date, subject to reimbursement of such charges that are considered Reimbursable Costs. Provider shall comply with the duties imposed on Company under such contracts. Company shall pay any costs, expenses and fees (including license, re-licensing, transfer or upgrade fees or termination charges) as may be required to obtain the Parties’ respective Required Consents.
14.2 Managed Contracts. In accordance with this Agreement and the applicable Order, and subject to Provider having obtained any applicable Required Consents, Provider shall manage, administer and maintain the Managed Contracts. Provider shall provide Company with no less than 90 days notice of any renewal, termination or cancellation dates and fees with respect to the Managed Contracts. Provider shall not renew, modify, terminate or cancel, or request or grant any consents or waivers under any Managed Contracts without the consent of Company. Any fees or charges or other liabilities or obligations imposed upon Company in connection with any such renewal, modification, termination or cancellation of, or consent or waiver under, the Managed Contracts that is obtained or given without Company’s consent, which consent shall not be unreasonably withheld or delayed, shall be paid or discharged, as applicable, by Provider.
14.3 Managed Contract Invoices. Provider shall (i) receive all Managed Contract invoices, (ii) review and correct any errors in any such Managed Contract invoices in a timely manner, and (iii) submit to Company for payment.
14.4 Performance Under Managed Contracts. At all times Provider shall remain responsible for the management, administration and maintenance of the Managed Contracts. With respect to the performance of contractors under Managed Contracts, Provider shall promptly notify Company of any breach of, or misuse or fraud in connection with, any Managed Contracts of which Provider becomes aware or receives written notification, and shall cooperate with Company to prevent or stay any such breach, misuse or fraud. Provider shall not be liable for (i) any breach of, or misuse or fraud in connection with, by a contractor under any Managed Contract or (ii) for Provider’s failure to provide the Services or to meet the Services Levels as a result of any breach, misuse, or fraud by a contractor under a Managed Contract except to the extent such breach, misuse or fraud resulted from Provider’s failure to prudently manage, administer and maintain the Managed Contract.
14.5 Provider Required Consents. Provider, with the necessary cooperation of Company, shall obtain and maintain any consents, authorizations or approvals that are necessary for Provider to provide the Services (collectively, the “Provider Required Consents”), including those consents that are necessary to allow:
(i)	Provider to assign to Company any of its interests in Work Product as described in Article 11;

(ii)	Company to use any Provider Equipment during the Term and the Termination Assistance Period;

(iii)	Company to take an assignment to any Provider Equipment leases pursuant to Article 31; and
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(iv)	Provider to take an assignment to any Assigned Contracts pursuant to this Article 14.
14.6 Company Required Consents. Company, with the cooperation of Provider, shall obtain and maintain all consents, authorizations or approvals that are necessary to allow Provider to use any of the Company Provided Equipment as permitted in the Agreement.
14.7 Compliance with Required Consents. Provider and Company shall comply with the requirements of each of the required consents.
14.8 [Intentionally Omitted]
14.9 Alternative Approaches. If either Party is unable to obtain a required consent, then, unless and until such required consent is obtained, Provider and Company shall determine and adopt such mutually agreeable alternative approaches as are necessary and sufficient to provide the Services without such required consent. If such alternative approaches are required for a period longer than sixty (60) days following the Effective Date or an Order Effective Date, the Parties shall equitably adjust the terms of the Agreement and reduce the Services Costs to reflect any additional costs and expenses being incurred by Company and any Services not being received by Company. In addition, if Provider fails to obtain a Provider Required Consent within sixty (60) days of the Effective Date or an Order Effective Date and such failure has a material adverse impact on Company’s receipt of the Services, Company may, upon notice to Provider, terminate the Agreement, in whole or in part, as of the termination date specified in the notice, without cost or penalty and without the payment of any termination charges. The failure to obtain any Provider Required Consent shall not relieve Provider of its obligations under the Agreement and Provider shall not be entitled to any additional compensation or reimbursement of any amounts in connection with obtaining or failing to obtain any Provider Required Consent or implementing any alternative approach required by such failure.
15. AUDITS AND RECORDKEEPING
15.1 Fee Audits. All books and records relating to the performance of Provider’s obligations hereunder, any amounts payable to Provider hereunder, all Services that are self-performed by Provider and all Subcontracts and Supply Contracts with Affiliates of Provider shall be maintained by Provider and made available to Company and Company’s Personnel for copy, review, audit and other business purposes related to the performance of Provider’s and the Services hereunder at such reasonable times, upon reasonable notice and during normal business hours at reasonable locations. Except for self-performed Services and Subcontracts and Supply Contracts with Affiliates of Provider, Company’s audit rights shall not include the right to audit the makeup of fixed price costs or fixed rates agreed upon by Company. Should Provider fail to maintain such books and records as required hereunder and under Section 15.5 below, Provider shall provide its good faith assistance and reimburse Company for its reasonable costs in recreating such books and records. In the event that any audit by Company reveals any overpayment by Company (which overpayment may include without limitation Provider’s inability to produce adequate supporting documentation for any Service Costs paid by Company), then Provider shall repay to Company the overpaid amount upon Company’s written demand therefor and if such audit reveals underpayment by Company, then Company shall pay such underpaid amount upon written demand therefor and an invoice in accordance with Exhibit Q (Invoicing and Accounting Requirements). Company’s performance of an audit and Provider’s repayment of any overpaid amounts shall not limit any of Company’s rights and remedies with respect to such overpaid amounts or Provider’s performance of its obligations under this Agreement, all of which rights and remedies are reserved by Company. Provider shall cause the provisions of this Article 15 to be incorporated in the provisions of each Subcontractor agreement.
15.2 Records Retention. Provider shall maintain complete and correct books and records relating to the performance of all of its obligations hereunder and all costs, liabilities and obligations incurred hereunder, including without limitation those relating to the Services Costs and Provider’s Shared Savings. All records and accounts relating to financial matters must be in a format consistent with Generally Accepted Accounting Practices (“GAAP”). Upon Company’s request, Provider shall disclose to
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and discuss with Company, Provider’s accounting principles and practices. Any modification or addition to Provider’s accounting practices during the Term or Termination Assistance Period (other than in accordance with GAAP) shall be disclosed to Company prior to its implementation. Further, such modification of Provider’s accounting practice shall be subject to the prior written approval of Company. Such books and records shall be maintained for a period of no less than seven (7) years after the Term and Termination Assistance Period, if any.
15.3 Processing Audits. Upon reasonable advance notice from Company, and provided that such audits do not interfere with Provider’s ability to perform the Services, Provider shall, at Company’s expense, provide such auditors and inspectors as Company may designate with access during normal working hours to any site, facility, or performance documentation for the purpose of performing audits or inspections of security, internal and external compliance, legally required audits, audits in connection with government investigations, and audits required under Company’s corporate policies, including normal IT and business audits.
15.4 Facilities. Provider shall provide to Company and such auditors and inspectors as Company may designate in writing, on Provider’s premises (or if the audit is being performed of a Subcontractor, the Subcontractor’s premises if necessary) office space, office furnishings, telephone and facsimile services, utilities and office-related equipment and duplicating services as Company or such auditors and inspectors may reasonably require to perform the audits described in this Article 15.
15.5 SAS 70 Type II Report. During the Term (and the Termination Assistance Period), on the request of Company from time-to-time in addition to the schedule Provider may itself establish, Provider shall obtain a SAS 70 Type II Report. Provider shall provide Company with a copy of the SAS 70 Type II Report within fifteen (15) days of Provider’s receipt thereof from the Service Auditor. [*] If Provider obtains reports or conducts reviews that provide evaluations of Provider’s control objectives and control activities, Provider shall notify Company of such and provide copies of such reports or reviews to Company at no cost to Company. If the reports or reviews in the preceding sentence contain any confidential third party data or information, Provider may redact such confidential data or information from the copies provided to Company.
15.6 Provider Personnel Reports. If any Services are provided by Subcontractors, and if such Services (or any controls or other aspects of such Services) would fall within the scope of the SAS 70 Type II Report had such Services been provided directly by Provider, then Provider shall cause each such Subcontractor to comply with the requirements of Section 15.5 and Section 15.7.
15.7 Certification. As requested by Company, Provider shall either (i) certify to Company in writing that during the applicable SAS 70 Gap Period no changes have been made to the Services, the manner in which the Services are provided or operated, applicable controls, or the Control Objectives that could reasonably be expected to have any impact on the contents of, or opinions set forth in, the applicable SAS 70 Type II Report; or (ii) provide Company with a written description of any such changes.
15.8 Disclosure. The SAS 70 Type II Report shall be Confidential Information of Provider (or the applicable Provider Personnel); provided, however, that notwithstanding the foregoing or the confidentiality provisions of this Agreement, Company (and Company’s independent auditors) shall be permitted to disclose the SAS 70 Type II Report (or any of the content thereof) to any person, entity or Governmental Authority as necessary for Company to comply with the Sarbanes-Oxley Act of 2002 or any other Applicable Laws.
15.9 Control Objectives. Company may establish compliance and control objectives applicable to the Services by delivering such objectives in writing to Provider (“Control Objectives”). Company may update the Control Objectives at any time during the Term (or the Termination Assistance Period) provided that, subject to the Change Control Process, Company shall be responsible for any additional costs incurred by Provider in complying with the updated Control Objectives to the extent that such updated Control Objectives apply only to Company and not to any other customer of Provider. To the extent that such updated Control Objectives apply to other customers of Provider, then the costs associated with compliance with such updated Control Objectives shall be, subject to the Change Control Process, equitably allocated among Company and such customers.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

15.10 Sarbanes-Oxley Requirements. Provider recognizes that Company is subject to the Sarbanes-Oxley Act of 2002. In addition to the Control Objectives, Provider shall provide whatever assistance is necessary to assist Company in complying with such requirements with respect to its outsourced functions. Provider shall comply with Company’s financial reporting and control processes as set forth in the Policies and Procedures Guide (and as such processes are revised from time to time by Company) and provide Company with copies of all related records, reports and data as necessary for Company to satisfy the Sarbanes-Oxley Act of 2002. Provider shall recommend and, subject to Company approval, implement compliance measures to satisfy the Sarbanes-Oxley Act of 2002 with respect to the Services. Provider may use Direct Provider Labor in complying with the requirements of this Section 15.10.
16. TIMELINES FOR PERFORMANCE
16.1 Time of the Essence. Time is of the essence with respect to this Agreement. Execution of this Agreement and any Order shall constitute Provider’s representation and warranty that Provider is fully capable of performing, and will perform the applicable obligations in accordance with the Schedule set forth herein or in each Order. In the event Provider fails to so perform, Company may seek to recover damages, costs and expenses from Provider by reason of such failure of performance.
16.2 Schedule. If applicable to the Services set forth in an Order, Provider shall develop and submit to Company within ten (10) days of each Order Effective Date a detailed schedule for that Order based on Company’s requirements and Provider’s obligations thereunder (a “Schedule”). The Schedule shall indicate the timing of the performance of such obligations, including without limitation commencement, submission of Deliverables, milestones, meeting dates and completion. The Schedule shall include without limitation time for necessary bidding (if any), reviews, revisions, applications to Governmental Authorities, and required approvals. Provider shall not exceed the dates set forth in such Schedule.
16.3 Suspension. Company may, at any time, by written notice to Provider, suspend all or any portion of Provider’s performance hereunder. Upon receipt of such notice, Provider shall do the following, unless the notice requires otherwise:
(i)	Immediately discontinue such performance on the date and to the extent specified in the notice;

(ii)	Incur no further obligations, including without limitation placement of orders, Subcontracts or Supply Contracts for material, services or facilities, with respect to the suspended performance;

(iii)	Promptly make every reasonable effort to obtain suspension or assignment to Company or Company’s designee, upon terms satisfactory to Company, of all obligations, including without limitation orders, Subcontracts or Supply Contracts, to the extent such relate to the performance of such suspended performance;

(iv)	Protect and maintain any materials and supplies utilized in such performance, and any work completed or in progress; and

(v)	Mitigate costs associated with any such suspension.
16.4 Costs of Suspension. Within thirty (30) days of the effective date of any suspension by Company, Provider shall submit an itemization of expenses and time expended through the effective date of the suspension, together with cost, pricing, or other documents or data required by Company. Suspensions may only be withdrawn by written notice from Company, specifying the effective date and scope of the withdrawal. Provider shall immediately resume performance unless otherwise specified in such notice. If
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Provider believes that an adjustment to the Services Costs or the Schedule hereunder or under an Order is justified as a result of the suspension or withdrawal of suspension, such suspension or withdrawal of suspension shall constitute a Change and Provider shall request such adjustment in accordance with the Change Control Process provisions hereunder. The Annual Budget and Cost Baseline for determining Provider’s Shared Savings shall be equitably modified to take into account any period of suspension hereunder.
16.5 Acceleration of Performance. Provider shall notify Company immediately upon determining that it may be unable to meet the Schedule in whole or in part. Additionally, Company may inform Provider that Company has determined, in its reasonable judgment, that Provider may be unable to meet the Schedule in whole or in part. Within five (5) days of such notice or information, Provider shall submit to Company a proposed action plan to ensure compliance with the Schedule. If Company determines in its reasonable judgment that such action plan will not ensure compliance with the Schedule, Company may direct Provider to take steps necessary to accelerate its performance. If Provider believes that an adjustment to the Services Costs is justified as a result of such acceleration and that such acceleration constitutes a Change, Provider shall request such adjustment in accordance with the Change Control Process. Any incremental costs incurred by Provider as a result of such acceleration shall constitute a Change and shall be subject to the Change Control Process. Except to the extent provided for in any approved Change, Company shall have no liability to Provider for or arising out of the acceleration. If, within a reasonable period as determined by Company, Provider fails (i) to provide an action plan for accelerating and improving performance to meet the Schedule, or (ii) to diligently proceed to accelerate performance in accordance with such action plan, Company may take whatever actions it deems appropriate to meet the Schedule. The reasonable costs of any such actions shall be borne by Provider. No actions taken by Company under this Section 16.5 shall relieve Provider of its obligations under this Agreement, including without limitation meeting the Schedule.
16.6 Remedies for Failure to Timely Perform. Provider acknowledges that in the event Provider fails to timely perform under this Agreement, Company will suffer substantial damages, costs and expenses by reason of such failure of performance. The Parties may provide in this Agreement or in any Order for Service Costs credits to apply with respect to Provider’s failure to meet prescribed Schedule requirements, in which event the terms of such Service Costs credit provision shall apply with respect to failure to meet such Schedule requirements. Notwithstanding the availability of Service Costs Credits, Company shall be entitled to enforce any and all remedies available under this Agreement, at law and/or in equity with respect to any failure of Provider to timely perform its obligations in accordance with the terms of this Agreement, including the recovery of actual damages.
17. TERM AND TERMINATION
17.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years (“Initial Term”) unless earlier terminated in accordance with this Article 17. This Agreement shall automatically renew for additional one (1) year periods (each a “Renewal Term,” and together with the Initial Term, the “Term”) unless Company provides written notice of non-renewal no later than three (3) months prior to the expiration of the Initial Term or then-current Renewal Term.
17.2 Effect on Orders. Upon expiration or termination of this Agreement in accordance with this Article 17, this Agreement shall remain in effect with respect to any then-open Order(s) issued under this Agreement until completion of Provider’s performance thereunder unless terminated by Company for cause or convenience as provided below. Upon termination of this Agreement by Company for cause, Company shall have the right to terminate any and all Orders entered into hereunder.
17.3 Termination for Convenience. Company shall have the right to terminate this Agreement or any Order in whole or in part at any time, with or without cause, by giving Provider written notice specifying the extent of termination at least [*] months prior to the designated termination date.
17.4 Remedies Upon Termination for Convenience. In the event of termination under Section 17.3, Provider shall be entitled to Services Costs in accordance with the terms of this Agreement and the
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

applicable Order up to the date of termination, as well as for Termination Assistance Services to the extent requested by Company. [*] In no event shall Company be liable to Provider for any direct, indirect, special or consequential damages, lost profits, penalties or costs arising out of any termination for convenience.
17.5 Termination for Cause by Company. In the event that:
(i)	Provider commits a material breach of this Agreement or an Order, which breach is capable of being cured within thirty (30) days after notice of breach from Company to Provider, but is not cured in such 30-day period;

(ii)	Provider commits a material breach of this Agreement or an Order that is not capable of being cured within thirty (30) days but is capable of being cured within sixty (60) days and fails to (a) proceed promptly and diligently to correct the breach, (b) develop within thirty (30) days following written notice of breach from Company a complete plan for curing the breach, and (c) cure the breach within sixty (60) days of notice thereof;

(iii)	Provider commits a material breach of this Agreement or an Order that is not subject to cure with due diligence within sixty (60) days of written notice thereof;

(iv)	Provider commits numerous breaches of its duties or obligations which collectively constitute a material breach of this Agreement or the applicable Order;

(v)	Provider fails to furnish Company, upon Company’s reasonable request, with assurances satisfactory to Company evidencing Provider’s ability to complete its obligations hereunder in compliance with all of the requirements of this Agreement;

(vi)	Provider makes a general assignment for the benefit of its creditors, or a petition in bankruptcy is filed by or against Provider, or a receiver shall be appointed on account of Provider’s insolvency;

(vii)	an Event of Deteriorating Provider Condition (other than the events described in Section 17.7 below) occurs;

(viii)	a KPI Default occurs; or

(ix)	Provider otherwise persistently fails to meet the Service Levels;
then Company may, by giving written notice to Provider, terminate this Agreement, in whole or in part, or the applicable Order as of the date specified in the notice of termination. If Company chooses to terminate this Agreement in part, the Service Costs payable under this Agreement shall be equitably adjusted to reflect those services that are terminated. Termination under this Section 17.5 shall be without cost or penalty and without the payment of any termination charges.
17.6 Termination for Cause by Provider. [*] Any notice required pursuant to this Section 17.6 shall be sent in accordance with the requirements of Section 32.3 to the addresses set forth therein and a copy shall also be concurrently sent to the address set forth below:
Vice President, Engineering
Amgen Inc.
Mailstop: 38-4-B
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
Fax Number: [*]
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

17.7 Other Termination by Company. In the event:
(i)	Provider transfers, sells, assigns or otherwise disposes of (a) all or substantially all of its assets or (b) any controlling interest in its business (whether in the form of stock or otherwise); or

(ii)	Provider consolidates with or merges into another corporation or entity, or permits the consolidation with or merger into another entity;
then Company may, by giving written notice to Provider, terminate this Agreement, in whole or in part, or the applicable Order as of the date specified in the notice of termination. If Company chooses to terminate this Agreement in part, the Services Costs payable under this Agreement shall be equitably adjusted to reflect those services that are terminated. Termination under this Section 17.7 shall be without cost or penalty and without the payment of any termination charges.
17.8 Remedies Upon Termination for Cause. In the event of termination of this Agreement or any Order, without prejudice to other rights or remedies, Company may complete performance of Provider’s obligations by whatever method Company deems appropriate.
17.9 No Actual Default. If, after termination for cause under this Article 17, it is determined for any reason that a Party was not in default, the rights and obligations of the Parties shall be the same as if the notice of termination had been issued as a termination for convenience.
17.10 Upon Termination. Without limiting the obligations of Provider under Article 18, upon receipt of notice of termination, Provider shall do the following unless otherwise specified by Company:
(i)	Incur no further obligations, including without limitation placement of orders, Subcontracts or Supply Contracts for material, services or facilities;

(ii)	Mitigate costs associated with such termination;

(iii)	Preserve any Work Product or other performance that is in progress or completed until Company or Company’s designee takes possession thereof; and

(iv)	Deliver all Work Product to Company in accordance with Company’s reasonable instructions.
17.11 Discontinuance. On the date of termination, Provider shall discontinue, and cause any of Provider Personnel to discontinue, performance hereunder to the extent specified in the termination notice from Company; provided, however, the provisions of this Section 17.11 shall not operate to excuse Provider’s performance of Termination Assistance Services during the Termination Assistance Period, in accordance with Article 18 of this Agreement.
17.12 Termination of Dependent Orders. In the event that an Order is terminated for cause, Company shall have the option to terminate any other Orders identified therein as being dependent on the terminated Order.
17.13 Notice of Deteriorating Financial Condition. In the event of the occurrence of any fact or circumstance relating to an Event of Deteriorating Provider Condition, Provider shall immediately provide notification of such event to Company (except to the extent Provider is precluded from making such disclosure pursuant to applicable securities laws) and Provider shall use its commercially reasonable efforts to (i) secure from all relevant third parties, including Third Party Suppliers and Subcontractors, all rights reasonably required for Company to continue to receive the Services and to exercise its rights under this Agreement, and (ii) at the expense of Company, cooperate with Company and any third party service Providers selected by Company, to establish and implement a contingency plan to avoid
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disruption of Services in the event that Provider is unable to meet its obligations under this Agreement. At any time that Provider is not a publicly reporting company under the securities Laws of the United States, Provider shall, within forty-five (45) days of the end of each calendar quarter, provide Company with sufficient financial information to enable Company to determine whether an Event of Deteriorating Provider Condition has occurred during such calendar quarter. In the event that Company becomes aware of an Event of Deteriorating Provider Condition for which Provider has not provided such notification to Company, Company shall have the immediate right to take all reasonable actions to ensure continued availability of the Services, either by the Provider, Company or its third party designee, including, but not limited to, pursuant to a Step-in in accordance with Article 7.
17.14 Survival. All provisions of this Agreement that by their nature would apply to the Termination Assistance Services shall continue in effect during the Termination Assistance Period. In addition, the provisions of Sections 2.9, 4.9, 7.5, 9.1, 11.2, 11.3, 11.7, 12.15, 12.23(iv), 14.5, 14.7, 15.1, 15.2, 15.3, 15.4, 16.6, 18.6, 18.9, 20.2, 22.3, 23.3, 25.2, 25.3, 28.3, 28.4, 28.5, 28.6, 32.5, and 32.7 and Articles 17, 18, 27, 29, 30 and 32 shall survive termination of this Agreement (and expiration of the Termination Assistance Period), together with any other obligations of Provider that by their nature would survive such termination.
18. TERMINATION ASSISTANCE SERVICES
18.1 Termination Assistance Services. Upon expiration or termination of all or part of the Services or this Agreement for any reason, Provider shall for a period of twelve (12) months (the "Termination Assistance Period”), upon Company’s request and at Company’s expense, continue to provide the Services that were provided prior thereto and any reasonable cooperation requested by Company that may be required from Provider to facilitate the efficient and orderly transfer of the affected Services to Company or a third-party service provider, as applicable, or Company’s designee (“Termination Assistance Services”). The rights of Company under this Article 18 shall be without prejudice to the Parties’ rights to pursue legal remedies for breach of this Agreement, either for breaches prior to termination or during the period this Agreement is continued in force post-termination. Ongoing Services during the Termination Assistance Period shall be provided at the prevailing Services Costs in effect immediately prior to such termination. Any material incremental costs incurred by Provider in providing the Termination Assistance Services shall constitute a Change and shall be subject to the Change Control Process. In the event Provider exercises its termination rights pursuant to Section 17.6, then, [*].
18.2 Development of Termination Plan. If and to the extent requested by Company, whether prior to or upon expiration or termination of this Agreement or during any Termination Assistance Period, Provider shall assist Company in developing a termination plan which shall specify the tasks to be performed by the Parties in connection with the Termination Assistance Services and the schedule for the performance of such tasks. The plan shall include descriptions of the Services, Service Levels, fees, documentation (such as operating manuals) and access requirements that will promote an orderly transition of the Services, and a list of all assets, software, licenses, personnel and other contracts to be transitioned to Company or its designee.
18.3 Absolute Obligation. [*] Provider acknowledges and agrees that it shall have an absolute and unconditional obligation to provide Company with Termination Assistance Services. Provider’s quality and level of performance during the Termination Assistance Period shall continue to comply with the Standard of Care and all requirements of this Agreement unless otherwise expressly approved in the Termination Plan.
18.4 Post-Termination Assistance. For a period of six (6) months following the Termination Assistance Period, Provider shall: (i) at Company’s expense, answer all reasonable and pertinent verbal or written questions from Company regarding the Services; and (ii) deliver to Company any remaining Company-owned reports and documentation still in Provider’s possession.
18.5 Transfer of Agreements. With respect to, Subcontracts, Supplier Contracts, and contracts for any other third-party services applicable to the terminated Services, Company shall have the right to have
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

such contracts assigned to Company provided that Company assumes all ongoing obligations under such contracts from and after the effective date of such assignment. With respect to Third Party Intellectual Property used by Provider in connection with the performance of the Services that are subject to Termination Assistance Services, during the Termination Assistance Period, Provider shall, at the request of Company, assign the licenses of such Third Party Intellectual Property to Company or its designee, provided that: (i) Provider shall have the right to assign such licenses or contracts, and (ii) Company shall assume all future contractual responsibility and liability under such licenses and contracts, including payment of future license fees, maintenance fees and other charges. In connection with any license or contract transfer under this Paragraph, Company shall pay any transfer fees that the Parties were unable to avoid through reasonable good faith efforts, unless otherwise set forth in an Order.
18.6 Transfer of Software. No Provider Intellectual Property Rights will transfer to Company upon expiration or termination of the Services except as specifically permitted pursuant to this Section 18.6. [*] Provider shall not be liable for any changes made to the data by Company.
18.7 Transfer of Equipment. For any Provider Equipment that was used to provide Services at the time of notice of termination or expiration of this Agreement and/or to provide to Termination Assistance Services, Provider shall allow Company or its designee to (a) purchase, at fair market value at the time of Company’s purchase, any equipment supplies, tools or equipment owned by Provider that is used primarily or exclusively to provide the terminated Services; and/or (b) assume the lease of any equipment leased by Provider. Following the Termination Assistance Services period, each Party shall return to the other Party any assets owned by such other Party to which it is not given ongoing rights as part of the termination plan.
18.8 Transfer of Personnel. Notwithstanding Section 2.9 above, Company or its Affiliates or designees shall have the right to extend offers of employment to any and all Provider Personnel, including Key Provider Personnel, primarily assigned to or working on the applicable terminated Services at the time of notice of termination or expiration of this Agreement and/or to provide to Termination Assistance Services. Provider shall provide reasonable access to these employees. Provider [*] shall not [*] interfere with Company’s employment efforts.
18.9 Other Transfer. Upon expiration or termination of this Agreement, or at the end of the Termination Assistance Period, Provider shall transfer to Company or its designees (except as provided below) (i) copies of all software transferred or licensed to Company pursuant to this Article 18, (ii) all equipment transferred or licensed to Company pursuant to this Article 18, (iii) to the extent available or requested by Company to be so documented, copies of all applicable requirements, standards, policies, reports and report formats, user manuals, technical manuals, system architecture, processes, operating procedures and other documentation relating to the terminated Services, and (iv) all know-how of Provider reasonably required to perform the Services.
19. COMPENSATION
19.1 Contract Price and Pricing Schedule. Pricing structures for the Services are set forth in Exhibit D (Pricing) of this Agreement and each Order shall set forth one or more pricing structures under which the applicable Services shall be performed, which may include the pricing structures set forth in Exhibit D (Pricing). Company shall pay Provider all fees and compensation due to Provider in connection with such Services in accordance with the terms of Exhibit D (Pricing) and other applicable terms of this Agreement and the applicable Order (“Services Costs”), which Services Costs shall include the Management Fees, Reimbursable Costs, Incentive Compensation and any Provider’s Shared Savings payable to Provider pursuant to Exhibit D (Pricing) or any Order. With respect to all Services subject to acceptance testing, Company shall have no obligation to pay Provider for any Services unless and until such Services have successfully met the acceptance testing requirements and all other requirements prerequisite to payment in accordance with this Agreement and any relevant Order. Company shall not be billed for any charges or expenses other than those Services Costs or Reimbursable Costs stated and expressly authorized in this Agreement or an Order.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

19.2 Reimbursable Costs. Company may agree to pay or reimburse Provider for some or all Reimbursable Costs incurred by Provider in connection with its performance under this Agreement or an Order. Such Reimbursable Costs shall be subject to the pricing structures set forth in Exhibit D (Pricing), including a [*]. In no event shall Company be obligated to reimburse Provider for any Reimbursable Costs (i) that are not authorized in writing by Company, (ii) that are not Reimbursable Costs in accordance with this Agreement or the applicable Order, or (iii) that are incurred in excess of the Company-approved amount or [*].
19.3 Charge Increases and Decreases. Unless otherwise agreed in writing by Company or as otherwise provided in this Agreement or an Order, Provider shall not increase the Service Costs above the prices for such Services specified in this Agreement or the applicable Order. On mutual agreement of the Parties, Provider may decrease the Services Costs payable for any Services to reflect changed market conditions and/or improvements in technology.
19.4 No Services Costs for Errors or Defective Performance. In no event shall Provider be entitled to receive Services Costs for charges to the extent arising out of or resulting from (i) any costs or expenses incurred by the Provider or its Affiliates or payable by Company to remedy any error, omission or mistake of Provider, its Affiliates or their respective Personnel or breach of this Agreement or any Order by Provider, its Affiliates or their respective Personnel, or (ii) any incremental or additional costs or expenses incurred by Provider or its Affiliates or payable by Company to remedy any error, omission or mistake of Provider, its Affiliates or their respective Personnel or breach of this Agreement or any Order by Provider, its Affiliates or their respective Personnel.
20. TAXES
20.1 Taxes, Exemptions and Reductions. Company reserves the right to modify this Agreement, as necessary, to receive the benefits of any available tax exemptions or reductions. Provider shall cooperate with Company’s efforts to realize the benefits of any tax exemptions or tax structures that may be available to Company in connection with any Order issued pursuant to this Agreement or any element(s) of the Services.
20.2 Tax Claims. If any Governmental Authority makes any claim with respect to any taxes for which Company may be responsible, Provider shall notify Company regarding such claim immediately after Provider’s discovery of such claim. Further, Provider shall reasonably assist Company with the investigation and assessment of such claim. If required by Company, Provider shall challenge the imposition of any taxes for which Company may be responsible or request a refund of such taxes. In accordance with the requirements of Exhibit Q (Invoicing and Accounting Requirements), Company shall reimburse Provider for reasonable attorneys’ fees incurred in challenging any imposition of taxes or requesting a refund of such taxes pursuant to the preceding sentence.
20.3 Government Tax Filings. Provider shall file with the Internal Revenue Service and provide to all Subcontractors any Form 1099 or other report required by relevant sections of Applicable Law, including the Internal Revenue Code of 1986, as amended, or any successor provisions. Provider shall withhold from payments to such Subcontractors and remit promptly to the Internal Revenue Service, all amounts necessary to insure compliance with relevant sections of Applicable Law, including the Internal Revenue Code of 1986 as amended, or any successor provisions. Provider shall provide copies of all such reports to Company promptly after filing the same with the Internal Revenue Service or other Governmental Authority.
21. INVOICING AND PAYMENT
21.1 Invoicing. Provider shall invoice Company for the Services in accordance with the requirements of Exhibit Q (Invoicing and Accounting Requirements) to this Agreement.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

21.2 Timing of Payments; Disputes. Company may dispute Provider invoices in accordance with the provisions of Exhibit Q (Invoicing and Accounting Requirements) to this Agreement. Company shall pay all undisputed invoice amounts in accordance with the provisions of Exhibit Q (Invoicing and Accounting Requirements) to this Agreement.
21.3 Security Interest. To the extent of any progress payments made by Company arising from or related to this Agreement, Provider grants to Company a security interest in all raw materials and components committed by or on behalf of Provider for use in connection with this Agreement or any Order, wherever located. Upon Company’s request, Provider shall execute a written security agreement and financing statement that grants the foregoing security interest to Company in form and content satisfactory to Company.
21.4 Right of Off-Set. With respect to any amount that (i) should be reimbursed to a Party under this Agreement or an Order, or (ii) is otherwise payable to a Party under this Agreement or an Order, such Party may, upon notice to the other Party, deduct the entire amount owed to such Party from the Services Costs otherwise payable or expenses owed to the other Party pursuant to this Agreement or the applicable Order. The rights granted under this Paragraph shall not apply to amounts relating to services provided by third parties relative to Provider’s provision of Services. Any credits due Company that are not applied against Provider’s invoices or that are due to Provider by Company shall be paid to within thirty (30) days after receipt of written request for such payment.
21.5 Withholding Payment. Company may, in whole or in part, decline to approve any request for payment hereunder, withhold or offset against any payment or, due to subsequently discovered evidence or inspection, nullify any payment previously made to such extent as may be necessary, in Company’s reasonable opinion, to protect Company from loss due to Provider’s failure to meet its obligations hereunder. The conditions or occurrences for which Company may withhold or offset against any payment include without limitation Provider’s failure to properly make payments to Subcontractors in accordance with Section 13.8. If, through subsequently discovered evidence or subsequent observations, Company becomes aware that it could have withheld approval and payment (but did not), Company reserves the right to deduct the applicable amount from later invoices or obtain a credit from Provider for the applicable amount. The provisions of this Section 21.5 shall not lessen or diminish, but shall be in addition to, the right or duty of Company to withhold payments under the provisions of Applicable Law respecting the withholding of sums due to Provider.
22. GOVERNMENT
22.1 Changes to Applicable Laws. Provider shall notify Company of (i) any changes or anticipated changes in Applicable Laws of which Provider is aware or should be aware that may impact performance of the Services, (ii) the impact of such changes on performance of Provider’s obligations hereunder and the intent of this Agreement, and (iii) recommendations for modifications to such performance to comply with such changes, subject to Company’s approval pursuant to the Change Control Process.
22.2 Equal Opportunity/Affirmative Action. For any performance required under this Agreement (i) between two business entities based in the United States of America and (ii) being performed in the United States of America and/or its territories, Provider agrees that, unless otherwise specifically exempted, this Agreement shall be performed in full compliance with all Applicable Laws, including without limitation applicable equal opportunity/affirmative action requirements; of Title VII of the Civil Rights Act of 1964; Executive Orders No. 11141 and 11246, as amended; Sections (1) and (3) of Executive Order No. 11625 relating to the promotion of Minority Business Enterprises; Americans with Disabilities Act; Age Discrimination in Employment Act; Fair Labor Standards Act; Family Medical Leave Act; the Vietnam Era Veterans’ Readjustment Assistance Act of 1974; Rehabilitation Act of 1973; and all corresponding implementing rules and regulations, all of which, including without limitation the contract clauses required and regulations promulgated thereunder, are incorporated herein by reference.
22.3 Inspections and Government Contacts. To the extent that Provider is or becomes aware of meetings with or inspections by Governmental Authorities regarding Provider’s obligations hereunder,
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Provider shall notify Company within one (1) business day of becoming aware of any such meeting or inspection with any such Governmental Authority. Company shall have the right to be present at all such meetings and inspections that are (i) of general nature; or (ii) specific to Provider’s conduct of Services under this Agreement or any applicable Order. Provider shall provide Company with an opportunity to comment on drafts of documents Provider is required to submit to Governmental Authorities pursuant to its obligations hereunder. Provider shall submit to Company copies of documents to be submitted to Governmental Authorities or insurance companies relating to Provider’s obligations hereunder, including, without limitation, reports of accidents or injuries occurring on Company’s premises. Notwithstanding anything contained in this Agreement to the contrary, Provider shall not initiate or participate in any communications with any Governmental Authorities concerning the subject matter hereof unless required by law or requested to do so by Company and, then, only upon prior consultation with Company.
22.4 Ethics and Conflict of Interest. In its performance of its obligations hereunder, Provider shall adhere to business practices that meet and are in the spirit of Applicable Laws and ethical principles, including, without limitation the following:
(i)	All transactions undertaken in connection with Provider’s obligations hereunder shall be accurately reflected in Provider’s records; and

(ii)	Provider shall perform its obligations hereunder and conduct itself with respect to Subcontractors and third parties so as to avoid loss or embarrassment to Company including loss or embarrassment due to any real or apparent conflict of interest.
23. SAFETY
23.1 Safety Obligations. Provider and Provider Personnel shall comply with the business practices, hours, working conditions and Company Policies related to Provider’s performance hereunder, including, but not limited to, Company Policies regarding safety attached or listed in Exhibit I (Company Standard Operating Procedures) and Exhibit J (Company Standard Policies). Provider shall be solely responsible to inquire, inspect and acquaint itself with all conditions at Company Facilities, subject to Company’s obligation to disclose pertinent information. In the performance of its obligations hereunder, Provider shall at all times: (i) require the presence, as appropriate, of competent supervisory personnel; (ii) keep the Company Facilities clean and safe, including without limitation keeping the Company Facilities free from debris and hazards; and (iii) be responsible for the safe and orderly performance of such obligations in accordance with this Agreement, any Orders and all Applicable Laws. Upon expiration or termination of this Agreement or, if applicable, expiration of the Termination Assistance Period, Provider shall remove all of Provider’s equipment and unused material from the Company Facilities, thoroughly clean up all refuse and debris, and leave the site neat, orderly and in good condition, normal wear and tear excepted. In addition, to the extent Provider performs such obligations on Company Facilities, Provider shall (i) cooperate with Company and comply with Company’s hours, working conditions and Company Facilities’ policies; and (ii) repair or replace to Company’s satisfaction any property that is damaged or destroyed by Provider or Provider Personnel. Provider shall notify Company as promptly as possible upon becoming aware of an inspection under, or any alleged violation of the Occupational Safety and Health Act or similar Applicable Laws in connection with the Services. Provider shall be responsible for removing or disposing of any hazardous materials that it uses in providing Services and for the remediation of any areas impacted by the release of such hazardous materials.
23.2 Safety Exhibit. Provider shall meet the obligations set forth in the Safety Appendix attached hereto as Exhibit L (Safety Appendix), as may be revised by Company from time to time (subject to Section 4.6), and any additional safety requirements specified in an Order.
23.3 Hazardous Materials.
(i)	To the extent that Company has actual knowledge of the presence of hazardous chemical substances on a Company Facility at the commencement of Provider’s performance of activities on such Company Facility that could in Company’s opinion (i)
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pose hazards to human health or safety of Provider’s or Provider’s Personnel working on the Company Facility given the scope of Provider’s Services to be performed or (ii) significantly affect Provider’s performance hereunder on such Company Facility, if requested in writing by Provider prior to commencement of its performance on such Company Facility, Company shall disclose such pre-existing conditions to Provider. Conditions, including the presence of any hazardous chemical substance, described or referenced in any reports or studies given to or made available to Provider, or in any studies or investigations by Provider, shall be deemed to have been disclosed upon receipt by Provider of such information. If Company provides any such disclosure(s) of pre-existing conditions to Provider, Provider shall fully review and familiarize itself with such disclosure(s) and shall (A) exercise the Standard of Care in dealing with the disclosed pre-existing conditions; (B) conform to, and otherwise not interfere with any existing programs, controls, limitations or activities which are in place as a result of the presence of such substances, and (C) take such steps (and require all contractors to take such steps) in accordance with the Standard of Care, including but not limited to workplace controls, required use of personal protective equipment, or limitations on location and scope of Services to address any hazard to human health or safety.

(ii)	Provider must comply with all Applicable Laws in the performance of its obligations hereunder including without limitation those regarding hazardous and toxic substances and associated disclosure requirements. Additionally, Provider must comply with Company’s chemical release and hazardous and toxic substances disclosure and notification requirements, including those specified in the Chemical Release/Hazardous and Toxic Substances Disclosure Requirements Appendix attached hereto. For Services performed in California or Company’s Facilities, Provider shall comply with the requirements of the Safe Drinking Water and Toxic Enforcement Act of 1986 and amendments thereto (commonly referred to as “Proposition 65”). Such compliance may require the posting of notices on the Company Facility to warn people on the Company Facility of the potential for exposure to products which contain certain levels of chemicals known to the State of California to cause cancer, birth defects or other reproductive harm, as identified and listed by the Governor or the Health and Welfare Agency of the State of California pursuant to the requirements of Proposition 65. Provider shall inquire of its Subcontractors whether they have received any such warning notices from product manufacturers for products being used on the Company Facility, and shall ensure that any such notice, or a general warning sign, is posted conspicuously on the Company Facility so that it is likely to be read and understood by those who may be affected. Provider shall maintain records of any inquiries of its Subcontractors, and any responses received from them, and shall make these records available to any individual who inquires about potential exposures. If Provider causes or discovers (i) a reportable release of a hazardous substance or extremely hazardous substance; or (ii) a discharge or release, or potential discharge or release, of a regulated quantity of a listed chemical into a source of drinking water, which includes discharges or releases onto or into land, or into air, so long as the chemical will be deposited directly and immediately into a source of drinking water, then Provider shall immediately stop the activities causing or threatening such discharge or release, prevent or limit human, environmental, or natural resource exposure to the discharge or release, and take reasonable steps to stop any continuing discharge or release. Provider shall immediately notify Company that such a discharge or release has occurred or is threatened. Company will then determine whether the substances that gave rise to the actual or threatened discharge or release may be used at the Company Facility or need to be removed from the Company Facility in order to comply with the requirements of Proposition 65.

(iii)	In the event that the removal or remediation of hazardous or toxic substances (other than a Provider Substance Release, as defined below) located on the Company Facility is required under any Applicable Law (a “Company Substance Condition”), then Company shall be responsible for the removal or remediation of such Company
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Substance Condition, and Provider shall give full cooperation to persons authorized to conduct such removal or remedial actions and take all reasonable steps related to the Services to prevent any future or additional discharge or release with respect to such Company Substance Condition. Company shall indemnify, defend and hold Provider harmless from and against any and all third-party claims directly arising from a Company Substance Condition. The immediately foregoing indemnity, defense and hold harmless obligations expressly exclude any claims in connection with the exacerbation of any Company Substance Condition arising from the negligence or willful misconduct of Provider or its Personnel.

(iv)	In the event that hazardous or toxic substances were brought onto and released on the Company Facility by Provider or its Personnel in violation of this Agreement, an Order or Applicable Law, then Provider at its sole cost and expense shall be responsible for and cause the removal and remediation of such hazardous or toxic substances to the fullest extent required to restore the affected property to the condition required by Company for its intended use of such property (the “Remediation Standard”). At a minimum, the Remediation Standard shall comply with Applicable Laws. Provider’s removal and remediation activities pursuant to the preceding sentence shall comply with the guidance and direction of Company’s EHS department. If a hazardous or toxic substance present at the Company Facility prior to the commencement of the Services hereunder or under an Order, or subsequently brought to the Company Facility by Company, is released or otherwise exacerbated as a result of the negligence or willful misconduct of Provider or Provider’s Personnel, then Company, at Provider’s sole cost and expense, shall cause such hazardous or toxic substance to be removed or otherwise remediated to the Remediation Standard. Provider shall immediately reimburse Company for the costs incurred by Company in performing the remediation described in the preceding sentence. For the purpose of this Agreement, the releases of hazardous substances described in this paragraph individually shall be referred to in this Agreement as, a “Provider Substance Release.” Provider shall indemnify, defend and hold the Company Indemnified Parties harmless from and against any and all third-party claims arising from or related to a Provider Substance Release and Provider’s failure to perform the removal or remediation of a Provider Substance Release when required by this Section 23.3(iv).
23.4 Company Facilities.
(i)	Provider shall use the Company Facilities for the sole and exclusive purpose of providing the Services, subject to Company’s approval in its discretion of another use. Company grants Provider a license for all such approved use of the Company Facilities. The use of Company Facilities by Provider does not constitute a leasehold or other property interest in favor of Provider.

(ii)	Provider shall use the Company Facilities in an efficient manner and in a manner that is coordinated, and does not interfere, with Company’s business or operations. To the extent that Provider operates the space in a manner that unnecessarily increases facility or other costs incurred by Company, Company reserves the right to deduct such excess costs from the Services Costs payable hereunder. Provider shall be responsible for any damage to the Company Facilities resulting from the abuse, misuse, neglect or negligence of Provider or other failure to comply with its obligations respecting the Company Facilities.

(iii)	Provider shall keep the Company Facilities in good order, not commit or permit waste or damage to Company Facilities or use Company Facilities for any unlawful purpose or act, and shall comply with Company’s standard policies and procedures and applicable leases as these are made available to Provider regarding access to and use of the Company Facilities.
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(iv)	Provider shall permit Company Personnel to enter into those portions of the Company Facilities occupied by Provider Personnel at any time.

(v)	Provider shall not make improvements or changes involving structural, mechanical or electrical alterations to the Company Facilities without Company’s prior written approval. Any improvements to the Company Facilities shall become the property of Company.

(vi)	When the Company Facilities are no longer required for performance of the Services, Provider shall return them to Company in substantially the same condition as when Provider began use of them, subject to normal wear and tear.
24. SECURITY
24.1 Access. Company shall provide the Project Staff with access to Company Facilities during normal working hours as reasonably required to perform the Services. If any Provider Personnel require access to a Company site or facility outside of normal working hours, Provider shall request the necessary permission from Company, which permission shall not be unreasonably withheld, conditioned or delayed.
24.2 Security Obligations on Company’s Premises. At all times when present at Company’s premises, Provider and Provider Personnel shall comply with Company Policies, including those related to security.
24.3 Access to Provider’s Premises. If requested by Company in connection with Provider’s performance of this Agreement, Provider shall provide safe and convenient access for Company to Provider’s premises.
24.4 Restrictions on Access. Any Provider Personnel who are required to enter any of Company’s premises may be required to complete a badge request form and must adhere to all security requirements of Company’s security manager. Such Personnel of Provider may also be required to sign Company’s Confidential Disclosure and Information Security Agreements and will have restricted access to Company’s Facilities for business purposes only from 8:30 a.m. to 5:30 p.m. Monday through Friday, unless otherwise pre-approved by Company. Upon completion of such Personnel’s assignment at Company’s Facilities and/or in the event of termination of this Agreement, all badges shall be returned immediately to Company’s Security Department.
24.5 Background Checks. No Personnel of Provider will (i) perform Services at a Company site, (ii) receive an access badge from Company, (iii) drive Company-owned or leased vehicles or (iv) routinely transport Company Personnel, without Provider, first providing to Company’s Security Department the Background Check Certification Form attached hereto as Exhibit M (Background Check Certification Form) for the applicable Personnel. For all Provider Personnel (including Transitioned Employees), Provider shall perform, or shall use an outside agency to perform, the background check and all legally required notifications to Provider Personnel set forth in the Background Check Certification Form. Failure or refusal to provide the requisite Background Check Certification Form, or submission of a Background Check Certification Form without having performed the requisite background check, shall constitute a breach hereunder for which Company may terminate this Agreement immediately for cause, notwithstanding any right of Provider to cure. Provider shall return the appropriate Background Check Certification Form for Provider’s representatives to the address set forth below the applicable Company site listed at the bottom of such form, prior to the Provider representative beginning his/her assignment at or for Company. In addition, Provider will provide verification to Company that it performed similar background investigations for all existing Provider Personnel regularly involved in the provision of Services at the time such employees were hired by Provider or at some subsequent time that is prior to their regular involvement in the provision of Services to Company.
24.6 Information Systems Security. In the event this Agreement or an Order provides for remote access to Company’s electronic information systems (“CIS”) by Provider, Provider shall at all times protect CIS through procedures and tools deemed satisfactory to Company. Such procedures and tools shall include without limitation:
(i)	A mechanism to determine and immediately report to Company possible security breaches;
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(ii)	Controls to ensure the return or destruction, at Company’s direction, of information transmitted through CIS;

(iii)	A process for maintaining the confidentiality, integrity and availability of information transmitted through CIS; and

(iv)	Methods for controlling access to CIS, which shall include without limitation (i) permitted access methods; (ii) an authorization process for users’ access and privileges; and (iii) maintenance of a list of authorized users.
24.7 Access to CIS. Prior to Provider remotely accessing CIS, in order for Company to determine its satisfaction with the foregoing procedures and tools, Provider shall submit to Company:
(i)	A list of established connections that Provider has with the electronic information systems of third parties in order for Company to evaluate security issues associated with such connections and CIS;

(ii)	A copy of Provider’s security policies applicable to electronic information systems; and

(iii)	A copy of Provider’s most recent external penetration test or network audit of its electronic information systems.
24.8 CIS Audit. Without limiting any rights and remedies hereunder, Company shall have the right to audit and monitor the procedures and tools required pursuant to Sections 24.6 and 24.7 to ensure compliance with the requirements hereunder. Company shall have the right to revoke or limit Provider’s access to CIS at any time, including without limitation in the event Provider is deemed by Company, in its sole discretion, to have failed to comply with the requirements of this Article 24. In addition to its other obligations hereunder, Provider shall return to Company immediately upon any such revocation any hardware and software provided to Provider by or on behalf of Company for use with CIS.
24.9 Access Protections. All Provider interconnectivity to Company computing systems and/or networks and all attempts at such interconnectivity shall be only through Company’s security gateways/firewalls. Provider will not access, and will not permit unauthorized persons or entities to access, Company computing systems and/or networks without Company’s express written authorization, and any such actual or attempted access shall be consistent with any such authorization.
24.10 Viruses. Provider shall use the latest version available of a mutually agreed virus detection/scanning program (i) prior to any attempt to access any of Company’s computing systems and/or networks, (ii) prior to use of any software in connection with the Services, and (iii) prior to delivery or transfer of any software to Company. Upon detecting a virus, all attempts to access Company’s computing systems and/or networks shall immediately cease and shall not resume until any such virus has been eliminated. Without limiting the foregoing, each Party shall use commercially reasonable efforts to avoid the transmission of any virus from its own systems to the other Party’s systems.
24.11 Information Systems. To the extent Provider creates, uses or modifies software or information systems in connection with providing the Services, Provider represents and warrants that all such software or information systems shall be maintained in a fully validated state.
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24.12 Security Breaches. In the event of an attack or threatened or suspected intrusion or other breach of security against any computing systems and/or networks, hardware and/or software used to provide the Services, Provider shall, at its expense, and without limiting the Service Level obligations hereunder, take whatever steps are necessary to immediately protect such systems, networks, hardware and/or software and prevent any further breaches, including, without limitation: (i) preventing further access to the systems, networks, hardware and software from the source of the attack, (ii) immediately backing up the affected systems and any related systems, (iii) enhancing defensive systems to prevent any similar breaches in the future, (iv) contacting the ISP where the threat or attack originated and/or law enforcement authorities; (v) investigating the extent of the damage, if any, (vi) producing an incident report detailing Provider’s findings and providing such report to Company, (vii) providing supplemental monitor traffic from the attack source until risk of further attacks is deemed to be eliminated, and (viii) temporarily disabling the Services, if warranted by the circumstances and with prior approval of Company, provided that such Services are reinstated as soon as the risk of further breaches is deemed to have been eliminated or adequate additional security measures have been implemented. Provider shall immediately contact Company upon discovering such an attack or threatened or suspected intrusion or breach of security and provide to Company all information reasonably requested, and the Parties shall mutually agree on appropriate measures to be taken with respect thereto.
24.13 Company Disabling Access. In the event that Company shall disable Provider’s access to Company’s computing systems and/or networks, Provider shall be excused from failure to meet any Service Levels only to the extent such failure is a direct result of such disabled access, provided that such disabled access is not caused by Provider or is initiated to protect Company’s computing systems and/or networks from a virus or disabling device on Provider’s computing systems and/or networks.
24.14 Office Space. To the extent Company agrees to provide office space to Provider, Company shall provide Project Staff with reasonable office space, office furnishings, janitorial services and utilities (including air conditioning) consistent with that which Company provides to its own similarly situated Personnel. Provider may not provide services to other customers of Provider from space provided by Company without Company’s prior written consent. Company shall have the option during the Term to relocate Provider Personnel located on Company’s premises to other comparable locations or facilities within the same metropolitan area.
24.15 Equipment Space. In the event that Provider shall be required to house Equipment on Company premises in connection with the Services, Company shall provide Provider with adequate space, air conditioning, and security for such Equipment. Such space shall meet the reasonable operating specifications and environmental conditions specified by Provider.
24.16 Company Assets. All assets owned, leased or otherwise held by Company during the Term or Termination Assistance Period (“Company Assets”) shall at all times remain the sole property of Company; provided, however, Provider shall operate, repair, maintain and replace Company Assets as specified in this Agreement. Company Assets required by Provider to perform its obligations hereunder are set forth in detail in Exhibit R, (Company Assets) or the relevant Order. Provider shall have access to and use of such Company Assets as set forth herein or in the relevant Order(s) and may manage such assets as required or appropriate to enable Provider to properly perform the Services.
25. REGULATORY COMPLIANCE
25.1 Compliance with Regulatory Requirements. Provider understands and agrees that the Services provided hereunder may be in support of an IND or NDA submissions to the U.S. Food and Drug Administration (“FDA”) and/or similar regulatory submissions to any Governmental Authority and Provider shall provide such Services and conduct its activities hereunder in compliance with all Applicable Laws related to such submissions.
25.2 Information and Support Involving Governmental Authorities. Provider shall provide Company with all cooperation and assistance reasonably required by Company in connection with informal presentations, administrative hearings or court proceedings involving any Governmental Authority or other U.S. or international agency, and in private party litigation, to the extent such may be related to a project initiated hereunder.
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25.3 Documentation. Provider will prepare, maintain, and safeguard complete and accurate documentation regarding the Services provided hereunder in compliance with all Applicable Laws, and the terms of this Agreement.
25.4 Additional Warranties and Covenants Relating to Regulatory Compliance. Provider represents, warrants and covenants that (i) it has significant expertise and experience in providing services of the kind contemplated by this Agreement, and (ii) it is familiar with Applicable Laws relating to the Services, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations set forth at 45 Code of Federal Regulations (“C.F.R.”) Parts 160 and 164, the Federal Food, Drug, and Cosmetic Act and the regulations promulgated pursuant thereto, and current good clinical practices and current good laboratory practices (each as defined under Applicable Laws).
25.5 Deliverables. Provider represents, warrants and covenants that each Deliverable (1) shall conform to the specifications and requirements for such Deliverable agreed upon by the Parties, and (2) shall comply with cGMP, as applicable.
25.6 No Debarment. Provider represents and warrants that neither Provider nor any of Provider Personnel rendering services in connection with this Agreement is presently: (i) the subject of a debarment action or is debarred pursuant to the Generic Drug Enforcement Act of 1992, (ii) the subject of a disqualification proceeding or is disqualified as a clinical investigator pursuant to 21 C.F.R. §312.70, (iii) the subject of an exclusion proceeding or excluded from participation in any federal health care program under 42 C.F.R. Part 1001 et seq., or (iv) listed on the United States Department of Health & Human Services, Office of Research Integrity’s Administrative Actions Listing. Provider shall notify Company immediately upon any inquiry concerning, or the commencement of any such proceeding concerning Provider or any of its Personnel.
25.7 HIPAA. To the extent that Provider requires access in order to provide the Services or is otherwise provided access, Provider shall adhere to all current and future laws pertaining to privacy or confidentiality of patient information, including without limitation, the Health Insurance Portability and Accountability Act of 1996 (45 C.F.R. parts 160 and 164)(“HIPAA”), and regulations, including without limitation, laws and regulations related to medical records and patient privacy, confidentiality, and consumer protection.
26. REPRESENTATIONS AND WARRANTIES
26.1 Mutual Representations. Each Party hereby represents and warrants to the other Party as follows:
(i)	Due Authorization. Such Party is a corporation duly organized and in good standing as of the Effective Date, and the execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary action on the part of such Party.

(ii)	Due Execution. This Agreement has been duly executed and delivered by such Party and, with due authorization, execution and delivery by the other Party, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

(iii)	No Conflict. Such Party’s execution, delivery and performance of this Agreement do not: (i) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of the Party; or (ii) conflict with or violate any law or governmental order applicable to the Party or any of its assets, properties or businesses.
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(iv)	Duly Licensed. Such Party is duly licensed, authorized or qualified to do business and is in good standing in every jurisdiction in which a license, authorization or qualification is required for the ownership or leasing of its assets or the transaction of business of the character transacted by it except where the failure to be so licensed, authorized or qualified would not have a material adverse effect on such Party’s ability to fulfill its obligations hereunder.
26.2 Provider Representations. Provider hereby represents, warrants and covenants to Company as follows:
(i)	Infringement. The performance of the Services, the use of the Work Product, Provider Intellectual Property Rights and Third Party Intellectual Property, and Company’s exercise of the rights granted to Company under this Agreement, do not and will not infringe, misappropriate or conflict with any Intellectual Property right of any third party. No confidential, proprietary or trade secret information that will be used in performing the Services has been misappropriated from any third party.

(ii)	Quality. In performing the Services, Provider shall meet the professional standard of diligence, care, timeliness, trust and skill exercised by experienced members of Provider’s profession with expertise in performing services similar to those to be provided hereunder. Provider possesses a high level of expertise in the business, administration, management and supervision required to undertake its obligations contemplated hereunder and is fully and properly licensed, qualified, experienced, equipped, organized and financed to perform hereunder.

(iii)	Compliance with Laws. In performing under this Agreement, Provider shall comply with all Applicable Laws.

(iv)	Kickbacks. No employee, agent or representative of Provider has been offered, shall be offered, has received, or shall receive, directly or indirectly, from Company, any gratuities, merchandise, cash, services benefit, fee, commission, dividend, gift, or other inducements or consideration of any kind in connection with this Agreement.

(v)	Title. Provider shall have good, free and clear title to all Work Product that Provider may deliver to Company under this Agreement, free and clear of any liens, claims or encumbrances.

(vi)	Deliverables. At the time of delivery thereof to Company, the Work Product shall (i) function in accordance to any written specifications and requirements for such Work Product, (ii) be free from defects, errors and deficiencies, (iii) be fit for the purposes and uses communicated by Company to Provider, its Affiliates and their respective Personnel or expected by a person receiving services similar to this provided by the Provider under this Agreement and the applicable Order, (iv) meet the timelines set forth herein or in the applicable Order, and (v) comply with all Applicable Laws.

(vii)	Required Consents. Provider has obtained and possesses any and all necessary rights and consents to perform the Services and its obligations under this Agreement, including the right to grant Company the rights granted hereunder.

(viii)	Capability to Perform. Provider is capable of and will perform its obligations hereunder and under each Order within the time limits and periods applicable thereto.

(ix)	Financial Condition. Provider is financially solvent, able to pay its debts as they mature, and possesses sufficient working capital to complete its obligations hereunder.
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(x)	Employment Issues. Provider is an employer subject to, and shall comply with, all Applicable Laws, including without limitation applicable wage and hour statutes, unemployment compensation statutes and occupational safety and health statutes, and shall be responsible for withholding and payment of any and all payroll taxes and contributions, including without limitation federal, state, provincial, commonwealth and local income taxes; Federal Insurance Contributions Act, Federal Unemployment Tax Act and state unemployment contributions; and workers’ compensation and disability insurance payments.

(xi)	Third Party Intellectual Property. No Work Product provided hereunder shall incorporate or require use of any Third Party Intellectual Property for which Company would be liable for royalty or other payments separate and apart from the Service Costs unless specifically agreed to in writing by Company.

(xii)	No Conflict. Provider’s execution, delivery and performance of this Agreement do not conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Provider is a party.

(xiii)	Personnel. Provider shall use an adequate number of qualified individuals who possess the requisite training, education, licensing, experience and skill to perform its obligations hereunder.

(xiv)	Technology and Equipment. Provider shall provide the Services using proven, current technology, Equipment and software that shall enable Company to take advantage of technological advancements in Provider’s industry. All Equipment provided by Provider pursuant to this Agreement shall be new, not refurbished or reconditioned, except to the extent agreed to by Company in writing, and Provider is either the owner of, or authorized to use, the Equipment provided by Provider pursuant to this Agreement.

(xv)	Provider Due Diligence. Prior to entering into this Agreement, Provider has undertaken all inspections, investigations and analysis as Provider deems necessary and appropriate in connection with entering into this Agreement and committing to provide the Services upon the terms and conditions set forth in this Agreement. Provider hereby acknowledges that Company has delivered or made available to Provider all information and documents Provider has deemed necessary, including all information and documents requested by Provider (collectively, the “Due Diligence Information”) for Provider to enter into this Agreement and perform its obligations under this Agreement in accordance with its terms. Provider shall not be relieved of any of its obligations under this Agreement, as a result of (i) its failure to review the Due Diligence Information or any documents referred to therein, or (ii) its failure to request any other information or documents from Company.
26.3 Warranties Not Exclusive. The warranties provided hereunder are not sole or exclusive, shall not be construed to modify or limit in any way any rights or remedies which Company may otherwise have against Provider, and are in addition to any other express or implied warranties set forth in this Agreement or provided by law. The warranties set forth herein do not extend to any Equipment or Services that have been intentionally misused by Company contrary to clear, documented instructions without the supervision of and prior written approval of Provider, or if Company removes or renders illegible the relevant Provider serial numbers or warranty date decals.
26.4 Third Party Warranties. Provider shall secure on the Company’s behalf the maximum warranty period available for all goods and services provided by third parties; which period, unless expressly
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agreed to by Company in writing and on a case-by-case basis, shall be for a period of no less than eighteen (18) months after completion of the subject Services. Without limiting the other provisions of this Article 26, Provider shall assign to Company all warranties provided by Subcontractors or other third parties who furnish goods and/or services in connection with Provider’s performance hereunder. Provider warrants that it shall perform its obligations in such manner so as to preserve any such third party warranties. Provider shall use commercially reasonable efforts to assist Company in enforcing such third party warranties. In the event that Provider’s best efforts are unsuccessful, Provider shall perform all obligations under such third party warranties at Provider’s expense.
26.5 Warranty Corrective Actions. In the event Provider fails to meet a warranted condition under this Agreement, Provider shall promptly identify an action plan for (i) correcting such warranted condition; and (ii) correcting any damages arising out of or resulting from Provider’s failure to meet such warranted condition. Such action plan shall be subject to Company’s approval and be promptly implemented by Provider to Company’s satisfaction. The implementation of such action plan and all actions taken in furtherance thereof shall be governed by the terms of this Agreement. Provider shall bear all costs associated with and incidental to such implementation. If Provider refuses or is not able to promptly identify or implement an action plan satisfactory to Company, Company may take corrective actions as it sees fit, all at Provider’s expense.
27. CONFIDENTIALITY
27.1 Confidentiality. Each Party shall maintain in confidence all Confidential Information of the other Party, and shall not disclose such Confidential Information to any third party except to those of its Personnel as are necessary in connection with the receiving Party’s activities as contemplated by this Agreement, and shall not use Confidential Information of the other Party for any purpose other than the performance of its obligations hereunder. In maintaining the confidentiality of Confidential Information of the other Party, each Party shall exercise the same degree of care that it exercises with its own confidential information, and in no event less than a reasonable degree of care. Each Party shall ensure that each of its Personnel holds in confidence and makes no use of the Confidential Information of the other Party for any purpose other than those permitted under this Agreement or otherwise required by law. Each Party shall clearly and completely convey the requirements of this Article 27to all of its Personnel to ensure such requirements are understood and followed. [*]
27.2 Exceptions. The obligation of confidentiality contained in this Agreement shall not apply to the extent that a Party can demonstrate that (a) the disclosed information was at the time of such disclosure to such Party already in (or thereafter enters) the public domain other than as a result of actions of such Party or its Personnel in violation hereof; (b) the disclosed information was rightfully known to such Party without any obligation of confidentiality prior to the date of disclosure to such Party; (c) the disclosed information was received by such Party on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality; or (d) the information was independently developed by such Party without use of or reference to Company’s Confidential Information. In the event that the Party receiving Confidential Information receives a request from a third party, pursuant to a valid subpoena, legally valid governmental authority request, or other valid legal request, that requires it to disclose Company’s Confidential Information, prior to disclosing such Confidential Information or Company Data, such Party shall (i) give the other Party prompt (but in no event later than forty eight (48) hours after receipt of the request) prior written notice of the requested disclosure which notice shall include a copy of such subpoena or request, (ii) use reasonable efforts to resist disclosing the Confidential Information, (iii) cooperate with the other Party on request to obtain a protective order or otherwise limit the disclosure of the Confidential Information, (iv) consent to an injunction or protective order and not oppose the other Party’s request to intervene, and (v) prior to such disclosure, provide a letter from its counsel confirming that the Confidential Information is, in fact, required to be disclosed. A disclosure of Confidential Information in accordance with the preceding sentence of this Section 27.2 shall not be deemed a breach of the confidentiality obligations hereunder.
27.3 Unauthorized Disclosure. Each Party acknowledges and confirms that the Confidential Information of the other Party constitutes proprietary information or trade secrets valuable to the other
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

Party, and that the unauthorized use, loss or outside disclosure of such Confidential Information may cause irreparable injury to the other Party. Each Party shall notify the other Party immediately upon discovery of any unauthorized use or disclosure of Confidential Information, and will cooperate with the other Party in every reasonable way to help regain possession of such Confidential Information and to prevent its further unauthorized use.
27.4 Injunctive Relief. Each Party acknowledges that monetary damages is not a sufficient remedy for unauthorized disclosure of Confidential Information of the other Party and that the other Party shall be entitled, without waiving other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.
27.5 Return of Information. Upon the earlier of (i) completion of the Services to be performed under each Order, (ii) expiration or termination of an Order or this Agreement, or (iii) a written request by the other Party, each Party shall return to the other Party all Confidential Information in its possession or control, including any copies, reproductions, or derivative works thereof.
27.6 Company Data. All Company Data is and shall remain the property of Company and shall be deemed Confidential Information of Company. Except with the prior written consent of Company, Company Data shall not be (i) used by Provider other than in connection with providing the Services, (ii) disclosed, sold, assigned, leased or otherwise provided to third parties by Provider, (iii) commercially exploited by or on behalf of Provider, or (iv) allowed by Provider to be used or disclosed for any such purpose by third parties. Upon the request of Company, Provider shall (i) at Company’s expense, promptly return to Company, in the format and on the media requested by Company, all Company Data, and (ii) erase or destroy all Company Data in Provider’s possession. Any archival tapes or other media containing Company Data shall be used by Provider solely for back-up purposes.
27.7 No Implied Rights. Subject to the provisions of Article 11, each Party’s Confidential Information shall remain the property of that Party. Nothing contained in this Section 27.7 shall be construed as obligating a Party to disclose its Confidential Information to the other Party, or as granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party, and any such obligation or grant shall only be as provided by other provisions of this Agreement.
28. RISK ALLOCATION
28.1 Insurance Coverage. Provider shall at all times during the Term and Termination Assistance Period maintain the insurance coverage set forth in Exhibit O (Insurance Provisions). The insurance obligations hereunder shall be in addition to and in no way be construed to limit the indemnification obligations set forth herein.
28.2 Force Majeure. A “Force Majeure Event” shall be an event, occurrence or circumstance that (a) directly impacts the Company Facilities; (b) directly impacts the Party’s performance of its obligations that must be performed on the Company Facilities; and (c) is caused, directly or indirectly, by acts of God, war, riots, terrorism, embargos, industry-wide strikes and boycotts, acts of public enemy, acts of military authority, earthquake, fire or flood; provided that (i) such Party is without fault or negligence in causing such delay; (ii) such delay could not have been prevented by reasonable precautions taken by such Party, including without limitation the use of alternate sources or workaround plans; (iii) such Party uses commercially reasonable efforts to recommence performance of such obligations whenever and to whatever extent possible following the Force Majeure Event; and (iv) such Party immediately notifies the other Party by the most expedient method possible (to be confirmed in writing) and describes at a reasonable level of detail the circumstances causing the delay. A Party shall not be liable for any delay in performance of its obligations hereunder if and to the extent such delay is caused by a Force Majeure Event. During the duration of the Force Majeure Event, the Party so affected shall use its reasonable commercial efforts to avoid or remove such Force Majeure Event and shall take reasonable steps to resume its performance under this Agreement with the least possible delay. Whenever a Force Majeure Event causes Provider to allocate limited resources between or among Provider’s customers, Company shall receive priority allocation of such resources. Notwithstanding anything to the contrary in this
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Paragraph, in the event Provider’s performance under this Agreement or any Order(s) is delayed for a period of thirty (30) days or more due to a delay excusable under this Section 28.2, Company may terminate this Agreement and/or such Order(s) immediately upon notice to Provider.
28.3 Consequential Damages. SUBJECT TO SECTION 28.5, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, EXEMPLARY, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
28.4 Limitation of Liability. Subject to Section 28.5, each Party’s total liability to the other per calendar year, whether in contract or in tort (including breach of warranty, negligence and strict liability in tort) shall be limited to an amount equal to [*].
28.5 Exceptions. The limitations set forth in Section 28.3 and Section 28.4 shall not apply with respect to: (1) damages occasioned by the unlawful acts or omissions, willful misconduct or gross negligence of a Party; (2) claims that are the subject of indemnification hereunder; (3) breach of Article 27; and (4) damages occasioned by improper or wrongful termination of this Agreement or abandonment of the Services by Provider; (5) Service Costs payable to Provider by Company in accordance with this Agreement or payable by Provider to its Personnel; and (6) any [*].
28.6 Mitigation. Each Party shall have a duty to mitigate damages for which the other Party is responsible.
29. INDEMNIFICATION
29.1 Provider Indemnification. Provider shall defend, indemnify and hold harmless Company, its Affiliates, and their respective officers, directors and Personnel (the “Company Indemnified Parties”) from and against any and all third party (for purposes of this Section, “third party” shall include Provider Personnel) suits, actions, legal or administrative proceedings, claims, liens, demands, damages, liabilities, losses, costs, fees, penalties, fines and expenses (including without limitation attorneys’ fees and expenses (both Company’s in-house and outside attorneys), and costs of investigation, litigation, settlement, and judgment) (“Losses”) arising out of or related to:
(i)	Claims arising out of or related to breach of Provider’s representations, warranties and covenants set forth in this Agreement;

(ii)	Breaches of Article 27;

(iii)	Any and all acts or omissions of Provider or its Personnel (unless performed under the specific instructions of Company) resulting in any death, bodily injury or damage to real or tangible personal property in connection with the Services, or any intentional, fraudulent, tortious or negligent act or omission of Provider or Provider Personnel;

(iv)	Any and all acts or omissions of Provider that results in the breach by a Company Indemnified Party of (A) its contractual obligations to a third party or (B) any legal or regulatory requirement applicable to such Company Indemnified Party, which contractual obligation or legal or regulatory requirement is within the scope of the Services or is being managed by or the responsibility of Provider in connection with the Services;

(v)	Relating to Provider’s failure to observe or perform any duties or obligations to be observed or performed on or after the Effective Date by Provider under any contracts, including software licenses, Equipment leases, Assigned Contracts and Managed Contracts, in each case, that are within the scope of Services or being managed by or the responsibility of Provider in connection with the Services, except to the extent Company has either withheld or not timely made a properly invoiced payment with respect to such Subcontractor or Supplier;
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

(vi)	Claims that the performance or use of the Services, or that the Deliverables, Provider Equipment, any other enhancements or modifications to any works prepared or provided by Provider or any other resources or items provided to Company by Provider (collectively, “Provider Provided Items”) infringe the Intellectual Property or other proprietary rights of such third party, except as may have been caused by (A) a modification or misuse of such Provider Provided Items other than according to or in compliance with the specifications or designs of such Provider Provided Items, or (B) the combination, operation or use of such Provider Provided Items with Equipment not furnished or approved by Provider or not contemplated by the documentation for or expected use of such Provider Provided Items;

(vii)	Any claim by Provider Personnel against any Company Indemnified Party [*];

(viii)	Any claim or action by, on behalf of, or related to, Affected Personnel to the extent accruing on or after the Effective Date[*];

(ix)	Any claims relating to any Transitioned Personnel arising before, on or after the Effective Date arising from the acts or omissions of Provider, or one of its Affiliates [*];

(x)	[*]; and

(xi)	Claims arising from a breach of Article 18.
29.2 Company Indemnification. Company shall indemnify and hold harmless Provider, its Affiliates, and their respective officers, directors and Personnel (the “Provider Indemnified Parties”) from and against any and all Losses arising out of or related to:
(i)	Claims arising out of or related to breach of Company’s representations, warranties and covenants set forth in this Agreement;

(ii)	The acts or omissions of Company or its Personnel resulting in any death, bodily injury or damage to real or tangible personal property, or any intentional, fraudulent, tortious or negligent act or omission of Company or Company Personnel;

(iii)	Any claims by, or on behalf of, or related to the Transferred Employee arising from the acts or omissions of the Company, or one of its Affiliates, prior to the Effective Date, including claims relating to employment or engagement, occupational health and safety, worker’s compensation, ERISA or arising under other Applicable Laws[*];

(iv)	Any claims relating to the termination by Company of Affected Employees or Affected Contractors who either refuse, for whatever reason, to accept Provider’s offer of employment or engagement in accordance with Section 12.23(i), Section 12.23(ii) or Section 12.23(iv), or who object to the transfer of their employment to Provider with or without good reason;

(v)	[*]; and

(vi)	Claims by or on behalf of Transitioned Employees that the transfer of their employment to Provider or the terms on which Provider proposes to employ them is [*] in breach of their contract of employment.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

29.3 Infringement. If any Provider Provided Item becomes, or in Provider’s reasonable opinion is likely to become, the subject of an infringement, including misappropriation, claim or proceeding, Provider shall, in addition to indemnifying Company as provided in this Article 29 and to the other rights Company may have under this Agreement, (i) promptly at Provider’s expense secure the right to continue using the Provider Provided Item, or (ii) if this cannot be accomplished with commercially reasonable efforts, then at Provider’s expense, replace or modify the Provider Provided Item to make it non-infringing, provided that any such replacement or modification shall not degrade the performance or quality of the Provider Provided Item or any affected component of the Services, or (C) if neither of the foregoing can be accomplished by Provider with commercially reasonable efforts, and only in such event, then remove the Provider Provided Item from the Services, in which case the Services Costs shall be equitably adjusted to reflect such removal.
29.4 Indemnification Procedures. With respect to third-party claims for which a Party is seeking indemnification hereunder, the following procedures shall apply:
(i)	Promptly after receipt by any entity entitled to indemnification under Section 29.1 and Section 29.2 of notice of the assertion or the commencement of any action, proceeding or other claim by a third party in respect of which the indemnitee shall seek indemnification pursuant to any such Section, the indemnitee shall notify the indemnitor of such claim in writing. No failure to so notify an indemnitor shall relieve it of its obligations under this Agreement except to the extent that it can demonstrate actual damages attributable to such failure. Within fifteen (15) days following receipt of written notice from the indemnitee relating to any claim, but no later than ten (10) days before the date on which any response to a complaint or summons is due, the indemnitor shall notify the indemnitee in writing if the indemnitor acknowledges its indemnification obligation and elects to assume control of the defense and settlement of that claim (a “Notice of Election”).

(ii)	If the indemnitor delivers a Notice of Election relating to any claim within the required notice period, the indemnitor shall be entitled to have sole control over the defense and settlement of such claim; provided that (1) the indemnitee shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and (2) the indemnitor shall obtain the prior written approval of the indemnitee before entering into any settlement of such claim or ceasing to defend against such claim. After the indemnitor has delivered a Notice of Election relating to any claim in accordance with the preceding paragraph, the indemnitor shall not be liable to the indemnitee for any legal expenses incurred by the indemnitee in connection with the defense of that claim. In addition, the indemnitor shall not be required to indemnify the indemnitee for any amount paid or payable by the indemnitee in the settlement of any claim for which the indemnitor has delivered a timely Notice of Election if such amount was agreed to without the written consent of the indemnitor.

(iii)	If the indemnitor does not deliver a Notice of Election relating to a claim, or otherwise fails to acknowledge its indemnification obligation or to assume the defense of a claim, within the required notice period, the indemnitee shall have the right to defend the claim in such manner as it may deem appropriate, at the cost and expense of the indemnitor, including payment of any judgment or award and the costs of settlement or compromise of the claim. The indemnitor shall promptly reimburse the indemnitee for all such costs and expenses, including payment of any judgment or award and the costs of settlement or compromise of the claim.
29.5 Subrogation. In the event that an indemnitor shall be obligated to indemnify an indemnitee pursuant to this Article 29, the indemnitor shall, upon fulfillment of its obligations with respect to indemnification, including payment in full of all amounts due pursuant to its indemnification obligations, be subrogated to the rights of the indemnitee with respect to the claims to which such indemnification relates.
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29.6 Liens by Provider. To the extent permitted by Applicable Law, Provider hereby waives and releases any and all lien rights and similar rights for payment for services, labor, equipment or materials furnished by Provider in performance of its obligations hereunder and granted by law to persons supplying materials, equipment, services and other items of value to improve or modify land or the structures thereon, which Provider may have against Company’s or Company’s landlord’s premises, property or funds payable to Company.
29.7 Third-Party Liens. Except to the extent Company has either withheld or not timely made a properly invoiced payment with respect to such Subcontractor or Supplier, if a lien affecting any of Company’s rights is filed by any Supplier or Subcontractor, Provider must remove the lien within ten (10) days of notice of lien or of written demand from Company, whichever is earlier. If Provider fails to remove the lien, Company may (i) pay the amount of the lien, (ii) bond the removal of the lien, or (iii) take any other step necessary to remove the lien. Provider shall immediately reimburse Company for the cost of removal of any such lien, including without limitation all attorneys’ fees and costs, upon receipt of written demand from Company. If Provider fails to reimburse Company, Company may back charge or withhold the cost of removal, including without limitation all attorneys’ fees and costs, from any amount that Company may be required to pay to Provider for performance of its obligations hereunder.
30. DISPUTE RESOLUTION
30.1 Identification of Problems. During the Term and Termination Assistance Period, each Party shall bring to the attention of the other Party any issues that may reasonably be expected to prevent such Party from completing, or that may delay or otherwise affect the performance of, its obligations under this Agreement.
30.2 Dispute Resolution Procedures. Should a dispute arise that, in the opinion of either Party, threatens to impair the continued performance of this Agreement by either or both of the Parties, the aggrieved Party shall provide the other Party with written notice setting forth the nature of such dispute. The dispute shall be referred to a committee of four, comprised of two senior executives of each Party. The committee shall convene as promptly as possible, and in no event more than two (2) business days after receipt of such notice, to attempt to resolve the problem as promptly as possible. The committee shall continue to meet in accordance with a schedule that it shall determine until the problem shall be resolved. If the problem is not resolved within five (5) business days after the first meeting of the committee (“Resolution Period”), either Party shall be free to pursue all available remedies, at law or in equity, consistent with the terms of this Agreement, unless the Parties shall agree in writing to extend the Resolution Period. Notwithstanding the foregoing, either Party may, before, during, or after the Resolution Period, apply to a court of competent jurisdiction for a temporary restraining order, preliminary injunction of other equitable relief, where such relief is necessary to protect its interests. Notwithstanding any other provision of this Agreement, in the event that any Party believes in good faith a dispute or potential dispute to be “urgent,” such Party shall have no obligations to utilize the dispute resolution mechanism set forth in this Paragraph, and such Party may immediately seek any remedies available to such Party at law or in equity.
31. EQUIPMENT
31.1 Company Provided Equipment. Company shall retain ownership of all Equipment that is owned by Company as of the Effective Date, or that is subsequently acquired in the name of the Company during the Term or Termination Assistance Period, and supplied by Company to Provider and used to provide the Services (“Company Provided Equipment”). Company will retain the lease agreements for all Equipment that is leased in Company’s name as of the Effective Date, or that is subsequently leased in the name of the Company during the Term or Termination Assistance Period. Company shall provide Provider with access to such Company Provided Equipment on an “as is, where is” basis for use by Provider in delivering the Services. Company’s and Provider’s respective responsibilities with respect to the upgrade, replacement and refreshing of Company Provided Equipment may vary by Equipment type and shall be as set forth in Exhibit G (Equipment List) or the applicable Order. Company shall be responsible for procuring any upgrades with respect to such Company Provided Equipment. Unless
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otherwise set forth herein or in the applicable Order, Provider shall manage and maintain all of the Company Provided Equipment in accordance with the maintenance schedules recommended by the applicable Equipment manufacturer.
31.2 Provider Equipment. Provider shall be responsible for providing any Equipment other than the Company Provided Equipment that is necessary or required to provide the Services (collectively, the “Provider Equipment”). Provider shall install, operate, manage and maintain all of the Provider Equipment, in accordance with the maintenance schedules recommended by the applicable Equipment manufacturer. All Provider Equipment shall be currently supported by the applicable Equipment manufacturer. Notwithstanding the location of Provider Equipment at a Company Facility, all right, title and interest in and to any such Provider Equipment shall be and remain in Provider, and Company shall not have any title or ownership interest in the Provider Equipment; provided, however, by the delivery of written notice to Provider, Company may elect to cause Provider to transfer to Company or its designee ownership of any Provider Equipment designated by Company in such notice that is no longer used in the performance of Services under this Agreement or any Order issued pursuant to this Agreement.
31.3 New Equipment. Provider shall acquire new Equipment in addition to, or in replacement of, existing Provider Equipment and Company Provided Equipment that is necessary or appropriate to provide the Services in accordance with the Service Levels. Unless otherwise set forth herein or in the applicable Order, such new Equipment shall be purchased or leased in the name of Provider, except for purchases or leases of upgrades or replacements for Company Provided Equipment, which shall be purchased or leased in the name of Company.
31.4 Procurement Responsibilities. With respect to Equipment procured by Provider to meet its obligations hereunder, Provider’s responsibilities shall include: (i) evaluating the Equipment and the qualifications of the Equipment vendor; (ii) negotiating the most favorable pricing and terms; and (iii) ordering, receiving, configuring, installing, testing, maintaining and distributing all new Equipment.
31.5 Asset Tracking. Company shall perform tracking and asset management for all Company Provided Equipment and Provider Equipment, and ensure compliance with applicable contractual restrictions. With respect to any Provider Equipment leased by Provider, Provider shall structure its leasing arrangements so that the applicable leases may be assigned to Company upon the termination of this Agreement and so that any ongoing payments under those leases payable by Company after such assignment are consistent with, and no higher than, the payments payable by Provider prior to such assignment.
31.6 Equipment Disposal. Provider shall be responsible for the disposal of Provider Equipment and Company Provided Equipment no longer required by Provider for the provision of the Services. Provider shall dispose of all such Equipment in a manner consistent with the requirements of Applicable Law and Company Policies.
32. MISCELLANEOUS
32.1 Consents. Unless otherwise specified in this Agreement, all consents, approvals, acceptances or similar actions to be given by either Party under this Agreement shall not be unreasonably withheld, conditioned or delayed and each Party shall make only reasonable requests under this Agreement.
32.2 Assignment. Company has specifically contracted with Provider because of its unique experience, expertise and qualifications; and, therefore, Provider may not assign or delegate Provider’s obligations under this Agreement, either in whole or in part, without the prior written consent of Company. Any attempt by Provider to assign or delegate this Agreement, in whole or in part, without Company’s prior written consent, shall be deemed a default hereunder and such assignment or delegation shall be voidable at the option of Company. Company may assign this Agreement at any time without the prior consent of Provider. Notwithstanding the foregoing, any assignment of Provider’s obligations hereunder by operation of law, or pursuant to any plan of merger or consolidation, shall be deemed an assignment for which prior written consent of Company is not required; provided, however, that in any such event
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Provider shall provide prompt prior written notice of such event and Company may terminate this Agreement pursuant to Section 17.7. This Agreement shall be binding on the Parties and their respective successors and permitted assigns.
32.3 Notices. Any notice required or permitted hereunder shall be in writing and shall be deemed given as of the date it is (i) delivered by hand; or (ii) received by registered or certified mail, postage prepaid, return receipt requested; or (iii) confirmed as received if by facsimile; or (iv) received by nationally recognized, overnight courier, and addressed to the party to receive such notice at the address set forth below, or such other address as is subsequently specified in writing:

If to Company:	If to Provider:

Vice President, Global Strategic Sourcing	CEO, Corporate Solutions
Amgen Inc.	Jones Lang LaSalle Americas, Inc.
Mailstop: 91-2-C	200 East Randolph Drive
One Amgen Center Drive	Chicago, IL 60601
Thousand Oaks, CA 91320-1799	Fax Number: [*]
Fax Number: [*]

With a copy to:	With a copy to:

General Counsel	Chief Commercial Counsel, Americas
Attn: Operations Group	Jones Lang LaSalle Americas, Inc.
Amgen Inc.	200 East Randolph Drive
Mailstop: 28-1-A	Chicago, IL 60601
One Amgen Center Drive	Fax Number: [*]
Thousand Oaks, CA 91320-1799
Fax Number: [*]

With a copy of any notices of an indemnity claim that triggers a Notice of Election under Section 29.4:	With a copy of any notices of an indemnity claim that triggers a Notice of Election under Section 29.4:

Director, Corporate Insurance	Jones Lang LaSalle
Amgen Inc.	Attn: Risk Management Department
One Amgen Center Drive	Jones Lang LaSalle Americas, Inc.
Mail Stop 24-2-A	200 East Randolph Drive
Thousand Oaks, CA 91320-1799	Chicago, IL 60601
Fax Number: [*]	Fax Number: [*]
32.4 Governing Law. This Agreement shall be governed by the laws of the State of California, excluding conflict of law rules.
32.5 Venue and Jurisdiction. With respect to any dispute arising out of or related to this Agreement or the transactions contemplated hereby, the Parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction and venue (and waive any claim of forum non conveniens) of (i) the state or federal courts sitting in Ventura County, California; or (ii) if such court does not have jurisdiction, the United States District Court for the Central District of California.
32.6 Independent Contractor. Provider shall be acting as an independent contractor in performing the Services and shall not be considered or deemed to be an agent, employee, joint venturer or partner of Company. Provider shall have no authority to contract for or to bind Company in any manner and shall not represent itself as an agent of Company or as otherwise authorized to act for or on behalf of Company.
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Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

32.7 Publicity. Except for the purposes of performance hereunder, neither Party shall use or allow its Personnel to use the other Party’s name, the names of the other Party’s Affiliates, or any derivatives thereof without the other Party’s prior written consent, which may be withheld at the other Party’s sole discretion. This prohibition of use shall include without limitation use in any publicity or advertising, including without limitation media releases, public announcements, or public disclosures. A Party violating this Section 32.7 shall immediately provide notice to the other Party in the event it becomes aware of any violation of this prohibition and, at the violating Party’s sole expense, take such steps necessary to cease and cure such violation to the non-violating Party’s satisfaction.
32.8 Cumulative Remedies. Except as expressly provided herein, no remedy made available to either Party hereunder is intended to be exclusive of any other remedy provided hereunder or available at law or in equity.
32.9 Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by authorized representatives of Company and Provider. Unless otherwise specified by Company, to be effective, a representative of Company’s Global Strategic Sourcing Department must authorize in writing any amendment or modification to this Agreement including without limitation amendments or modifications to Service Levels and the scope of Services.
32.10 No Waiver. The failure of either Party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such Party thereafter to enforce such provisions.
32.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.
32.12 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of the Agreement.
32.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the respective Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same Agreement.
32.14 Entire Agreement. This Agreement and the Orders constitute the entire agreement between the Parties with respect to the subject matter hereof, and no oral or written statement that is not expressly set forth in this Agreement or the Orders may be used to interpret or vary the meaning of the terms and conditions hereof. This Agreement, including the Exhibits attached hereto and any Orders, supersede any prior or contemporaneous agreements and understandings, whether written or oral, between the Parties with respect to the subject matter hereof.
32.15 Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement, either express or implied, is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
33. DEFINITIONS
33.1 Certain Defined Terms. The following defined terms as used in the Agreement, including its exhibits and appendices, shall have the meanings set forth below.
Confidential

Affected Contractors. “Affected Contractors” means those individuals or entities who are subject to Company Contractor Agreements and who are identified as “affected contractors” in Schedule 8 (Affected Personnel) of Exhibit A (Description of Services) or an applicable Order.
Affected Employees. “Affected Employees” means those Company employees identified as “affected employees” in Schedule 8 (Affected Personnel) of Exhibit A (Description of Services) or an applicable Order.
Affected Personnel. “Affected Personnel” means, collectively, Affected Contractors and Affected Employees.
Affiliate. “Affiliate” means any entity controlling, controlled by or under common control with a Party, but only for so long as such control continues, where “control” means: (i) the ownership of at least fifty percent (50%) of the equity or beneficial interest of such entity, or the right to vote for or appoint a majority of the board of directors or other governing body of such entity; or (ii) the power to directly or indirectly direct or cause the direction of the management and policies of such entity by any means whatsoever.
Agreed Service Location. “Agreed Service Location” means any premises and facilities approved by Company and specified in Exhibit A (Description of Services) or an applicable Order as a location from which or for which the Services will be performed.
Agreement. “Agreement” means this Integrated Facilities Management Services Agreement and all appendices, exhibits, schedules and other attachments thereto, and all amendments of any of the foregoing.
Applicable Law. “Applicable Law” means any country, international, federal, state, provincial, commonwealth, cantonal or local government law, statute, rule, requirement, code, regulation, permit, ordinance, authorization or similar such governmental requirement and interpretation and guidance documents of the same by a Governmental Authority as applicable to Provider, Company, the Services, or this Agreement.
ARD Countries. “ARD Countries” means those jurisdictions that have implemented ARD Laws and in which Company or one of its Affiliates employs Affected Employees.
ARD Laws. “ARD Laws” means (1) the European Community Council Directive (77/187/EEC) of February 14, 1977 as consolidated by Council Directive 2001/23/EC of March 12, 2001, in each case as amended from time to time, and legislation and Laws implementing such directives in any country in which an Agreed Service Location or a location from which Provider performs Services is located or where Transitioned Employees are employed; and (2) equivalent legislation and Laws dealing with the same subject matter as such directives.
Assigned Contracts. “Assigned Contracts” means any third party agreements that are assigned, in whole or in part, to Provider from Company or its Affiliates, such agreements to be identified as “Assigned Contracts” in Schedule 10 (Assigned and Managed Contracts/Company Contractor Agreements) of Exhibit A (Description of Services) or an applicable Order.
BC Policies. “BC Policies” means the business continuity and disaster recovery policies, standards and guidelines set forth in Exhibit P (Business Continuity Policies), as modified by Company from time-to-time.
Benchmarker. “Benchmarker” means an independent and industry-recognized organization appointed by Company that is acknowledged by the Parties (each Party acting reasonably) to have directly relevant benchmarking expertise, methodology and data sources.
Confidential

Best Practice. “Best Practice” means the relevant best industry standards and practices for the performance of Comparable Services.
cGMP. “cGMP” means (i) the applicable regulatory requirements, as amended from time to time, for current good manufacturing practices, including without limitation those promulgated by the Food and Drug Administration under the United States Federal Food, Drug and Cosmetic Act, 21 C.F.R. § 210 et seq. or under the Public Health Service Act, Biological Products, 21 C.F.R. §§ 600-610, the European Medicines Agency or Health Canada under the Food and Drugs Act (Canada), R.S. 1985, CF-27 and its associated regulations; (ii) any applicable guidance documents published by a Governmental Authority; and (iii) current industry practice consistent and in accordance therewith.
Change Control Process. “Change Control Process” means the process for making Changes to Services set forth in Article 5.
Company Data. “Company Data” means all Company data stored, processed, accessed, or accessible by Provider, including data that Provider has derived from such information, in connection with the Services.
Company Facilities. “Company Facilities” means physical premises owned or controlled by Company at which Services are being performed by Provider.
Company Policies. “Company Policies” means any of Company’s compliance, safety, security and other rules, programs, regulations, policies and procedures (including Standard Operating Procedures) applicable to Provider or this Agreement, including, but not limited to, the BC Policies and the rules, programs, regulations and policies set forth in Exhibit I (Company Standard Operating Procedures) and Exhibit J (Company Standard Policies), as modified from time-to-time in accordance with Section 4.6.
Comparable Services. “Comparable Services” means services that are supplied by third parties, and that are similar to the relevant Services (or the relevant category of such Services), having regard to factors such as the nature and size of Provider, Company, the relevant geographies, the Service Levels and volumes, the quality, nature and type of the relevant Services and the standard to which such Services are subject, any particular or unique circumstances in which such Services are received/supplied and any other relevant factors.
Competitor. “Competitor” means any company or entity that, either independently or through its Affiliates, competes (or intends to compete) in a material manner with Company and includes without limitation the following: [*]
Confidential Information. “Confidential Information” of a Party means all information, unless specifically identified by such Party as non-confidential, regardless of how communicated or stored, concerning the operations, affairs, products and businesses of such Party, the financial affairs of such Party, and the relations of such Party with its customers, employees and service providers, including without limitation, confidential or proprietary information, trade secrets, data, drafts, documents, communications, plans, know-how, formulas, improvements, designs, estimates, calculations, test results, specimens, schematics, drawings, tracings, studies, specifications, surveys, facilities, photographs, documentation, software, equipment, processes, programs, reports, orders, maps, models, agreements, ideas, methods, discoveries, inventions, patents, concepts, research, development, business and financial information, customer or client lists, account information, procedures, computer information and databases, business plans, budget forecasts, business arrangements, financial information and estimates, personnel data, and long-term plans and goals. “Confidential Information” of Company shall include (i) all information relating to the Services and Orders, including the terms and conditions of this Agreement, (ii) the specifications, designs, documents, correspondence, software, documentation, data and other materials and Work Products produced by or for Provider in the course of performing the Services other than Provider Intellectual Property Rights, (iii) Deliverables and Company data, and (iv) other Company information or data stored or otherwise or communicated, and obtained, received, transmitted, processed, stored, archived, maintained or derived by Provider under this Agreement or in connection with the
Confidential
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

Services. “Confidential Information” of Provider shall include all information concerning the operations, affairs and businesses of Provider, the financial affairs of Provider, and the relations of Provider with its other customers, employees and suppliers (including customer lists, customer (other than Company) information, account information, and consumer markets).
Deliverables. “Deliverables” means any and all tangible Work Product, reports, data, specifications, designs, documents, correspondence, software, documentation, and other materials, Work Product and other deliverables resulting from the Services.
Disaster. “Disaster” means any incident, unplanned disruption or unplanned interruption whether relating to information processing facilities, inaccessibility of buildings, and unavailability of resources or otherwise (including a Force Majeure Event) that impairs the ability of Provider to perform any of the Services.
Equipment. “Equipment” means computer, telecommunications, mechanical, electrical and other equipment (without regard to the entity owning or leasing such equipment) used by Provider to provide the Services.
Event of Deteriorating Provider Condition. “Event of Deteriorating Provider Condition” means any of the following events: (i) Provider ceases to do business as a going concern, makes an assignment for the benefit of creditors, is unable to pay its debts as they become due, is insolvent or the subject of receivership, or any substantial part of Provider’s property is or becomes subject to any levy, seizure, assignment or sale for or by any creditor or governmental agency without being released or satisfied within ten (10) days thereafter; (ii) Provider’s auditors issue an opinion expressing doubt as to whether Provider can maintain itself as a “going concern,” or Provider’s credit is materially downgraded by a nationally recognized credit agency; (iii) any judgment or tax lien is filed or issued against Provider that materially impacts Provider’s ability to provide the Services to Company; (iv) bankruptcy proceedings, whether voluntary or involuntary, are commenced by or against Provider; (v) Provider sells all or substantially all of its assets, or a material portion of its assets related to the Services; and (vi) there is a material adverse change in the Provider’s business, financial condition or prospects that is reasonably likely to result in a delay in the performance of Provider’s obligations hereunder, or a reduction in the quality of such performance.
Excused Company-Related Delay. “Excused Company-Related Delay” means a critical path delay in the performance of the Services that Provider demonstrates to Company’s reasonable satisfaction is directly attributable to: (A) a breach of this Agreement by Company; or (B) acts or omissions of Company or a Third Party Supplier, provided that (i) Provider is without fault or negligence in causing such delay; (ii) such delay could not have been prevented by reasonable precautions taken by Provider, including without limitation the use of alternate sources or workaround plans; (iii) Provider uses commercially reasonable efforts to mitigate the impacts of the delay; and (iv) Provider immediately notifies Company by the most expedient method possible (to be confirmed in writing) and describes at a reasonable level of detail the circumstances causing the delay.
Governmental Authority. “Governmental Authority” means any and all governmental or regulatory authorities having jurisdiction over this Agreement and/or any Services or Orders associated therewith, including the FDA or any counterpart of the FDA outside of the United States.
Intellectual Property. “Intellectual Property” means: (i) patents, patent applications and statutory invention registrations; (ii) trademarks, service marks, domain names, trade dress, logos, and other source identifiers, including registrations and applications for registration thereof; (iii) copyrights, including registrations and applications for registration thereof; (iv) trade secrets; (v) moral rights; and (vi) any other industrial or proprietary rights similar to the foregoing.
Major Subcontracts. “Major Subcontracts” means (i) all Subcontracts with compensation exceeding [*]; (ii) those Subcontracts that include the performance of any of the following Services: (a) installation or maintenance of high voltage electrical systems; fire and life safety systems; critical process control systems including without limitation building automation systems and critical equipment monitoring
Confidential
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

systems; utility systems; bulk and specialty gas storage, monitoring, and delivery systems; high purity systems; energy management of /ventilation/air conditioning systems and refrigeration; (b) security guard services; (c) maintenance planning and administration; (d) capital projects; (f) engineering; (g) laundry; (h) pest control; (i) utilities; (j) specialty maintenance research; or (k) instrument calibration; and (iii) any other Subcontracts or types of Subcontracts that Company may in the future designate as “Major Subcontracts.”
Major Supply Contracts. “Major Supply Contracts” means (i) all Supply Contracts with compensation exceeding [*]; (ii) Supply Contracts materially related to the Major Subcontracts and (iii) any other Supply Contracts or types of Supply Contracts that Company may in the future designate as “Major Supply Contracts.”
Managed Contracts. “Managed Contracts” means any third party agreements to which Company or an Affiliate of Company is a party and for which Provider assumes management responsibility in connection with the Services, including any agreements identified as “Managed Contracts” in Exhibit A (Description of Services) or an applicable Order. “Managed Contracts” shall not include the Assigned Contracts.
Material Change. “Material Change” means any Change Request or series of Change Requests that involves a change in the scope of Services in excess of US$200,000.00 in any calendar year.
Order Effective Date. “Order Effective Date” means the date set forth in an Order for commencement of Services under such Order.
Personnel. “Personnel” of a Party means such Party’s directors, officers, employees, Subcontractors, Third Party Suppliers, consultants, representatives and agents, excluding the other Party, who contribute or who are dedicated to the performance of such Party’s obligations under this Agreement.
Provider Competitor. “Provider Competitor” means any of the following entities and their respective Affiliates [*]
Provider Intellectual Property Rights. “Provider Intellectual Property Rights” means any and all software and other Intellectual Property rights either (i) owned by or licensed to Provider and incorporated in or required to operate or utilize any Work Product which intellectual property is pre-existing on the Effective Date or the Order Effective Date governing the development of such Work Product or (ii) developed by Provider after the Effective Date or the Order Effective Date provided that the development of such Provider Intellectual Property Rights was not part of the Work Product performed pursuant to any Services to be performed under this Agreement or any Order issued pursuant to this Agreement.
Reimbursable Costs. “Reimbursable Costs” means those actual and necessary costs (excluding Non-Reimbursable Costs), all without any mark-up that (i) Company agrees to pay Provider in accordance with the terms of this Agreement, and (ii) Provider reasonably and properly incurs in performing its obligations hereunder.
SAS 70 Gap Period. “SAS 70 Gap Period” means the period of time between the issuance of a SAS 70 Type II Report by the service auditor and the date of the assessment by Company of the adequacy of Company’s controls pursuant to the Compliance Objectives.
SAS 70 Type II Report. “SAS 70 Type II Report” means a written opinion of a service auditor, issued in accordance with and subject to the requirements of SAS 70, covering the Services, and addressing (i) whether Provider’s description of its controls presents fairly, in all material respects, the relevant aspects of Provider’s controls that had been placed in operation as of a specified date, (ii) whether such controls were suitably designed to achieve the Control Objectives, and (iii) whether the controls that were tested were operating with sufficient effectiveness to provide reasonable, but not absolute, assurance that the Control Objectives were achieved during the period specified; together with the service auditor’s
Confidential
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

(a) description of the Control Objectives, (b) report on the operating effectiveness of the controls, and (c) description of the tests of the operating effectiveness of the controls that may be relevant to specified assertions in Company’s financial statements, and the results of those tests. The SAS 70 Type II Report will contain any additional information that may be required under SAS 70 and will contain a paragraph stating that the SAS 70 Type II Report is intended to be used by customers of Provider and such customers’ independent auditors.
Service Categories. “Services Categories” shall mean those specific kinds or types of Services to be performed by Provider or by its Subcontractors. The initial Services Categories are identified in Exhibit A (Description of Services). The parties may add Services Categories by mutual written agreement.
Service Disruption. “Service Disruption” means the occurrence of (i) a disruption of any of the Services caused by a Force Majeure Event, or (ii) any other material disruption of the Services.
Service Levels. “Service Levels” for a Service means the service metrics and key performance indicators for such Service set forth in Exhibit C (Key Performance Indicators/Service Level Agreements) or the Order governing the performance of such Service, including the SLA Targets and KPI Targets.
Standard of Care. “Standard of Care” means (i) meeting the professional standards of diligence, care, timeliness, trust, dependability, safety, efficiency, economy and skill exercised by members of Provider’s profession in the United States with expertise in providing comparable first class services substantially similar in size, scope, cost and complexity to those to be provided hereunder, (ii) exercising such professional standards by appropriate action or inaction during the Term and any Termination Assistance Period, and (iii) complying with all Applicable Laws.
Stranded Costs. “Stranded Costs” means [*].
Supplier. “Supplier” means a third party who has entered into a Supply Contract.
Supply Contracts. “Supply Contracts” means third party trade and supply agreements that are required in the prudent conduct of the reasonable and ordinary performance of the applicable Services.
Third Party Intellectual Property. “Third Party Intellectual Property” means Intellectual Property licensed by Provider from third parties and used to provide the Services or incorporated in any Work Product.
Transitioned Contractors. “Transitioned Contractors” means Affected Contractors whose contractor agreements are either terminated or assigned pursuant to Section 12.23(ii).
Transitioned Employees. “Transitioned Employees” means Affected Employees who either accept an offer of employment with Provider or whose employment is transitioned to Provider pursuant to relevant ARD Laws (or the equivalent in countries outside of the EU) and become employed by Provider effective as of the start of business on the Effective Date or such other date as to which the Parties mutually agree.
Transitioned Personnel. “Transitioned Personnel” means, collectively, Transitioned Employees and Transitioned Contractors.
Work Product. “Work Product” means any and all work product, Deliverables, reports, data, developments, inventions, ideas and discoveries, technology, including patentable and unpatentable inventions, test results, testing methods, materials, and Intellectual Property developed, discovered, improved, authored, derived, invented or acquired by, for, or on behalf of Company in connection with or while performing Services, including improvements, variations, modifications, or derivative works to Intellectual Property. Innovations, practices, procedures, inventions, ideas, discoveries and technology developed by Provider only in connection with the Services or for Company’s account shall be exclusive Work Product of Company. Innovations, practices, procedures, inventions, ideas, discoveries and
Confidential
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

technology developed by Provider generally in connection with the Services and services provided to other customers of Provider shall not be exclusive Work Product of Company. With respect to Provider Intellectual Property Rights, Work Product shall only include the licenses and rights provided for in this Agreement, and Company shall not be conveyed full ownership of such Provider Intellectual Property Rights.
33.2 Other Defined Terms.

“Account Executive”	Section 12.1
“Aggregate KPI Score”	Exhibit C
“Aggregate SLA Score”	Exhibit C
“Allocated MFAR Portion”	Exhibit C
“Annual Budgets”	Exhibit D
“Approved Equipment Lease Termination Fee”	Section 13.3
“Approved Subcontract Termination Fee”	Section 13.1
“Approved Supply Contract Termination Fee”	Section 13.3
“ARD Affected Employees”	Section 12.23(iv)
“Base Management Fee”	Exhibit D
“BC Plan”	Section 8.1
“Benchmark Category”	Section 10.1
“Burden Rates”	Exhibit D
“C.F.R.”	Section 25.4
“Change”	Section 5.1
“Change Request”	Section 5.1
“Chemical Release”	Exhibit L
“CIS”	Section 24.6
“CMMS”	Exhibit A
“Code”	Section 11.9
“Company”	Preamble
“Company Assets”	Section 24.16
“Company Contractor Agreements”	Section 12.23(ii)
Confidential

“Company Emergency Change”	Section 5.10
“Company Indemnified Parties”	Section 29.1
“Company Provided Equipment”	Section 31.1
“Company Substance Condition”	Section 23.3 (iii)
“Control Objectives”	Section 15.9
“Controllable Costs”	Exhibit D
“Cost Baseline”	Exhibit D
[*]	Exhibit D
[*]	Exhibit D
“Critical Affected Personnel”	Section 12.23(iii)
“Direct Provider Labor”	Exhibit D
“Direct Provider Labor Allocation”	Exhibit D
“Disqualifying Event”	Exhibit C
“Due Diligence Information”	Section 26.2(xv)
“Effective Date”	Preamble
“Emergency”	Exhibit D
“Emergency Change”	Section 5.10
“FDA”	Section 25.1
“Fiscal Quarter”	Exhibit D
“Fiscal Year”	Exhibit D
“Fiscal Year Prior to the Measurement Year”	Exhibit D
“For Cause”	Section 12.12
“Force Majeure Event”	Section 28.2
“GAAP”	Section 15.2
“HIPAA”	Section 25.7
“Incentive Compensation”	Exhibit D
Confidential
Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been submitted to the Securities and Exchange Commission.

“Incidental Expenses”	Exhibit D
“Initial Term”	Section 17.1
“Key Performance Indicators” or “KPIs”	Exhibit C
“Key Provider Personnel”	Section 12.11
“Key Transferred Employee”	Section 12.23(iii)
“KPI Default”	Exhibit C
“KPI Failure”	Exhibit C
“KPI Multiplier”	Exhibit C
“KPI Out-Performance Bonus”	Exhibit D
“KPI Score”	Exhibit C
“KPI Scorecard”	Exhibit C
“KPI Table”	Exhibit C
“KPI Target”	Exhibit C
“Labor Disputes”	Section 13.14
“Losses”	Section 29.1
“Managed Costs”	Exhibit D
“Managed Facility”	Exhibit D
“Management Fee”	Exhibit D
“Management Fee at Risk”	Exhibit D
“Management Fee at Risk Earned”	Exhibit C
“Measurement Period”	Exhibit C
“Measurement Year”	Exhibit D
“MFAR Amount at Risk”	Exhibit C
“MFAR Amount Earned”	Exhibit C
“Minimum Savings”	Exhibit D
“MSDS”	Exhibit L
Confidential

“New Services”	Section 2.3
“Non-Controllable Costs”	Exhibit D
“Non-Reimbursable Costs”	Exhibit D
“Notice of Election”	Section 29.4(i)
“Operating Costs and Expenses”	Exhibit D
“Operational Responsibility Matrix”	Exhibit A
“Operations”	Exhibit A
“Order”	Section 2.3
“Order Effective Date”	Exhibit K
“Outcomes”	Exhibit A
“Party” or “Parties”	Preamble
“Plan”	Exhibit A
“PM”	Exhibit L
“Policies and Procedures Guide”	Section 12.4
“Potential Management Fee”	Exhibit D
“Potential Management Fee Rate”	Exhibit D
“Program Manager”	Section 12.2
“Project Staff”	Section 12.16
“Proposition 65”	Section 23.3 (ii)
“Provider”	Preamble
“Provider Emergency Change”	Section 5.10
“Provider Equipment”	Section 31.2
“Provider Indemnified Parties”	Section 29.2
“Provider Provided Items”	Section 29.1(vi)
“Provider Required Consents”	Section 14.5
“Provider Senior Management”	Exhibit D
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“Provider’s Shared Savings”	Exhibit D
“Provider Substance Release”	Section 23.3(iv)
“Provider T&M Project Labor”	Exhibit D
“Remediation Standard”	Section 23.3(iv)
“Renewal Term”	Section 17.1
“Resolution Period”	Section 30.2
“Savings”	Exhibit D
“Savings Initiative”	Exhibit D
“Savings Performance Manager”	Exhibit D
“Schedule”	Section 16.2
“Services”	Section 2.1
“Services Costs”	Section 19.1
“Service Level Agreements” or “SLAs”	Exhibit C
“Shared Savings”	Exhibit D
“Shared Savings Multiplier”	Exhibit D
“Shared Savings Threshold”	Exhibit D
“Small Project Services”	Exhibit A
“SLA Failure”	Exhibit C
“SLA Scorecard”	Exhibit C
“SLA Target”	Exhibit C
“Staffing Action Plan”	Section 12.14
“Staffing Notice”	Section 12.14
“Step-In”	Section 7.1
“Subcontract”	Section 13.1
“Subcontractor”	Section 13.1
“Taxes”	Exhibit Q
Confidential

“Technology Solutions”	Exhibit A
“Term”	Section 17.1
“Termination Assistance Period”	Section 18.1
“Termination Assistance Services”	Section 18.1
“Third Party Supplier” or “Third Party Suppliers”	Section 12.20
“Three-Year Budget”	Exhibit D
“Toxic Substances”	Exhibit L
“Transferred Employees”	Section 12.8
“Transition”	Section 6.1
“Transition Costs”	Exhibit D
“Transition Deliverables”	Section 6.1(iii)
“Transition Manager”	Section 6.5
“Transition Milestone”	Section 6.1
“Transition Plan”	Section 6.1
“Weighted Average Aggregate Annual KPI Score”	Exhibit D
“Weighted KPI Period”	Exhibit D
IN WITNESS WHEREOF, this Agreement has been executed by the Parties.

AMGEN INC.		JONES LANG LASALLE AMERICAS, INC.

Signature:	/s/ Fabrizio Bonanni	Signature:	/s/ Brian P. Hake

By:	Fabrizio Bonanni	By:	Brian P. Hake
Title:	Executive Vice President, Operations	Title:	Executive Vice President/ Chief Administrative Officer

Signature:	/s/ Farryn Melton

By:	Farryn Melton
Title:	Vice President, Global Strategic Sourcing and Chief Procurement Officer
Confidential

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.
AMENDMENT NUMBER 1
TO THE INTEGRATED FACILITIES MANAGEMENT SERVICES AGREEMENT
BETWEEN JONES LANG LASALLE AMERICAS, INC. AND AMGEN INC.
This Amendment Number 1 (“Amendment”) is entered into effective as of March 31, 2010 by and between Jones Lang LaSalle Americas, Inc. (“Provider”) and Amgen Inc. (“Company”).
RECITALS
A. Company and Provider entered into that certain agreement titled Integrated Facilities Management Services Agreement effective as of February 4, 2009 and identified by contract number CSV-09-51444 pursuant to which Provider is to be performing integrated facilities services with respect to facilities operations and maintenance and general services (“Agreement”).
B. Company and Provider desire, and are willing, to amend the Agreement to modify certain exhibits and attachments as set forth herein.
NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions contained or referenced herein, the parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:
1. DEFINITIONS
     1.1 Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment and the defined terms of the Agreement, the definitions set forth in this Amendment shall control.
2. AMENDMENTS TO THE AGREEMENT
     2.1 Attachment A.4 (Operational Responsibility Matrix) of Exhibit A (Description of Service). Attachment A.4 (Operational Responsibility Matrix) of Exhibit A (Description of Service) is hereby amended and replaced in its entirety with the Exhibit A, Attachment A.4 attached hereto.
     2.2 Schedule 10 (Assigned and Managed Contracts; Company Contractor Agreements) of Exhibit A (Description of Services). Schedule 10 (Assigned and Managed Contracts; Company Contractor Agreements) of Exhibit A (Description of Services) is hereby amended and replaced in its entirety with Exhibit A, Schedule 10 attached hereto.
     2.3 Exhibit B (Acknowledgement of Orientation Materials). Exhibit B (Acknowledgement of Orientation Materials) is hereby amended and removed in its entirety.
     2.4 Attachment D.1 (Cost Baseline) of Exhibit D (Pricing). Attachment D.1 (Cost Baseline) of Exhibit D (Pricing) is hereby amended to reflect that the Measurement Year 1 Cost Baseline as of May 1st, 2010 is $ [*] as agreed upon by both parties.

1

     2.5 Exhibit E — Governance. Exhibit E — Governance is hereby amended and replaced in its entirety with Exhibit E attached hereto.
     2.6 Attachment 2 (Decision Rights “RACI” Matrix) of Exhibit E (Governance). Attachment 2 (Decision Rights “RACI” Matrix) of Exhibit E (Governance) is hereby amended and replaced in its entirety with Exhibit E, Attachment 2 attached hereto.
     2.7 Attachment 2 (Provider Diversity Plan) of Exhibit J (Company Standard Policies). Attachment 2 (Provider Diversity Plan) of Exhibit J (Company Standard Policies) is hereby amended by adding the following sub-Section (iii) to Section 5: “Cooperate in supplier outreach events with Company, as may be necessary, to identify and learn the capabilities of small and diverse suppliers.”
     2.8 Exhibit M — Contingent Worker Background Check Information. Exhibit M — Contingent Worker Background Check Information. Exhibit M of the Agreement is hereby amended and replaced in its entirety with Exhibit M attached hereto.
     2.9 Attachment 1 (Leadership Survey) of Exhibit N — Customer Satisfaction. Attachment 1 (Leadership Survey) of Exhibit N — Customer Satisfaction is hereby amended and replaced in its entirety with Exhibit N, Attachment 1 attached hereto.
     2.10 Attachment 2 (End User Customer Satisfaction Survey) of Exhibit N — Customer Satisfaction. Attachment 2 (End User Customer Satisfaction Survey) of Exhibit N — Customer Satisfaction is hereby amended and replaced in its entirety with Exhibit N, Attachment 2 attached hereto.
3. CONCLUSION
Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.
IN WITNESS THEREOF, the authorized representatives of the parties have executed this Amendment to the Agreement as of the date first set forth above.

Jones Lang LaSalle Americas, Inc.			Amgen Inc.

By:	/s/ Tracy L. Popish		By:	/s/ Leah Fein

	Name:	Tracy L. Popish		Name:	Leah Fein
	Title:	Senior Vice President		Title:	Senior Manager GSS Ops.

2

Note: Redacted portions have been marked with [*]. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.
AMENDMENT NUMBER 2
TO THE INTEGRATED FACILITIES MANAGEMENT SERVICES AGREEMENT
BETWEEN JONES LANG LASALLE AMERICAS, INC. AND AMGEN INC.
This Amendment Number 2 (“Amendment 2”) is entered into as of May 12, 2010 by and between Jones Lang LaSalle Americas, Inc. (“Provider”) and Amgen Inc. (“Company”).
RECITALS
A. Company and Provider entered into that certain agreement titled Integrated Facilities Management Services Agreement effective as of February 4, 2009 and identified by contract number CSV-09-51444 pursuant to which Provider is to be performing integrated facilities services with respect to facilities operations and maintenance and general services as set forth therein (“Original Agreement”).
B. Thereafter, Company and Provider amended the Original Agreement through that certain Amendment Number 1 entered into as of March 31, 2010 (the Agreement together with this Amendment Number 1 shall be referred to hereinafter as the “Agreement”).
C. Company and Provider desire, and are willing, to amend the Agreement to extend the term and modify certain exhibits and attachments as set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual promises, covenants, conditions and provisions contained or referenced herein, the parties have reviewed and accepted all referenced material and any appendices, exhibits or other attachments hereto and agree to be bound by the terms and conditions set forth in the Agreement as modified herein as follows:
1. DEFINITIONS
     1.1 Capitalized Terms. All capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement. In the event of a conflict between the capitalized terms defined and set forth in this Amendment 2 and the defined terms of the Agreement, the definitions set forth in this Amendment 2 shall control.
2. AMENDMENTS TO THE AGREEMENT
     2.1 Section 17.1 (Term). The first sentence of Section 17.1 of the Agreement shall be deleted in its entirety and replaced with the following: “The term of this Agreement shall commence on the Effective Date and, unless extended or earlier terminated pursuant to the terms of this Agreement, continue to and through December 31, 2014.”
     2.2 Schedule 10 (Assigned and Managed Contracts; Company Contractor Agreements) of Exhibit A (Description of Services). Schedule 10 (Assigned and Managed Contracts; Company Contractor Agreements) of Exhibit A (Description of Services) is hereby amended and replaced in its entirety with Exhibit A, Schedule 10 attached hereto.
     2.3 Exhibit D (Pricing). Sub-section (t) of Section 2 (Definitions) of Exhibit D (Pricing) is hereby amended as set forth in Schedule 2.3 attached hereto.
     2.4 Section 3.10(b), Exhibit D (Pricing). Sub-section (b) of Section 3.10 (Incentive Compensation) of Exhibit D (Pricing) is hereby amended as set forth in Schedule 2.4 attached hereto.

     2.5 Section 3.10(c), Exhibit D (Pricing). Sub-section (c) of Section 3.10 (KPI Out-Performance Bonus) of Exhibit D (Pricing) is hereby amended as set forth in Schedule 2.5 attached hereto.
     2.6 Section 6.1, Exhibit D (Pricing). Sub-section 6.1 (Cost Baseline) of Section 6 (Savings Initiative Requirements and Process) of Exhibit D (Pricing) is amended as set forth in Schedule 2.6 attached hereto.
     2.7 Section 6.3(a), Exhibit D (Pricing). Sub-section (a) of Section 6.3 (Savings Against Cost Baseline) of Exhibit D (Pricing) is amended as set forth in Schedule 2.7 attached hereto.
     2.8 Attachment D.5 (Reimbursable and Non-Reimbursable Costs) of Exhibit D (Pricing). Exhibit D.5 (Reimbursable and Non-Reimbursable Costs) of Exhibit D (Pricing) is hereby amended as set forth in Schedule 2.8 attached hereto.
     2.9 Attachment D.6 (Example Calculations of Management Fees, Provider’s Shared Savings and [*]) of Exhibit D (Pricing). Attachment D.6 (Example Calculations of Management Fees, Provider’s Shared Savings and [*]) of Exhibit D (Pricing) is amended as set forth in Schedule 2.9 attached hereto.
     2.10 Exhibit H (Quality Plan). Exhibit H (Quality Plan) is hereby amended and replaced in its entirety with Exhibit H attached hereto.
     2.11 Attachment 1 (Leadership Survey) of Exhibit N — (Customer Satisfaction). Attachment 1 (Leadership Survey) of Exhibit N — (Customer Satisfaction) is hereby amended and replaced in its entirety with Exhibit N, Attachment 1 attached hereto.
     2.12 Attachment 2 (End User Customer Satisfaction Survey) of Exhibit N — Customer Satisfaction. Attachment 2 (End User Customer Satisfaction Survey) of Exhibit N — (Customer Satisfaction) is hereby amended and replaced in its entirety with Exhibit N, Attachment 2 attached hereto.
3. CONCLUSION
Except as amended and supplemented hereby, all of the terms and conditions of the Agreement shall remain and continue in full force and effect and apply hereto.
IN WITNESS THEREOF, the authorized representatives of the parties have executed this Amendment 2 to the Agreement as of the date first set forth above.

Jones Lang LaSalle Americas, Inc.			Amgen Inc.

By:	/s/ Robert W. Hackett		By:	/s/ Emilio Rivera

	Name:	Robert W. Hackett		Name:	Emilio Rivera
	Title:	Executive Vice President		Title:	VP, Corporate Engineering

			By:	/s/ Farryn Melton

				Name:	Farryn Melton
				Title:	VP, Chief Procurement Officer

Amgen Inc.
One Amgen Center Drive
Thousand Oaks, CA 91320-1799
805.447.1000
www.Amgen.com
July 19, 2011
Jones Lang LaSalle Americas, Inc.
Robert Hackett
200 East Randolph Drive
Chicago, IL 60601
Subject:	Date of Amendment Number 2 — Integrated Facilities Management Services Agreement between Jones Lang LaSalle Americas, Inc. (“JLL”) and Amgen Inc. (as amended, the “Agreement”)
Dear Mr. Hackett:
On or about May 12, 2011, Amgen Inc. (“Amgen”) and Jones Lang LaSalle Americas, Inc. (“JLL”) entered into that certain Amendment Number 2 to the Integrated Facilities Management Services Agreement between Jones Lang LaSalle Americas, Inc. and Amgen Inc. (“Amendment 2”). As discussed by Dionne Jimenez of Amgen and Tracy Popish of JLL, the opening sentence to Amendment 2 incorrectly stated that Amendment 2 is entered into as of “May 12, 2010” (emphasis added) and agreed that the year stated in that sentence should read “2011”.
This letter, once signed by JLL, sets forth the agreement of Amgen and JLL to amend and does hereby amend the opening sentence to Amendment 2 by replacing such sentence with the following: “This Amendment Number 2 (“Amendment 2”) is entered into as of May 12, 2011 by and between Jones Lang LaSalle Americas, Inc. (“Provider”) and Amgen Inc. (“Company”).” Except as expressly amended herein, all of the terms and conditions of Amendment 2 shall remain and continue in full force and effect and all of the terms of the Agreement shall apply hereto.
To memorialize the above, please have an authorized representative of JLL sign in the space provided below and send a scanned copy of such to #####@#####.com and return one original signed copy of this letter to #### #### at Amgen Inc., One Amgen Center Drive, Mail Stop ##-#-#, Thousand Oaks, CA 91320-1799.
Thank you in advance for your prompt attention to this matter.

Sincerely,
/s/ Farryn Melton
Farryn Melton
Vice President, Chief Procurement Officer

READ, ACKNOWLEDGED AND AGREED Jones Lang LaSalle Americas, Inc.
/s/ Robert W. Hackett
Printed Name:	Robert W. Hackett
Title:	Executive Vice President
Date:	July 20, 2011